                                                                      Exhibit 25



                                 United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549


                      ------------------------------------
                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      ------------------------------------
              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                    A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                      ------------------------------------
                          THE HUNTINGTON NATIONAL BANK
              (Exact name of trustee as specified in its chatter)

------------------------------                          31-0966785
(Jurisdiction of incorporation              (IRS Employer Identification Number)
 or organization if not
a U.S. national bank)

41 S. High Street                                         43215
Columbus, Ohio                                          (Zip Code)
(Address of principal executive offices)


                Richard A. Cheap, General Counsel and Secretary
                          The Huntington National Bank
                           41 S. High Street - HC3412
                              Columbus, Ohio 43215
                              Tel: (614) 480-4647
           (Name, address and telephone number of agent for service)

                      ------------------------------------
                         AMERICAN GREETINGS CORPORATION
               (Exact name of obligor as specified in its charter)

             Ohio                                        34-0065325
(State or other jurisdiction of             (IRS Employer Identification Number)
incorporation or organization)

One American Road                                          44114
Cleveland, Ohio                                          (Zip Code)
(Address of principal executive offices)

                      ------------------------------------
    AMERICAN GREETINGS CORPORATION 11.75% SENIOR SUBORDINATED NOTES DUE 2008
                                Debt Securities
                      (Title of the indenture securities)
                      ------------------------------------

                                    GENERAL

Pursuant to General Instruction B of the Form T-1, the applicant is providing responses to only Items 1, 2, and 16 of the Form T-1 since the obligor is not in default.

Item 1.   General Information

          Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.


Office of the Comptroller of the Currency       Federal Deposit Insurance Corporation
Central District                                Chicago Region
One Financial Plaza                             30 South Wacker Drive
440 South LaSalle, Suite 2700                   Chicago, Illinois 60505
Chicago, Illinois 60605

Board of Governors of the Federal Reserve System
Washington, D.C. 20551

Federal Reserve Bank of Cleveland - District No.4
1455 East Sixth Street
Cleveland, Ohio 44115

(b)  Whether it is authorized to exercise corporate trust powers.
Yes.

Item 2.   Affiliations with the obligor

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.

16.  List of Exhibits

     List below all exhibits filed as a part of this Statement of Eligibility.

1.   A copy of the Articles of Association of the Trustee as now in effect.

2.   A copy of the Certificate of Authority of the Trustee to Commence Business.

3. A copy of the authorization of the Trustee to exercise corporate trust powers.

4.   A copy of the existing By Laws of the Trustee.

5.   Not applicable.

6.   The consent of the Trustee required by Section 321(b) of the Act.

7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

8.   Not applicable.

9.   Not applicable.


                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Huntington National Bank, a national association organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Columbus and State of Ohio on the 15th day of October, 2001.

                                        THE HUNTINGTON NATIONAL BANK
                                                (Trustee)


                                        By: /s/ F. G. Lamb
                                           ------------------------------------
                                           F. G. Lamb, Vice President
                                                 (Name and Title)

                                                             ITEM 16 - Exhibit 1


                                Charter No. 7745


                  AMENDED AND RESTATED ARTICLES OF ASSOCIATION
                                       OF
                         THE HUNTINGTON NATIONAL BANK
                           (Adopted October 15, 2001)


     FIRST. The title of this Association shall be The Huntington National Bank.

     SECOND. The main office of the Association shall be in the City of Columbus, County of Franklin, State of Ohio. The general business of the Association shall be conducted at its main office and its branches.

     THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five shareholders, the exact number of directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors then in office or by resolution of the shareholders at any annual or special meeting thereof Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors for any reason, including an increase in the number thereof, may be filled by an action of a majority of the Board of Directors then in office. Each director, during the term of his directorship, shall own shares of this Association, or of another corporation whose shares are acceptable under law as director's qualifying shares, the aggregate par value of which is at least $1,000.

     FOURTH. The annual meeting of the shareholders for the election of directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office or such other place as the Board of Directors may designate on the date of each year specified therefor in the Bylaws, but if no election is held on that day, it may be held according to such lawful regulations as may be prescribed by the Board of Directors.

     FIFTH.

     5.1 AUTHORIZED SHARES. The authorized amount of capital stock of this Association shall be:

          (i) 4,000,000 shares of common stock, of the par value of $10.00 per share;
          (ii) 500,000 shares of Class B preferred stock; of the par value of $1,000 per share;
          (iii) 2,000,000 shares of Class C preferred stock, of the par value of $25.00 per share; and
          (iv) 14,000,000 shares of Class D preferred stock, of the par value of $25.00 par value per share;

but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States. The rights and preferences of the Class B, Class C, and Class D preferred stock shall be as set forth in Sections 5.4 through 5.6 hereof.

     5.2 NO PREEMPTIVE RIGHTS. No holder of shares of the capital stock of any class of this Association shall have any preemptive or preferential right of subscription to any shares of any class of stock of this Association, whether now or hereafter authorized, or to any obligations convertible into stock of this Association issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors may from time to time fix.

     5.3 AUTHORITY TO ISSUE DEBT OBLIGATIONS. This Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

     5.4 CLASS B PREFERRED STOCK.

     5.4.1 Definitions. As used herein in reference to the Class B preferred stock:

           (a) "Accrued Dividends" means an amount equal to dividends on the Class B preferred stock at the rate specified in Section 5.4.2(a) hereof, if, as, and when declared by the Board of Directors of the Association, computed from the date on which such dividends began to accrue on such shares to the date to which dividends are stated to accrue, less the aggregate amount of dividends previously paid thereon.

           (b) "Designated LIBOR Page" means the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for U.S. dollars.

           (c) "LIBOR" means the rate for three-month deposits in U.S.
dollars that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on a particular date. If no such rate appears, LIBOR with respect to such date will be determined as follows: (i) the Bank will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Bank, to provide the Bank with its offered quotation for three-month deposits in U.S. dollars to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such date, and in a principal amount of not less than U.S. $1,000,000, that is representative of a single transaction in such market at such time; (ii) if at least two such quotations are provided, LIBOR with respect to such date will be the arithmetic mean of such quotations; (iii) if fewer than two quotations are provided, LIBOR with respect to such date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such date, by three major banks in New York City selected by the Bank for three-month loans in U.S. dollars to leading European banks, and in a principal amount of not less than U.S. $1,000,000, that is representative of a single transaction in U.S. dollars in such market at such time; provided, however, that if the banks so selected by the Bank are not quoting as mentioned in this sentence, LIBOR for such date will be the same as LIBOR for the immediately preceding Dividend Payment Period.

           (d) "London Banking Day" means a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     5.4.2 Dividends.

           (a) The dividend rate for the Class B preferred stock shall be a variable rate, to be determined quarterly for each calendar quarter during which any Class B preferred stock are outstanding, equal to LIBOR, determined as of the first day of each such quarter or, if the first day of such quarter is not a London Banking Day, then on the first London Banking Day of such quarter.

           (b) The Board of Directors may declare dividends on the Class B preferred stock quarterly, and may set apart funds for the payment of such dividends at the time of such declaration. Any such dividends, when, as, and if declared by the Board of Directors, shall be payable annually on such date as may be fixed by the Board of Directors to holders of such shares of record on the record date fixed for such purpose by the Board of Directors in advance of the payment of such dividend. Any dividends on the Class B preferred stock shall be payable only out of funds legally available for the payment thereof

           (c) Dividends on the Class B preferred stock shall not be cumulative; however, so long as any Class B preferred stock remain outstanding, no dividend, except a dividend payable in common shares, shall be declared or paid upon, nor shall any distribution be made or ordered except as aforesaid, in respect of the common shares, nor shall any moneys be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of shares of common stock, in a particular calendar year, unless the full dividend on all outstanding Class B preferred stock for all calendar quarters within such year that have ended prior to the taking of any such action with respect to the common stock shall have been paid or declared and set apart for payment.

     5.4.3 Liquidation Preference. The amount payable on the outstanding shares of Class B preferred stock in the event of any voluntary or involuntary liquidation, dissolution, or winding-up of affairs of the Association shall be $1,000 per share, plus the amount of any Accrued Dividends to the date fixed for payment of distributable amounts on such shares. Upon any such liquidation, dissolution, or winding-up of the Association, the holders of Class B preferred stock shall be entitled, before any distribution shall be made to the holders of shares of common stock, to be paid the full preferential amount of $1,000 per share, but the holders of Class B preferred stock shall not be entitled to any further payment with respect to such shares.

     5.4.4 Voting Rights. The Class B preferred stock shall be non-voting, except as otherwise required by law.

     5.4.5 Redemption.

           (a) The Class B preferred stock shall be redeemable by the Association at any time at $1,000 per share, plus the full dividend on all outstanding Class B preferred stock for the then current dividend period to the redemption date on shares redeemed (the "Redemption

Price") with funds legally available for such purpose. The Association, at the option of the Board of Directors, may at any time redeem the whole, or from time to time may redeem any part, of the Class B preferred stock at such time or times by paying the Redemption Price, in cash, to the holders thereof, provided, however, that less than all of the Class B preferred stock may be redeemed only after or concurrently with making payment of, or declaring or setting apart for payment, the full dividend on all outstanding Class B preferred stock for the then current dividend period. If less than all of the outstanding Class B preferred stock are to be called for redemption, the shares to be redeemed shall be selected either by lot or pro rata, at the option of the Board of Directors, and in such manner as may be prescribed by resolution of the Board of Directors.

           (b) Not more than 60 days and not less than 10 days prior to the date established for such redemption (the "Redemption Date"), notice of the proposed redemption shall be mailed to the holders of record of the Class B preferred stock to be redeemed, such notice to be addressed to each such shareholder at his last known address shown on the records of the Association, and the time of mailing such notice shall be deemed to be the time of the giving thereof. On or after the Redemption Date, each holder of Class B preferred stock called for redemption shall surrender his certificate(s) for such shares to the Association at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. In case less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been given as aforesaid, and if on or before the Redemption Date the funds necessary for the redemption shall have been set aside so as to be and continue available therefor, then, notwithstanding that the certificates representing any Class B preferred stock so called for redemption shall not have been surrendered, the dividends thereon shall cease to accrue after the Redemption Date and all rights with respect to the shares so called for redemption shall forthwith after such Redemption Date cease, except only the right of the holders to receive the Redemption Price, without interest. If such notice of redemption of all or any part of the Class B preferred stock shall have been mailed as aforesaid and the Association shall thereafter deposit money for the payment of the Redemption Price pursuant thereto with any bank or trust company (hereinafter referred to as the "depository"), including any affiliate of the Association, selected by the Board of Directors for that purpose, to be applied to such redemption, then from and after the making of such deposit, such shares shall not be deemed to be outstanding for any purpose, and the rights of the holders thereof shall be limited to the rights to receive payment of the Redemption Price, without interest but including Accrued Dividends to the Redemption Date, from the depository upon endorsement, if required, and surrender of the certificates therefor. The Association shall be entitled to receive, from time to time, from the depository, the interest, if any, allowed on such moneys deposited with it, and the holders of any shares so redeemed shall have no claim to any such interest. Any moneys so deposited and remaining unclaimed at the end of three years from the Redemption Date shall, if thereafter requested by resolution of the Board of Directors, be repaid to the Association, and in the event of such repayment to the Association, such holders of record of the shares so called for redemption as shall not have made claim against such moneys prior to such repayment to the Association shall be deemed to be unsecured creditors of the Association for an amount equivalent to the amount deposited as above stated for the redemption of such shares and so repaid to the Association, but shall in no event be entitled to any interest.

           (c) Subject to the provisions hereof, the Board of Directors shall have authority to prescribe from time to time the manner in which Class B preferred stock shall be redeemed. All Class B preferred stock redeemed at the option of the Association shall be permanently retired in the manner provided by law.

           (d) Nothing herein contained shall limit any legal right of the Association to purchase any shares of the Class B preferred stock; provided, however, that, except in accordance with an offer made to all holders of Class B preferred stock, the Association shall not purchase or otherwise acquire for a consideration, or permit any affiliate to purchase or otherwise acquire for a consideration, any Class B preferred stock unless the full dividend on all outstanding Class B preferred stock for the then current dividend period shall have been paid or declared and set apart for payment.

       5.5 CLASS C PREFERRED STOCK.

       5.5.1 Definitions. As used herein in reference to the Class C preferred stock, all terms defined in Section 5.4.1 hereof shall have the meanings specified in such Section 5.4.1, substituting "Class C preferred stock" for "Class B preferred stock" and changing all Section references as appropriate, and the following terms shall be defined as follows:

              (a) "Business Day" means any day other than a Saturday, Sunday. or a bank holiday.

              (b) "Dividend Payment Date" means March 31, June 30, September 30, and December 31 of each year, with respect to dividends payable for the Dividend Periods ending on such dates, provided that, if any March 31, June 30, or September 30 is not a Business Day, then the Dividend Payment Date for the Dividend Payment Period ending on such date shall be the next Business Day following such date, and if any December 31 is not a Business Day, then the Dividend Payment Date for the Dividend Payment Period ending on such date shall be the Business Day next preceding December 31.

              (c) "Dividend Period" (other than the Initial Dividend Period) means the quarterly period commencing on and including the first day, and ending on and including the last day, of each calendar quarter.

              (d) "Initial Dividend Period" means the first Dividend Period following the issuance of any Class C Shares, which shall commence on and include the first day upon which a share of Class C preferred stock shall be issued and shall end on and include the last day of the calendar quarter in which such issuance occurs.

              (e) "Junior Stock" means the common stock, the Class B preferred stock, and any and all other classes and series of equity securities of the Association now or hereafter authorized, issued, or outstanding, except Parity Stock and Senior Stock, if any.

           (f) "Liquidation Value" means $25.00 per share, plus the amount of any Accrued Dividends to the date fixed for payment of distributable amounts on such shares, without interest.

           (g) "OCC" means the Office of the Comptroller of the Currency.

           (h) "Optional Redemption Date" means December 31, 2021.

           (i) "Parity Stock" means the Class D preferred stock.

           (j) "Record Date" means the record dates, not more than 45 calendar days nor less than 10 calendar days preceding a Dividend Payment Date therefor, as determined by the Board of Directors.

           (k) "Senior Stock" means any and all classes or series of equity securities of the Association expressly designated as ranking senior to the Class C preferred stock as to dividend rights or rights upon the liquidation of the Association.

       5.5.2  Dividends.

              (a) Payment of Dividends. Holders of Class C preferred stock shall be entitled to receive, if, as, and when authorized and declared by the Board of Directors, out of assets of the Association legally available therefor, noncumulative cash dividends at an annual rate of 7-7/8% of the Liquidation Value, and no more. Such noncumulative cash dividends shall be payable, if and when authorized and declared, quarterly in arrears on a Dividend Payment Date. Each authorized and declared dividend shall be payable to holders of record of the Class C preferred stock as they appear on the stock books of the Association at the close of business on a Record Date; provided, however, that if a redemption date for the Class C preferred stock occurs after a dividend is authorized and declared but before it is paid, such dividend shall be paid as part of the redemption price to the person to whom the redemption price is paid.

              (b) Proration of Dividends. The amount of dividends payable for the Initial Dividend Period and for any other Dividend Period which, as to a share of Class C preferred stock (determined by reference to the issuance date and the redemption or retirement date thereof), is greater or less than a full Dividend Period shall be computed on the basis of the number of days elapsed in the period using a 360-day year composed of twelve 30-day months.

              (c) No Interest. Holders of Class C preferred stock shall not be entitled to any interest, or any sum of money in lieu of interest, in respect of any dividend payment or payments on the Class C preferred stock authorized and declared by the Board of Directors which may be unpaid. Any dividend payment made on the Class C preferred stock shall first be credited against the earliest authorized and declared but unpaid cash dividend with respect to the Class C preferred stock.

              (d) Dividends not Cumulative. The right of holders of Class C preferred stock to receive dividends is noncumulative. Accordingly, if the Board of Directors does not authorize or declare a dividend payable in respect of any Dividend Period, holders of Class C preferred stock shall have no right to receive a dividend in respect of such Dividend Period, and the Association shall have no obligation to pay a dividend in respect of such Dividend Period, whether or not dividends are authorized and declared and payable in respect of any future Dividend Period.

              (e) Priority as to Dividends. No full dividends or other distributions shall be authorized, declared, or paid or set apart for payment on any Parity Stock or Junior Stock (other than in common shares or other Junior Stock) for any Dividend Period unless full dividends have been or contemporaneously are authorized, declared, and paid, or authorized and declared and a sum sufficient for the payment thereof set apart for such payment, on the Class C preferred stock for such Dividend Period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) for any Dividend Period on the Class C preferred stock and any Parity Stock, dividends authorized and declared on the Class C preferred stock and Parity Stock shall only be authorized and declared pro rata based upon the respective amounts that would have been paid on the Class C preferred stock and such Parity Stock had dividends been authorized and declared in full. In addition to the foregoing restriction, the Association shall not authorize, declare, pay, or set apart funds for any dividends or other distributions (other than in common shares or other Junior Stock) with respect to any common shares or other Junior Stock of the Association or repurchase, redeem, or otherwise acquire, or set apart funds for repurchase, redemption, or other acquisition of, any common shares or other Junior Stock through a sinking fund or otherwise, unless and until (i) the Association shall have authorized, declared, and paid full dividends on the Class C preferred stock for the four most recent preceding Dividend Periods (or such lesser number of Dividend Periods during which Class C preferred stock have been outstanding) or sufficient funds have been paid over to the dividend disbursing agent of the Association for payment of such dividends, and (ii) the Association has authorized and declared a full dividend on the Class C preferred stock for the then-current Dividend Period, and sufficient funds have been paid over to the dividend disbursing agent for the Association for the payment of such dividend for such then-current Dividend Period.

              (f) Priority of Senior Stock. No dividend shall be paid or set aside for holders of Class C preferred stock for any Dividend Period unless full dividends have been paid or set aside for the holders of Senior Stock, if any, as to dividends for such Dividend Period.

              (g) Distributions on Liquidation. Any reference to "dividends" or "distributions" in this Section 5.5.2 shall not be deemed to include any distribution made in connection with any voluntary or involuntary dissolution, liquidation, or winding up of the Association.

         5.5.3 Liquidation Preference. The amount payable on the outstanding Class C preferred stock in the event of any voluntary or involuntary liquidation, dissolution, or winding-up of affairs of the Association, out of the assets of the Association legally available for distribution to shareholders under applicable law, or the proceeds thereof, shall be equal to the Liquidation Value. Upon any such liquidation, dissolution, or winding-up of the Association, the holders of Class C preferred stock shall be entitled, before any distribution shall be made to the holders of common shares or any other Junior Stock, to be paid the full amount of the

Liquidation Value, but the holders of Class C preferred stock shall not be entitled to any further payment with respect to such shares. If the amounts available for distribution in respect of the Class C preferred stock and any outstanding Parity Stock upon any such voluntary or involuntary liquidation, dissolution, or winding up are not sufficient to satisfy the full liquidation rights of all of the outstanding Class C preferred stock and such Parity Stock, then the holders of such outstanding shares shall share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. All distributions made in respect of Class C preferred stock in connection with such a liquidation, dissolution, or winding up of the Association shall be made pro rata to the holders entitled thereto. Neither the consolidation, merger, or other business combination of the Association with or into any other person, nor the sale of all or substantially all of the assets of the Association, shall be deemed to be a liquidation, dissolution or winding up of the Association for purposes of this Section 5.5.3.

         5.5.4 Voting Rights. The Class C preferred stock shall be non-voting, except as otherwise required by law.

         5.5.5 Redemption.

              (a) No Mandatory Redemption; Optional Redemption. The Class C preferred stock are not subject to mandatory redemption and, except as hereinafter provided in Section 5.5.5(c) hereof, are not subject to optional redemption by the Association prior to the Optional Redemption Date. On or after the Optional Redemption Date, subject to receipt of prior approval of the OCC, the Class C preferred stock may be redeemed in cash by the Association or any successor or acquiring or resulting entity at its option, in whole or in part, at any time or from time to time, upon notice as provided in Section 5.5.5(d), at the redemption price of $25.00 per share, plus Accrued Dividends to the date fixed for redemption, without interest.

              (b) Procedures on Redemption. If less than all of the outstanding Class C preferred stock are to be redeemed, the Association will select those shares to be redeemed pro rata, by lot or by such other methods as the Board of Directors in its sole discretion determines to be equitable, provided that such method satisfies any applicable requirements of any securities exchange or quotation system on which the Class C preferred stock are then listed or quoted. If redemption is being effected by the Association, on and after the date fixed for redemption. dividends shall cease to accrue on the Class C preferred stock called for redemption. and they shall be deemed to cease to be outstanding, provided that the redemption price (including any authorized and declared but unpaid dividends to the date fixed for redemption, without interest) has been duly paid or provided for. If redemption is being effected by an entity other than the Association, on and as of the date fixed for redemption, such entity shall be deemed to own the Class C preferred stock being redeemed for all purposes of these Articles of Association, provided that the redemption price (including the amount of any Accrued Dividends to the date fixed for redemption, without interest) has been duly paid or provided for.

              (c) Notice of Optional Redemption. Notice of any optional redemption, setting forth (i) the date and place fixed for said redemption, (ii) the redemption price, and (iii) a statement that dividends on the Class C preferred stock (A) to be redeemed by the Association will cease to accrue on such redemption date, or (B) to be redeemed by an entity other than the

Association will thereafter accrue solely for the benefit of such entity, shall be mailed at least 30 days, but not more than 60 days, prior to said date fixed for redemption to each holder of record of Class C preferred stock to be redeemed at his or her address as the same shall appear on the stock ledger of the Association. If less than all of the Class C preferred stock owned by such holder are then to be redeemed, such notice shall specify the number of shares thereof that are to be redeemed and the numbers of the certificates representing such shares. Notice of any redemption shall be given by first class mail, postage prepaid. Neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives such notice.

              (d) Status of Redeemed Shares. If such notice of redemption shall have been so mailed, and if, on or before the date fixed for redemption specified in such notice, all funds necessary for such redemption shall have been set aside by the Association (or other entity as provided in subsection (a) or (c) of this Section 5.5.5 separate and apart from its other funds in trust for the account of the holders of Class C preferred stock to be redeemed (so as to be and continue to be available therefor) or delivered to the redemption agent with irrevocable instructions to effect the redemption in accordance with the relevant notice of redemption, then, on and after said redemption date, notwithstanding that any certificate for Class C preferred stock so called for redemption shall not have been surrendered for cancellation or transfer, the Class C preferred stock (i) so called for redemption by the Association shall be deemed to be no longer outstanding and all rights with respect to such Class C preferred stock so called for redemption shall forthwith cease and terminate, or
(ii) so called for redemption by an entity other than the Association shall be deemed owned for all purposes of these Articles of Association by such entity, except in each case for the right of the holders thereof to receive, out of the funds so set aside in trust, the amount payable on redemption thereof, but without interest, upon surrender (and endorsement or assignment for transfer, if required by the Association or such other entity) of their certificates. Class C preferred stock redeemed pursuant to this Section 5.5.5, or purchased or otherwise acquired for value by the Association shall, after such acquisition, have the status of authorized and unissued preferred stock and may be reissued by the Association at any time as shares of any series of Preferred Stock other than as Class C preferred stock.

              (e) Unclaimed Funds. In the event that holders of Class C preferred stock that shall have been redeemed shall not within two (2) years (or any longer period if required by law) after the redemption date claim any amount deposited in trust with a bank or trust company for the redemption of such shares, such bank or trust company shall, upon demand and if permitted by applicable law, pay over to the Association (or other entity that redeemed the shares) any such unclaimed amount so deposited with it, and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall, subject to applicable escheat laws, look only to the Association (or other entity that redeemed the shares) for payment of the redemption price thereof, but without interest from the date fixed for redemption.

         5.5.6 No Conversion Rights. The holders of Class C preferred stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or any other interest in, the Association.

         5.5.7 No Sinking Fund. No sinking fund shall be established for the retirement or redemption of the Class C preferred stock.

         5.5.8 No Other Rights. The Class C preferred stock shall not have any designations, preferences, or relative, participating, optional, or other special rights, except as set forth in the Articles of Association or as otherwise required by law.

         5.5.9 Compliance with Applicable Law. Declaration by the Board of Directors and payment by the Association of dividends to holders of the Class C preferred stock and repurchase, redemption, or other acquisition by the Association (or another entity as provided in Section 5.5.5 hereof) of Class C preferred stock shall be subject in all respects to any and all restrictions and limitations placed on dividends, redemptions, or other distributions by the Association (or any such other entity) under (i) laws, regulations, and regulatory conditions or limitations applicable to or regarding the Association (or any such other entity) from time to time, and (ii) agreements with federal banking authorities with respect to the Association (or any such other entity) from time to time in effect.

         5.5.10 Authorization and Issuance of Additional Shares. The Class C preferred stock shall be subject to the authorization and issuance of Senior Stock, Parity Stock, and Junior Stock to the extent not expressly prohibited by the Articles of Association.

         5.6 CLASS D PREFERRED STOCK.

         5.6.1 Definitions. As used herein in reference to the Class D preferred stock, all terms defined in Sections 5.4.1 and 5.5.1 hereof shall have the meanings specified in such Sections, substituting "Class D preferred stock" for "Class B preferred stock" and "Class C preferred stock," as appropriate, and changing all Section references as appropriate, except as follows:

              (a) "Optional Redemption Date" means December 31, 2006.

              (b) "Parity Stock" means the Class C preferred stock.

         5.6.2 Dividends.

              (a) Dividend Rate. The annual dividend rate for the Class D preferred stock shall be a variable rate, to be determined quarterly for each calendar quarter during which any Class D preferred stock is outstanding, equal to (i) LIBOR, determined as of the first day of each such quarter or, if the first day of such quarter is not a London Banking Day, then on the first London Banking Day during such quarter, plus (ii) 1.625%.

              (b) Payment of Dividends. Holders of Class D preferred stock shall be entitled to receive, if, as, and when authorized and declared by the Board of Directors, out of assets of the Association legally available therefor, noncumulative cash dividends at an annual dividend rate determined from time to time in accordance with Section 5.6.2(a) hereof on the Liquidation Value, and no more. Such noncumulative cash dividends shall be payable, if and when authorized and declared, quarterly in arrears on a Dividend Payment Date. Each authorized and declared dividend shall be payable to holders of record of the Class D preferred stock as they appear on the stock books of the Association at the close of business on a Record Date; provided, however, that if a redemption date for the Class D preferred stock occurs after a dividend is authorized and declared but before it is paid, such dividend shall be paid as part of the redemption price to the person to whom the redemption price is paid.

              (c) Proration Of Dividends. The amount of dividends payable for the Initial Dividend Period and for any other Dividend Period which, as to a share of Class D preferred stock (determined by reference to the issuance date and the redemption or retirement date thereof), is greater or less than a full Dividend Period shall be computed on the basis of the number of days elapsed in the period using a 360-day year composed of twelve 30-day months.

              (d) No Interest. Holders of Class D preferred stock shall not be entitled to any interest, or any sum of money in lieu of interest, in respect of any dividend payment or payments on the Class D preferred stock authorized and declared by the Board of Directors which may be unpaid. Any dividend payment made on the Class D preferred stock shall first be credited against the earliest authorized and declared but unpaid cash dividend with respect to the Class D preferred stock.

              (e) Dividends Not Cumulative. The right of holders of Class D preferred stock to receive dividends is noncumulative. Accordingly, if the Board of Directors does not authorize or declare a dividend payable in respect of any Dividend Period, holders of Class D preferred stock shall have no right to receive a dividend in respect of such Dividend Period, and the Association shall have no obligation to pay a dividend in respect of such Dividend Period, whether or not dividends are authorized and declared and payable in respect of any future Dividend Period.

              (f) Priority as to Dividends. No full dividends or other distributions shall be authorized, declared, or paid or set apart for payment on any Parity Stock or Junior Stock (other than in common shares or other Junior Stock) for any Dividend Period unless full dividends have been or contemporaneously are authorized, declared, and paid, or authorized and declared and a sum sufficient for the payment thereof set apart for such payment, on the Class D preferred stock for such Dividend Period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) for any Dividend Period on the Class D preferred stock and any Parity Stock, dividends authorized and declared on the Class D preferred stock and Parity Stock shall only be authorized and declared pro rata based upon the respective amounts that would have been paid on the Class D preferred stock and such Parity Stock had dividends been authorized and declared in full. In addition to the foregoing restriction, the Association shall not authorize, declare, pay, or set apart funds for any dividends or other distributions (other than in common shares or other Junior Stock) with respect to any common shares or other Junior Stock of the Association or repurchase, redeem, or otherwise acquire, or set apart funds for repurchase, redemption, or other acquisition of, any common shares or other Junior Stock through a sinking fund or otherwise, unless and until (i) the Association shall have authorized, declared, and paid full dividends on the Class D preferred stock for the four most recent preceding Dividend Periods (or such lesser number of Dividend Periods during which Class D preferred stock have been outstanding) or sufficient funds have been paid over to the dividend disbursing agent of the Association for payment of such dividends, and (ii) the Association has authorized and declared a full dividend on the Class D preferred stock for the then-current Dividend Period, and sufficient funds have been paid over to the dividend disbursing agent for the Association for the payment of such dividend for such then-current Dividend Period.

              (g) Priority of Senior Stock. No dividend shall be paid or set aside for holders of Class D preferred stock for any Dividend Period unless full dividends have been paid or set aside for the holders of Senior Stock, if any, as to dividends for such Dividend Period.

              (h) Distributions on Liquidation. Any reference to "dividends" or "distributions" in this Section 5.6.2 shall not be deemed to include any distribution made in connection with any voluntary or involuntary dissolution, liquidation, or winding up of the Association.

         5.6.3 Liquidation Preference. The amount payable on the outstanding Class D preferred stock in the event of any voluntary or involuntary liquidation, dissolution, or winding-up of affairs of the Association, out of the assets of the Association legally available for distribution to shareholders under applicable law, or the proceeds thereof, shall be equal to the Liquidation Value. Upon any such liquidation, dissolution, or winding-up of the Association, the holders of Class D preferred stock shall be entitled, before any distribution shall be made to the holders of common shares or any other Junior Stock, to be paid the full amount of the Liquidation Value, but the holders of Class D preferred stock shall not be entitled to any further payment with respect to such shares. If the amounts available for distribution in respect of the Class D preferred stock and any outstanding Parity Stock upon any such voluntary or involuntary liquidation, dissolution, or winding up are not sufficient to satisfy the full liquidation rights of all of the outstanding Class D preferred stock and such Parity Stock, then the holders of such outstanding shares shall share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. All distributions made in respect of Class D preferred stock in connection with such a liquidation, dissolution, or winding up of the Association shall be made pro rata to the holders entitled thereto. Neither the consolidation, merger, or other business combination of the Association with or into any other person, nor the sale of all or substantially all of the assets of the Association, shall be deemed to be a liquidation, dissolution or winding up of the Association for purposes of this Section 5.6.3.

         5.6.4 Voting Rights. The Class D preferred stock shall be non-voting. except as otherwise required by law.

         5.6.5 Redemption.

              (a) No Mandatory Redemption; Optional Redemption. The Class D preferred stock are not subject to mandatory redemption and, except as hereinafter provided in Section 5.6.5(c) hereof, are not subject to optional redemption by the Association prior to the Optional Redemption Date. On or after the Optional Redemption Date, subject to receipt of prior approval of the OCC, the Class D preferred stock may be redeemed in cash by the Association or any successor or acquiring or resulting entity at its option, in whole or in part, at any time or from time to time, upon notice as provided in Section 5.6.5(d), at the redemption price of $25.00 per share, plus Accrued Dividends to the date fixed for redemption, without interest.

              (b) Procedures on Redemption. If less than all of the outstanding Class D preferred stock are to be redeemed, the Association will select those shares to be redeemed pro rata, by lot or by such other methods as the Board of Directors in its sole discretion determines to be equitable, provided that such method satisfies any applicable requirements of any securities exchange or quotation system on which the Class D preferred stock are then listed or quoted. If redemption is being effected by the Association, on and after the date fixed for redemption, dividends shall cease to accrue on the Class D preferred stock called for redemption, and they shall be deemed to cease to be outstanding, provided that the redemption price (including any authorized and declared but unpaid dividends to the date fixed for redemption, without interest) has been duly paid or provided for. If redemption is being effected by an entity other than the Association, on and as of the date fixed for redemption, such entity shall be deemed to own the Class D preferred stock being redeemed for all purposes of these Articles of Association, provided that the redemption price (including the amount of any Accrued Dividends to the date fixed for redemption, without interest) has been duly paid or provided for.

              (c) Notice of Optional Redemption. Notice of any optional redemption, setting forth (i) the date and place fixed for said redemption, (ii) the redemption price, and (iii) a statement that dividends on the Class D preferred stock (A) to be redeemed by the Association will cease to accrue on such redemption date, or (B) to be redeemed by an entity other than the Association will thereafter accrue solely for the benefit of such entity, shall be mailed at least 30 days, but not more than 60 days, prior to said date fixed for redemption to each holder of record of Class D preferred stock to be redeemed at his or her address as the same shall appear on the stock ledger of the Association. If less than all of the Class D preferred stock owned by such holder are then to be redeemed, such notice shall specify the number of shares thereof that are to be redeemed and the numbers of the certificates representing such shares. Notice of any redemption shall be given by first class mail, postage prepaid. Neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives such notice.

              (d) Status of Redeemed Shares. If such notice of redemption shall have been so mailed, and if, on or before the date fixed for redemption specified in such notice, all funds necessary for such redemption shall have been set aside by the Association (or other entity as provided in subsection (a) or (c) of this Section 5.6.5) separate and apart from its other funds in trust for the account of the holders of Class D preferred stock to be redeemed (so as to be and continue to be available therefor) or delivered to the redemption agent with irrevocable instructions to effect the redemption in accordance with the relevant notice of redemption, then, on and after said redemption date, notwithstanding that any certificate for Class D preferred stock so called for redemption shall not have been surrendered for cancellation or transfer, the Class D preferred stock (i) so called for redemption by the Association shall be deemed to be no longer outstanding and all rights with respect to such Class D preferred stock so called for redemption shall forthwith cease and terminate, or
(ii) so called for redemption by an entity other than the Association shall be deemed owned for all purposes of these Articles of Association by such entity, except in each case for the right of the holders thereof to receive, out of the funds so set aside in trust, the amount payable on redemption thereof, but without interest, upon surrender (and endorsement or assignment for transfer, if required by the Association or such other entity) of their certificates. Class D preferred stock redeemed pursuant to this Section 5.6.5, or purchased or otherwise acquired for value by the Association shall, after such acquisition, have the status of authorized and unissued preferred stock and may be reissued by the Association at any time as shares of any series of Preferred Stock other than as Class D preferred stock.

              (e) Unclaimed Funds. In the event that holders of Class D preferred stock that shall have been redeemed shall not within two (2) years
(or any longer period if required by law) after the redemption date claim any amount deposited in trust with a bank or trust company for the redemption of such shares, such bank or trust company shall, upon demand and if permitted by applicable law, pay over to the Association (or other entity that redeemed the shares) any such unclaimed amount so deposited with it, and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall, subject to applicable escheat laws, look only to the Association (or other entity that redeemed the shares) for payment of the redemption price thereof, but without interest from the date fixed for redemption.

         5.6.6 No Conversion Rights. The holders of Class D preferred stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or any other interest in, the Association.

         5.6.7 No Sinking Fund. No sinking fund shall be established for the retirement or redemption of the Class D preferred stock.

         5.6.8 No Other Rights. The Class D preferred stock shall not have any designations, preferences, or relative, participating, optional, or other special rights, except as set forth in the Articles of Association or as otherwise required by law.

         5.6.9 Compliance with Applicable Law. Declaration by the Board of Directors and payment by the Association of dividends to holders of the Class D preferred stock and repurchase, redemption, or other acquisition by the Association (or another entity as provided in Section 5.6.5 hereof) of Class D preferred stock shall be subject in all respects to any and all restrictions and limitations placed on dividends, redemptions, or other distributions by the Association (or any such other entity) under (i) laws, regulations, and regulatory conditions or limitations applicable to or regarding the Association (or any such other entity) from time to time, and (ii) agreements with federal banking authorities with respect to the Association (or any such other entity) from time to time in effect.

         5.6.10 Authorization and Issuance of Additional Shares. The Class D preferred stock shall be subject to the authorization and issuance of Senior Stock, Parity Stock, and Junior Stock to the extent not expressly prohibited by the Articles of Association.

         SIXTH. The Board of Directors shall appoint one of its members President of this Association, who shall be Chairman of the Board, unless the Board appoints another director to be the Chairman. The Board of Directors may appoint one or more directors to be Vice President of the Board. The Board of Directors shall have the power to appoint one or more Vice Presidents, and to appoint a Cashier and such other officers and employees as may be required to transact the business of this Association.

         The Board of Directors shall have the power to define the duties of the officers and employees of this Association; to fix the salaries to be paid to them; to dismiss them in accordance with the Bylaws; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of this Association shall be made; to manage and administer the business and affairs of this Association; to make all Bylaws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

         SEVENTH. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of the City of Columbus, Ohio, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency and shall have the power to establish or change the location of any branch or branches of this Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

         EIGHTH. The Corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

         NINTH. The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than 25 percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual, and every special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the day of such meeting to each shareholder of record at his address as shown upon the books of this Association.

         TENTH. This Association shall indemnify (a) its directors to the full extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and
(c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Association to indemnify other employees, members of committees and agents consistent with law.

         This Association may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, members of committees, officers, agents and other employees to the extent that such indemnification is allowed by law, provided, however, that neither indemnification nor insurance coverage therefor shall be extended to a formal order assessing civil money penalties against an Association director or employee pursuant to the provisions of Title 12 United States Code, including, but not limited to, Section 93(b), 504, 1818(i) or 1972(2)(F).

         ELEVENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the shares of common stock of this Association, unless the vote of the holders of a greater amount of the shares of common stock is required by law, and in that case by the vote of the holders of such greater amount, and by the affirmative vote of the holders of a majority (or any other percentage as may be required by law) of any other class of the capital stock of the Association as may be required by law.

         TWELFTH. Wherever in these Articles of Association the context requires, references to the masculine shall be deemed to include the feminine and references to the singular shall be deemed to included the plural.

                                                            ITEM 16 - Exhibit 2

                           COMPTROLLER OF THE CURRENCY


TREASURY DEPARTMENT               [PICTURE]          OF THE UNITED STATES

                                WASHINGTON, D.C.


         WHEREAS, satisfactory evidence has been presented to the Comptroller of the Currency that "THE HUNTINGTON NATIONAL BANK", situated in Columbus, State of Ohio, has complied with all provisions and the statutes of the United States required to be complied with before being authorized to commence the business of banking as a National Banking Association;

         NOW THEREFORE, I hereby certify that the above-named association is authorized to commence the business of banking as a National Banking Association.

         IN TESTIMONY WHEREOF, witness my signature and seal of office this 28th day of December, 1979.

/s/ John G. Helmann
------------------------
Comptroller
Charter No. 7745.

                          COMPTROLLER OF THE CURRENCY
                    TREASURY DEPARTMENT OF THE UNITED STATES
                                WASHINGTON, D.C.


         WHEREAS, THE HUNTINGTON NATIONAL BANK, located in Columbus, State of Ohio, being a National Banking Association, organized under the statutes of the United States, has made application for authority to act as Fiduciary.

         AND WHEREAS, applicable provisions of the statutes of the United States authorize the grant of such authority;

         NOW THEREFORE, I hereby certify that the necessary approval has been given and that the said association is authorized, effective as of the close of business December 31, 1979, to act in all fiduciary capacities permitted by such statutes.

                                        IN TESTIMONY WHEREOF, witness my
                                        signature and Seal of Office this
                                        Thirty-First day of December, 1979.

                                        [SEAL]

                                        (signed) John G. Helmann
                                        Comptroller of the Currency

                                                             ITEM 16 - EXHIBIT 4



                                     BYLAWS

                                       OF

                          THE HUNTINGTON NATIONAL BANK

                        (As Restated December 15, 1999)


                                   ARTICLE I

                            MEETINGS OF SHAREHOLDERS



         Section 1.1. ANNUAL MEETING. The regular annual meeting of the shareholders of the Association for the election of directors and for the transaction of such other business as may properly come before it shall be held at the principal office of the Association in Columbus, Ohio, or at such other place as the Board of Directors (referred to in these Bylaws as "Directors") may designate, between the hours of 10:00 A.M. and 5:00 P.M., on the third Wednesday in April, at such specific hour as the Directors may designate. Notice of such meeting shall be mailed, first class mail, postage prepaid, at least ten (10) days before the date thereof, addressed to each shareholder at his address appearing on the books of the Association. If, for any reason, directors are not elected at this meeting, the meeting may be adjourned to a later date for such purpose or, if this is not done, the Directors shall order an election to be held on some subsequent day as soon thereafter as practicable, according to the provisions of law; and notice thereof, shall be given in the manner herein provided for the annual meeting.

         Section 1.2. SPECIAL MEETINGS. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Directors or by any shareholder or shareholders owning, in the aggregate, not less than twenty-five percent (25%) of the outstanding shares of stock of the Association. Every such special meeting, unless otherwise provided by law or unless such notice is waived as provided by these Bylaws, shall be called by mailing, first class mail, postage prepaid, not less than ten (10) days before the date fixed for such meeting, to each shareholder at his address appearing on the books of the Association, notice stating the time, place, and purpose of the meeting.

         Section 1.3. RECORD DATE FOR SHAREHOLDERS' MEETINGS. Shareholders entitled to notice of the annual meeting or any special meeting shall be the shareholders shown by the records of the Association to be shareholders on such record date as may be fixed in advance by the Directors, which date shall not be more than twenty (20) days and not less than ten (10) days before the date set for such shareholders' meeting.

         Section 1.4. NOMINATIONS FOR ELECTION TO THE BOARD OF DIRECTORS. Nominations may be made by the Directors, Executive Committee of the Board of Directors or by any holder of any outstanding class of capital stock of the Association entitled to vote for the election of directors, provided that, except as hereinafter provided, no person who shall have attained the age of 65 years prior to the date set for the election and who has been employed on a full-time basis by the Association, Huntington Bancshares Incorporated or any affiliate of Huntington Bancshares Incorporated nor any other person who shall have attained the age of 70 years prior to the date set for the election, shall be nominated by the Directors. The age limitations set forth herein for current and former full-time employees shall not be applicable to current or former Chief Executive Officers of this Association or Huntington Bancshares Incorporated. Such Chief Executive Officers shall, instead, be subject to the general age limitations set forth for non-employee directors. Nominations, other than those made by or on behalf of the existing management of the Association, shall be made in writing and shall be delivered or mailed to the

President of the Association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Association that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and
(e) the number of shares of capital stock of the Association owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

         Section 1.5. PROXIES. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of the Association shall act as proxy. Proxies need not be witnessed or acknowledged and shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting.

         Section 1.6. QUORUM. At every meeting of shareholders, each shareholder shall be entitled to cast one vote either in person or by proxy for each share of stock held by him as shown by the records of the Association on the record date fixed by the Directors pursuant to Section 1.3 hereof upon any matter coming before the meeting except as otherwise expressly provided by these Bylaws. A majority of the outstanding shares of stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders unless otherwise provided by law; but less than a quorum may adjourn a meeting from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

         Section 1.7. WAIVER OF NOTICE. Any shareholder may, in writing, waive notice of any regular or special meeting at any time before or after the holding thereof.


                                   ARTICLE H

                                   DIRECTORS


         Section 2.1. AUTHORITY OF DIRECTORS. The Directors shall have power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by the Directors, but the Directors may delegate powers as provided in these Bylaws.

         Section 2.2. NUMBER. The Directors shall consist of not less than five
(5) nor more than twenty-five (25) persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the Directors then in office or by resolution of the shareholders at any meeting thereof, provided, however, that a majority of the Directors may not increase the number of directors to a number which (a) exceeds by more than two (2) the number of directors last elected by the shareholders where such number was fifteen (15) or less, and (b) to a number which exceeds by more than four
(4) the number of directors last elected by shareholders where such number was sixteen (16) or more, but in no event shall the number of directors exceed twenty-five (25).

         Section 2.3. REGULAR MEETINGS. Except as otherwise provided in these Bylaws, regular meetings of the Directors shall be held without a formal legal notice and at such times and places as the Directors shall determine by resolution.

         Directors may participate in such regular meetings through use of conference telephone or similar communication equipment, so long as all members participating in such meetings can hear one another.

         Section 2.4. SPECIAL MEETINGS. Except as otherwise provided in these Bylaws, special meetings of the Directors may be called by the Chairman of the Board of Directors (referred to in these Bylaws as the "Chairman"), a Vice Chairman of the Board of Directors (referred to in these Bylaws as a "Vice Chairman"), or the President, upon not less than one (1) hour's notice and at the request of three or more directors, upon not less than two (2) days' notice. Each director shall be given notice stating the time, place and purpose of a special meeting. Notice may be given in writing, in person, by telephone or telegraph.

         Directors may participate in such special meetings through use of conference telephone or similar communication equipment, so long as all members participating in such meetings can hear one another.

         Section 2.5 ORGANIZATION MEETING. If possible, the Directors shall meet on the same day of and after the annual meeting of shareholders at which they are elected for the purpose of organizing and for the purpose of electing officers of the Association for the succeeding year, but in any event, the Directors shall be organized and officers elected no later than the next regular meeting of Directors or within thirty (30) days of the date of the annual meeting whichever occurs first. If at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

         Section 2.6. QUORUM. At any meeting of the Directors, a majority of the directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. In the event of the death or disability of Directors by reason of war or other catastrophe, reducing the total Directors to less than that required for a quorum, a majority of the remaining directors shall constitute a quorum.

         Section 2.7 WAIVER OF NOTICE. Any director may, in writing, waive notice of any regular or special meeting at any time before or after the holding thereof. The presence of a director at a regular or special meeting shall constitute on his part a waiver of the notice for such meeting.

         Section 2.8. VACANCIES. When any vacancy occurs among the Directors, the remaining Directors may appoint a director to fill such vacancy at any regular meeting of the Directors or at any special meeting called for that purpose. If such a vacancy is to be filled at a regular or special meeting of Directors, not less than five (5) days' notice of such meeting shall be given in writing, in person, by telephone or telegraph to each director of the Association. Such notice shall include a statement that such action is to be taken at the regular or special meeting. Any directorships not filled by the shareholders shall be treated as vacancies to be filled by and in the discretion of the Directors.

         Section 2.9. TERM. A director elected at the annual meeting of shareholders shall hold office until the next annual meeting of shareholders or until his successor has been elected and qualified. A director elected to fill a vacancy shall hold office until the next annual meeting of shareholders or until his successor is elected and qualified, provided, however, that, unless otherwise provided by law, any director may be removed from office by a majority vote of the outstanding shares of stock entitled to be voted at any special meeting of shareholders called for that purpose.

         Section 2.10 COMPENSATION. The Directors shall have authority to vote themselves reasonable compensation for their services as Directors. Reasonable compensation shall also be allowable to Directors and members of committees authorized by Directors for attendance at meetings of Director or of any committee. The Directors may provide for their own indemnification and reimbursement of others, by the Association for liability and expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, to which they shall be made a party by reason of having acted for the Association, subject to the limitations set forth in Article Tenth of the Articles of Association, and the Directors may authorize the purchase of insurance to provide therefor.

         Section 2.11. DECLARATION OF DIVIDENDS. The Directors may, in their discretion, from time to time declare dividends as permitted by law. Such dividends may be payable in money, stock of the Association or in other assets of the Association. The Directors may fix a date not exceeding thirty (30) days preceding the date fixed for the payment of any dividend as the record date for the determination of shareholders entitled to receive payment of any dividend, provided the record date shall be not less than seven (7) days after the date on which the dividend is declared; and only shareholders of record on the date so fixed shall be entitled to receive such dividend notwithstanding any transfer of shares on the books of the Association after any record date so fixed.

         Section 2.12. POWER OF DIRECTORS TO APPOINT COMMITTEES. The Directors having the power to manage and administer the business and affairs of the Association from time to time may delegate these powers to committees which, except as otherwise provided in these Bylaws, may, but need not necessarily, include directors. By the appointment of such committees, the Directors do not thereby relieve themselves of their responsibility of directing the business and affairs of the Association. The committees so appointed, including committees of the Trust Department, shall be annually appointed by the Directors at their organization meeting unless they shall specifically determine not to appoint such committees.

         The Directors shall appoint a Chairman of each committee and such Chairman or any member of the committee designated by him shall preside at the meetings of the committee. In the event of the death, prolonged absence or the inability of the Chairman of any committee to act, the Executive Committee may appoint an Acting Chairman of such committee who shall assume the duties and have the powers of the Chairman of such committee until the Chairman returns to service or the Directors elect a new Chairman. Alternate members may be appointed to each committee and such alternate members may act at any meeting of a committee at which a regular committee member or members shall be absent. Unless otherwise stated in these Bylaws, each committee shall meet upon the call of its Chairman or upon the call of any two of its members. A majority of the members of any committee shall constitute a quorum and each committee may elect its own Secretary who need not be from among its own members. Minutes of all meetings of committees shall be kept and shall be presented to regular meetings of the

Directors.

         Members of all committees may participate in meetings of their respective committees through use of conference telephone or similar communications equipment, so long as all members participating in such meetings can hear one another.

         Each committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of Directors, and any action taken by the Directors with respect thereto shall be entered into the minutes of the Directors.



                                   ARTICLE III

                                   COMMITTEES

                        (Exclusive of Trust Department)


         Section 3.1. EXECUTIVE COMMITTEE. The members of the Executive Committee shall be directors and shall include the Chief Executive Officer, and no less than three (3) other directors of the Association who are not officers.

         Except as otherwise provided in these Bylaws, the Executive Committee may exercise all of the powers of Directors during intervals between meetings thereof, including the power to authorize the execution of contracts, deeds, leases, and other agreements respecting real or personal property. It may fill vacancies occurring in any committee appointed by the Directors between regular meetings of the Directors. It may fill vacancies occurring in any offices between meetings of Directors and, when deemed necessary, may create new offices and elect persons to fill such offices it shall have general supervision over all expenditures of the Association and shall consider and act upon any matter submitted to it by the Directors or by the Chairman of such

Committee and shall advise the Directors in regard to the policies of the Association and the conduct of its affairs. The Executive Committee shall not, however, exercise the power of Directors to declare dividends.

         Section 3.2. AUDIT COMMITTEE. There shall be an Audit Committee composed of not less than three (3) outside Directors, all of whom shall be independent of management of the Association, at least two (2) of whom shall have banking or related financial management expertise, and none of whom shall be large customers of the Association, all as further set forth in 12 C.F.R.
Part 363, as amended from time to time. None of the members of the Audit Committee shall also be members of any Trust Committee appointed by the Directors.

         It shall be among the duties of the Audit Committee to (a) make an examination at least once during each calendar year and within 15 months of the last such examination into the affairs of the Association or cause suitable examinations to be made by an independent public accountant responsible only to the Directors; (b) report the result of such examination to the Directors at the next regular meeting thereafter; (c) review with management and this Association's independent public accountant the basis for the reports issued under 12 C.F.R. Part 363; (d) oversee the internal audit function; (e) review with management and the independent public accountant the adequacy of internal controls and the resolution of identified material weaknesses and reportable conditions in internal controls; (f) conduct or cause to be conducted periodic audits of the Trust Department or adopt an adequate continuous audit system; and
(g) perform such other duties as are determined from time to time by the Board of Directors.

         The Audit Committee shall be entitled to retain and have access to its own outside legal counsel at its discretion.

         Section 3.3. COMPENSATION COMMITTEE. There shall be a Compensation Committee composed of not less than three (3) Directors or other persons, none of whom shall be active officers. In the absence of any appointment to the contrary, the chairman, members and alternates from time to time serving on the Compensation Committee of the Board of Directors of Huntington Bancshares Incorporated, shall be deemed to be the chairman, members and alternates, respectively, of the Compensation Committee of this Association.

         It shall be the duty of the Compensation Committee to act upon matters of compensation in accordance with Section 4.3 of ARTICLE IV of these Bylaws.

         Section 3.4. OTHER COMMITTEES. The Directors may appoint such other committees from time to time as they may deem proper for the management of the business and affairs of the Association, and the Directors may delegate to the Executive Committee or to the Chairman of the Executive Committee the appointment of other committees which they may deem necessary for the direction of the business and affairs of the Association.


                                   ARTICLE IV

                                    OFFICERS


         Section 4.1. OFFICERS. The officers of this Association shall be a Chairman, President, one or more Vice Presidents, a Cashier, one or more Assistant Cashiers and such other officers as may be designated as such from time to time by the Directors. The Directors may also elect one or more Vice Chairmen and one or more Regional Presidents and if so elected, they shall be officers of the Association. The Chairman, a Vice Chairman, or the President shall be designated by the Directors as Chief Executive Officer of the Association,

         The duties, powers and authority of officers shall be such as usually pertain to their respective offices, unless otherwise prescribed in these Bylaws or by the Directors.

         If the Directors shall elect a Chairman, he shall preside at all meetings of the shareholders and Directors and, in the Chairman's absence, the President shall preside at such meetings; and in the President's absence, a Vice Chairman shall preside, and in the absence of any of the foregoing any Vice President who is also a director may preside.

         The Directors may elect a Secretary and may elect one or more Assistant Secretaries, who need not be directors, and they shall hold office at the pleasure of the Directors.

         Section 4.2. TENURE OF OFFICE. The Chairman, President, and any Vice Chairman shall hold office during the year for which the Directors electing them were elected and until their successors, respectively, shall be elected, unless such officers shall resign, become disqualified, or be removed. Either the President or the Chairman or a Vice Chairman may be removed from office for cause by two-thirds (2/3) vote of the total number of directors then in office. Any vacancy occurring in the office of President shall be filled for the unexpired term by the Directors. Any vacancy occurring in the office of the Chairman or Vice Chairman may he filled for the unexpired term by the Directors.

         The Vice Presidents. Cashier and subordinate officers shall hold their offices or positions, respectively, during the pleasure of the Directors.

         The Directors may appoint or discharge agents and employees, define their duties and conditions of employment and, from time to time, fix their compensation, or may delegate such authority to any committees or officers of the Association.

         Section 4.3. COMPENSATION. The compensation of the Chairman, President and any Vice Chairman shall be fixed by the Directors upon recommendation of the Compensation Committee.

         The compensation of all other officers and all employees shall be fixed by the Chief Executive Officer or by such other officers as may be designated by him.

         Section 4.4. BOND. All officers and employees shall be bonded in favor of the Association in an amount deemed sufficient from time to time by the Directors against losses arising from their unfaithful performance of duties.



                                   ARTICLE V

                                TRUST DEPARTMENT


         Section 5.1. SEPARATE DEPARTMENT. There shall be a separate and independent department of the Association, designated the Trust Department, which shall perform the fiduciary responsibilities of the Association.

         Section 5.2. MANAGEMENT. Subject to the provisions of this ARTICLE V, the management and immediate supervision of the Trust Department shall be in charge of the officer or officers appointed by the Directors. Such officer or officers may be known as Trust Officers or Assistant Trust Officers. Their duties shall be the operation of the Trust Department and such other duties as may be described in these Bylaws or assigned to them by the Directors.

         Section 5.3. TRUST COMMITTEE. If the Directors appoint a Trust Committee, the Trust Committee shall have control and supervision of all activities of the Trust Department. Any

Trust Committee may delegate its authority to such other committees as it may establish, or to the officers of the Association.

         Section 5.4. ACCEPTANCE AND CLOSING OF TRUSTS. The acceptance, closing and relinquishment of all trusts shall be approved by the Directors, any Trust Committee appointed by the Directors or any officers or other committees designated by the Directors and shall be recorded in the records of the Trust Department. Documents and instruments in connection with acceptance and termination of trusts may be executed by any Trust Officer, Assistant Trust Officer or other officer authorized pursuant to Section 8.2 of these Bylaws or by any other person designated by the Directors.

         Section 5.5 TRUST DEPARTMENT FILES. There shall be maintained in the Trust Department files containing all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

         Section 5.6. TRUST INVESTMENTS. Funds held in a fiduciary capacity shall be invested in accordance with the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under local law.

                                   ARTICLE VI

                          STOCK AND STOCK CERTIFICATES


         Section 6.1. CERTIFICATES. The shares of stock of the Association shall be represented by certificates signed by the Chairman, a Vice Chairman, the President or a Vice President and the Cashier, an Assistant Cashier, the Secretary or an Assistant Secretary, manually or by facsimile and shall bear the seal of the Association or a printed or engraved facsimile of the seal, shall be in such form as the Directors may prescribe, and shall be issued for one or more full shares only.

         Section 6.2 TRANSFER. Shares of stock shall be transferable only on the books of the Association by the holder or by an attorney or legal representative thereof duly authorized by a power of attorney filed with the Association and upon surrender of the stock certificate or certificates for such shares properly endorsed.

         Section 6.3. ADDRESS OF SHAREHOLDERS. Every shareholder shall keep the Association advised of his mailing address. The Association may rely upon its shareholder records as to the mailing address of any shareholder unless and until otherwise advised in writing.

         Section 6.4. LOST CERTIFICATES. The holder of any shares of stock of this Association, the certificate or certificates for which shall have been lost or destroyed, shall immediately notify the Association of such fact. A new certificate or certificates may be issued upon satisfactory proof of the loss or destruction of the old certificate, and the Association may require a bond which shall be in such sum, contain such terms and provisions, and have such surety or sureties as the Association may require.


                                  ARTICLE VII

                                      SEAL


         Section 7.1. FORM. The seal of the Bank shall consist of the words "The Huntington National Bank, Columbus, Ohio" in concentric circles with the word "Seal" appearing in the inner circle, and shall be in the form impressed hereon.

         Section 7.2. USE OF SEAL. The seal may be affixed to any document by the Secretary, any Assistant Secretary, the Cashier, any Assistant Cashier or other person specifically authorized by the Directors, the Executive Committee, the Chairman, a Vice Chairman or the President.


                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS


         Section 8.1 FISCAL YEAR. The Fiscal Year of the Association shall be the calendar year.

         Section 8.2. EXECUTION OF INSTRUMENTS. All agreements contracts, indentures, mortgages, deeds, conveyances, leases, assignments, notes, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Association by the Chairman, a Vice Chairman, or the President, or any Vice President, or the Secretary, or any Assistant Secretary, or the Cashier, and, if in connection with the exercise of fiduciary powers of the Association, by any of said officers or by any Trust Officer, Assistant Trust Officer, Assistant Vice President or any other officer employed in the Trust Department. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the Association in such other manner and by such other officers and employees as the Directors may from time to time direct. The provisions of this Section 8.2. are supplementary to any other provision of these Bylaws.

         Section 8.3. RECORDS. The Articles of Association, the Bylaws and the proceedings of all meetings of the shareholders, the Directors, and standing committees of Directors, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary, Assistant Secretary, Cashier or other Officer appointed to act as Secretary of the meeting.

         Section 8.4. RULES OF CONSTRUCTION. Wherever in these Bylaws the context requires, references to the masculine shall be deemed to include the feminine and references to the singular shall be deemed to include the plural.

         Section 8.5. ELECTION OF DIRECTORS OF THE FEDERAL RESERVE BANK OF CLEVELAND. The Chairman, Vice Chairman, President or other Executive Officers of the Association as designated by the Directors pursuant to Regulation "O" of the Board of Governors of the Federal Reserve system are authorized to nominate on behalf of the Association one candidate for Director of Class A and one candidate for Director of Class B of the Federal Reserve Bank of Cleveland, Cleveland, Ohio. The Chairman, Vice Chairman, President or other Executive Officers of the Association are authorized to cast the vote of the Association in the elections of Class A and Class B Directors of the Federal Reserve Bank of Cleveland, Cleveland, Ohio. This authority may be exercised repeatedly and from time to time.

         Section 8.6. ACTION BY SHAREHOLDERS OR DIRECTORS WITHOUT A MEETING. Anything contained in these Bylaws to the contrary notwithstanding, any action which may be authorized or taken at a meeting of the shareholders or of the Directors or of a committee of the Directors, as the case may be, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, or all the Directors, or all the members of such committee of the Directors, respectively, which writing or writings shall be filed with or entered upon the records of the Association.

                                   ARTICLE IX

                                     BYLAWS


         Section 9.1. INSPECTION. A copy of these Bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the Main Office of the Association, and shall be open for inspection to all shareholders, during banking hours.

         Section 9.2. AMENDMENTS. These Bylaws may be amended, altered or repealed by a vote of a majority of the outstanding shares of stock of the Association or by a majority vote of the Directors, then in office. If such amendment, alteration or repeal is made by the Directors it may be made at a regular or special meeting of Directors held upon not less than five (5) day's notice. Such notice to Directors may be given in writing, in person, by telephone or telegraph. Notice to either shareholders or Directors of a meeting to amend, alter or repeal these Bylaws shall state that such action is to be taken.

                                                             ITEM 16 - EXHIBIT 6



To:  U.S. Securities and Exchange Commission



     In connection with the attached Form T-1 filing and pursuant to Section 321(b) of the Trust Indenture Act of 1939 (the "Act"), The Huntington National Bank does hereby certify that all reports of examinations by Federal, State, Territorial, and District authorities may be furnished by such authorities to the U.S. Securities and Exchange Commission. Such reports may be furnished confidentially to the Attorney General of the United States when deemed necessary by the Commission, or requested by her, for the purpose of enabling her to perform her duties under the Act.


                                        THE HUNTINGTON NATIONAL BANK



                                        By: /s/ F.G. Lamb
                                           ------------------------------------
                                           F.G. Lamb, Vice President

                         ITEM 16 - EXHIBIT 7 TO FORM T-1

                                   (Attached)

Federal Financial Institutions Examination Council

                                Board of Governors of the Federal Reserve System OMB Number: 7100-0036

                                Federal Deposit Insurance Corporation
                                OMB Number: 3064.0052
                                Office of the Comptroller of the Currency
                                OMB Number: 1557-0081
                                Expires March 31,2002


                                Please refer to page i,            1
                                Table of Contents, for
                                the required disclosure
                                of estimated burden.


CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR A BANK WITH DOMESTIC AND FOREIGN OFFICES-FFIEC 031


Report at the close of business  June 30, 2001  (20010331)
                                                (RCRI 9999)

This report is required by law: 12 U.S.C. 324 (State member banks); 12 U.S.C. 1817 (State nonmember banks): and 12 U.S.C. 161 (National banks).

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

I,  John D. VanFleet, Sr. Vice President
Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.


/s/ John D. VanFleet
----------------------------------------------
Signature of Officer Authorized to Sign Report

 July 30, 2001
-----------------
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in Conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ Illegible signature
----------------------------
Director (Trustee)


/s/ Illegible signature
----------------------------
Director (Trustee)


/s/ Illegible signature
----------------------------
Director (Trustee)

SUBMISSION OF REPORTS

Each bank must prepare its Reports of Condition and Income either:

(a) in electronic form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data Systems Corporation (EDS), by modem or on Computer diskette; or

(b) in hard-copy (paper) form and arrange for another party to convert the paper report to electronic form. That party (if other than EDS) must transmit the bank's computer data file to EDS.

For electronic filing assistance, contact EDS Call Report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page (or a photocopy or a computer-generated version of this page) to the hard-copy record of the completed report that the bank places in its files.

FDIC Certificate Number  0 6 5 6 0
                        (RCRI 9050)

http://www. huntington. corn
----------------------------------------------------------------------------
Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087) (Example: www.examplebank.com

The Huntington National Bank
-------------------------------
Legal Title of Bank (TEXT 9010)

   Columbus
----------------
City (TEXT 9130)

      OH                                                   43215
----------------------------------------------------------------------------
State Abbrev. (TEXT 9200)                            ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

7/30/2001 - The Huntington National B - Certificate Number 06560       FFIEC 031
                                                                       Page i

                                                                          2

Consolidated Reports of Condition and Income for A Bank With Domestic and Foreign Offices

TABLE OF CONTENTS

Signature Page                                                Cover


Report of Income
Schedule RI - Income Statement                                RI-1, 2, 3
Schedule RI-A - Changes in Equity Capital                     RI-4
Schedule RI-B - Charge-offs and Recoveries on
  Loans and Leases and Changes in Allowance
  for Loan and Lease Losses                                   RI-4, 5
Schedule RI-D - Income from
  International Operations                                    RI-6
Schedule RI-E - Explanations                                  RI-7, 8

REPORT OF CONDITION

Schedule RC - Balance Sheet                                   RC-1, 2
Schedule RC-A - Cash and Balances Due
  From Depository Institutions                                RC-3
Schedule RC-B - Securities                                    RC-3, 4, 5

DISCLOSURE OF ESTIMATED BURDEN

The estimated average burden associated with this information collection is
35.5 hours per respondent and is estimated to vary from 14 to 500 hours per response, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent's activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number.
Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, D.C.
20503, and to one of the following:

Secretary
Board of Governors of the Federal Reserve System
Washington, D.C. 20551

Legislative and Regulatory Analysis Division
Office of the Comptroller of the Currency
Washington, D.C. 20219

Assistant Executive Secretary
Federal Deposit Insurance Corporation
Washington, D.C. 20429


Schedule RC-C - Loans and Lease Financing
Receivables:
           Part I. Loans and Leases                           C-6, 7
           Part II. Loans to Small Businesses and
             Small Farms (to be completed for the
             June report only; not included in the
             forms for the September and
             December reports)                                RC-7a, 7b
         Schedule RC-D - Trading Assets and Liabilities
           (to be completed only by selected banks)           RC-8
         Schedule RC-E - Deposit Liabilities                  RC-9, 10
         Schedule RC-F-Other Assets                           RC-11
         Schedule RC-G - Other Liabilities                    RC-11
         Schedule RC-H - Selected Balance Sheet Items
           for Domestic Offices                               RC-12
         Schedule RC-I - Assets and Liabilities of IBFs       RC-12
         Schedule RC-K - Quarterly Averages                   RC-13
         Schedule RC-L - Derivatives and
           Off-Balance Sheet Items                            RC-14, 15
         Schedule RC-M - Memoranda                            RC-16
         Schedule RC-N - Past Due and Nonaccrual
           Loans, Leases and Other Assets                     RC-17, 18
         Schedule RC-O - Other Data for Deposit
           Insurance and FICO Assessments                     RC-19, 20
         Schedule RC-R - Regulatory Capital                   RC-21, 22, 23, 24
         Schedule RC-S - Securitization and
           Assets Sales Activities                            RC-25, 26, 27, 27a
         Schedule RC-T - Fiduciary and Related
           Services (to be completed beginning
           December 31, 2001)                                 RC-28, 29,30
         Optional Narrative Statement Concerning
           the Amounts Reported in the Reports
           of Condition and Income                            RC-31
Special Report (to be completed by all banks)


For information or assistance, National and State nonmember banks should contact the FDIC's Reports Analysis and Quality Control Section, 550 17th Street, NW, Washington, D.C. 20429, toll free on (800) 688-FDIC(3342), Monday through Friday between 8:00 a.m. and 5:00 p.m., Eastern time, State member banks should contact their Federal Reserve District Bank.

7/30/2001 - The Huntington National B - Certificate Number 06560       FFIEC 031
                                                                       Page RI-1

                                                                           3


Consolidated Report of Income for the period January 1, 2001 - June 30, 2001

ALL REPORT OF INCOME SCHEDULES ARE TO BE REPORTED ON A CALENDAR YEAR-TO-DATE BASIS IN THOUSANDS OF DOLLARS.


Schedule RI-Income Statement

                                                     Dollar Amounts in Thousands           RIAD  Bil  Mil Thou
----------------------------------------------------------------------------------------------------------------
1.  Interest Income:
    a.  Interest and fee income on loans:
        (1) In domestic offices:
               (a) Loans secured by real estate ........................................   4011        292,244  1.a.(1)(a)
               (b) Loans to finance agricultural production and other loans to
                   farmers .............................................................   4024          2,704  1.a.(1)(b)
               (c) Commercial and industrial loans .....................................   4012        259,734  1.a.(1)(c)
               (d) Loans to individuals for household, family, and other personal expenditures:
                 (1) Credit Cards ......................................................   B485              0  1.a.(1)(d)(1)
                 (2) Other (includes single payment, installment, all student
                     loans, and revolving credit plans other than credit cards) ........   B486        207,931  1.a.(1)(d)(2)
               (e) Loans to foreign governments and other official institutions ........   4056              0  1.a.(1)(e)
               (f) All other loans in domestic offices .................................   B487          2,179  1.a.(1)(f)
             (2) In foreign offices, Edge and Agreement subsidiaries, and IBFs  ........   4059              0  1.a.(2)
             (3) Total interest and fee income on loans (sum of items 1 .a.(1)
                 (a) through 1 .a.(2)) .................................................   4010        764,792  1.a.(3)
    b.       Income from lease financing receivables ...................................   4065        124,440  1.b.
    c.       Interest income on balances due from depository institutions(1) ...........   4115             35  1.c.
    d.       Interest and dividend income on securities:
             (1) U.S. Treasury securities and U.S. Government agency obligations
                (excluding mortgage-backed securities) .................................   B488         27,097  1.d.(1)
             (2) Mortgage-backed securities ............................................   B489         71,643  I.d.(2)
             (3) All other securities (includes securities issued by states and
                 political subdivisions in the U.S.) ...................................   4060         17,416  1.d.(3)
    e.       Interest income from trading assets .......................................   4069            905  1.e.
    f.       Interest income on federal funds sold and securities purchased under
             agreements to resell ......................................................   4020          3,358  1.f.
    g.       Other interest income .....................................................   4518            603  1.g.
    h.       Total interest income (sum of items 1.a.(3) through 1.g.) .................   4107      1,010,289  1.h.
2.  Interest expense:
    a.       Interest on deposits:
             (1) Interest on deposits in domestic offices:
               (a) Transaction accounts (NOW accounts, ATS accounts, and telephone
                   and preauthorized transfer accounts) ................................    4508          8,757  2.a.(1)(a)
               (b) Nontransaction accounts:
                 (1) Savings deposits (include MMDAs) ..................................    0093        126,308  2.a.(1)(b)(1)
                 (2) Time deposits of $100,000 or more .................................    A517         41,550  2.a.(1)(b)(2)
                 (3) Time deposits of less than $100,000 ...............................    A518        171,332  2.a.(1)(b)(3)
             (2) Interest on deposits in foreign offices, Edge and Agreement
                 subsidiaries, and IBFs ................................................    4172          9,152  2.a.(2)
    b.       Expense of federal funds purchased and securities sold under agreements
             to repurchase .............................................................    4180         56,566  2.b.
    c.       Interest on trading liabilities and other borrowed money ..................    4185         75,550  2.c.


----------

(1) Includes interest income on time certificates of deposits not held for trading.

7/30/2001 - The Huntington National B - Certificate Number 06560       FFIEC 031
                                                                       Page RI-2
                                                                          [4]
Schedule RI-Continued


                                                                                         Year-to-date
                                               Dollar Amounts in Thousands        RIAD     Bil  Mil  Thou
---------------------------------------------------------------------------------------------------------------
2.       Interest expense (continued):
d.       Interest on subordinated notes and debentures .........................  4200              29,287  2.d.
e.       Total interest expense (sum of items 2.a through 2.d) .................  4073             518,502  2.e.
3.       Net interest income (item 1.h minus 2.e) ..............................                            4074     491,787 3.
4.       Provision for loan and lease losses ...................................                            4230     150,554 4.
5.       Noninterest income:
a.       Income from fiduciary activities(1) ...................................  4070              28,869  5.a.
b.       Service charges on deposit accounts in domestic offices ...............  4080              78,694  5.b.
c.       Trading revenue(2) ....................................................  A220               2,020  5.c.
d.       Investment banking, advisory, brokerage, and underwriting fees
         and commissions .......................................................  B490              20,206  5.d.
e.       Venture capital revenue ...............................................  B491                   0  5.e.
f.       Net servicing fees ....................................................  B492              13,380  5.f.
g.       Net securitization income .............................................  B493               3,616  5.g.
h.       Insurance commissions and fees ........................................  B494               2,419  5.h.
i        Net gains (losses) on sales of loans and leases .......................  5416                   0  5.i.
j.       Net gains (losses) on sales of other real estate owned ................  5415                (121) 5.j.
k.       Net gains (losses) on sales of other assets (excluding securities) ....  B496               2,909  5.k.
l.       Other noninterest income ..............................................  B497              69,460  5.l.
m.       Total noninterest income (sum of items 5.a through 5.I) ...............                            4079     221,452 5.m.
6.       a. Realized gains (losses) on held-to-maturity securities .............                            3521           0 6.a.
b.       Realized gains (losses) on available-for-sale securities ..............                            3196       4,787 6.b.
7.       Noninterest expense:
a.       Salaries and employee benefits ........................................  4135             203,737  7.a.
b.       Expenses of premises and fixed assets (net of rental income)(excluding
         salaries and employee benefits and mortgage interest) .................  4217              74,734  7.b.
c.       Amortization expense of intangible assets (includes goodwill) .........  4531              18,919  7.c.
d.       Other noninterest expense* ............................................  4092             166,702  7.d.
e.       Total noninterest expense (sum of items 7.a through 7.d) ..............                            4093     463,091 7.e.
8.       Income (loss) before income taxes and extraordinary
         items and other adjustments (item 3 plus or minus items 4, 5.m,
         6.a, 6.b, and 7.e) ....................................................                            4301     104,381 8.
9.       Applicable income taxes (on item 8) ...................................                            4302      21,928 9.
10.      Income (loss) before extraordinary items and other adjustments
         (item 8 minus item 9) .................................................                            4300      82,453 10.
11.      Extraordinary items and other adjustments, net of income taxes* .......                            4320           0 11.
12.      Net income (loss) (sum of items 10 and 11) ............................                            4340      82,453 12.


----------

*        Describe on Schedule RI-E - Explanations

(1) For banks required to complete Schedule RC-T, items 12 through 19, income from fiduciary activities reported in Schedule RI, item 5.a, must equal the amount reported in Schedule RC-T, item 19.

(2) For banks required to complete Schedule RI, Memorandum item 8, trading revenue reported in Schedule RI, item S.c, must equal the sum of Memorandum items B.a through 8.d.

SCHEDULE RI-CONTINUED                                                  FFIEC 031
                                                                       Page RI-3

Memoranda

                                                                                              Year-to-date
                                                                                           --------------------
                                                     Dollar Amounts in Thousands           RIAD  Bil  Mil Thou
----------------------------------------------------------------------------------------------------------------
 1.   Interest expense incurred to carry tax-exempt securities, loans, and leases acquired after August 7, 1986, that is not deductible for federal income tax
      purposes ..........................................................................   4513          6,250  M.1.
 2.   Income from the sale and servicing of mutual funds and annuities in domestic
      offices (included in Schedule RI, item 8) .........................................   8431         19,058  M.2.
 3.   Income on tax-exempt loans and leases to states and political subdivisions in the
      U.S. (included in Schedule  RI, items 1.a and 1.b above) ..........................   4313            143  M.3.
 4.   Income on tax-exempt securities issued by states and political subdivisions in the
      U.S. (included in Schedule RI, item 1.d. (3)) .....................................   4507          4,147  M.4.
 5.   Number of full-time equivalent employees at end of current period (round to                        Number
      nearest whole number) .............................................................   4150          9,421  M.5.
 6.  Not Applicable
                                                                                                    CC YY MM DD
 7.  If the reporting bank has restated its balance sheet as a result of applying push down accounting this calendar year, report the date of the bank's
     acquisition(1)......................................................................    9106    0000/00/00  M.7.
 8   Trading revenue (from cash instruments and definitive instruments)
     (sum of Memorandum Items 8.a through 8.d must equal Schedule RI, item 5.c)
     (To be completed by banks that reported average trading assets (Schedule RC-K,        RIAD  Bil  Mil Thou
     item 7) of $2 million or more for any quarter of the preceding calendar year.         ---------------------
     a. Interest rate exposures .........................................................    8757          1,980  M.8.a.
     b. Foreign exchange exposures ......................................................    8758             60  M.8.b.
     c. Equity security and index exposures .............................................    8759              0  M.8.c.
     d. Commodity and other exposures ...................................................    8760              0  M.8.d.
                                                                                           RIAD  Bil  Mil Thou
 9.  Impact on income of derivatives held for purposes other than trading:                 ---------------------
     a. Net increase (decrease) to interest income ......................................    8761          3,721  M.9.a.
     b. Net (increase) decrease to interest expense .....................................    8762        (10,289) M.9.b.
     c. Other (noninterest) allocations .................................................    8763            933  M.9.c.
10.  Credit losses on derivatives (see instructions)                                         A251              0  M.10.
                                                                                           RIAD             (Y/N)
11.  Does the reporting bank have a Subchapter S election in effect for federal income     ------           ----
     tax purposes for the current tax year? (enter "Y" for YES or "N" for NO) ...........    A530              N  M.11.



---------------

(1) For example, a bank acquired on June 1, 2001, would report 20010601.

7/30/2001 - The Huntington National B - Certificate Number 06560  FFIEC 031
                                                                  Page RI-4

Schedule RI-A - Changes in Equity Capital                            /6/

Indicate decreases and losses in parentheses.   Dollar Amounts in Thousands     RIAD  Bil  Mil  Thou
------------------------------------------------------------------------------------------------------
1. Total equity capital most recently reported for the December 31, 2000,
   Reports of Condition and Income (i.e., after adjustments from amended
   Reports of Income) ........................................................   3217       2,069,127 1.

2. Restatements due to corrections of material accounting errors and changes
   in accounting principles* .................................................   B507          (9,113)2.

3. Balance end of previous calendar year as restated (sum of items 1 and 2)...   B508       2,060,014 3.

4. Net income (loss) (must equal Schedule RI, item 12) .......................   4340          82,453 4.

5. Sale, conversion, acquisition, or retirement of capital stock, net
   (excluding treasury stock transactions) ...................................   B509               0 5.

6. Treasury stock transactions, net ..........................................   B510               0 6.

7. Changes incident to business combinations, net ............................   4356               0 7.

8. LESS: Cash dividends declared on preferred stock ..........................   4470               0 8.

9. LESS: Cash dividends declared on common stock .............................   4460          78,996 9.

10. Other comprehensive income (1) ...........................................   B511          31,721 10.

11. Other transactions with parent holding company* (not included in items 5,
    6, 8, or 9 above).........................................................   4415               0 11.

12. Total equity capital end of current period (sum of items 3 through 11)
    (must equal Schedule RC, item 28) ........................................   3210       2,095,192 12.

-------
*Describe on Schedule RI-E - Explanations.
(1) Includes changes in net unrealized holding gains (losses) on available-for-sale securities, changes in accumulated net gains (losses) on cash flow hedges, foreign currency translation adjustments, and changes in minimum pension liability adjustments.

Schedule RI-B - Charge-offs and Recoveries on Loans and Leases and Changes in Allowance for Loan and Lease Losses

Part I. Charge-offs and Recoveries on Loans and Leases

                                                                       (Column A)                (Column B)
PART I EXCLUDES CHARGE-OFFS AND RECOVERIES THROUGH                   Charges-offs(1)             Recoveries
THE ALLOCATED TRANSFER RISK RESERVE.                           ----------------------------------------------------
                                                                             Calendar year-to-date
                                                               ----------------------------------------------------
                                  Dollar Amounts in Thousands    RIAD   Bil   Mil  Thou   RIAD   Bil   Mil   Thou
-------------------------------------------------------------------------------------------------------------------
1. Loans secured by real estate:
   a. Construction, land development, and other land loans in
      domestic offices........................................   3582               845   3583                  108 1.a.
   b. Secured by farmland in domestic offices ................   3584                18   3585                    0 1.b.
   c. Secured by 1-4 family residential properties in
      domestic offices:
      (1) Revolving, open-end loans secured by 1-4 family
          residential properties and extended under lines
          of credit ..........................................   5411             3,096   5412                  165 1.c.(1)
      (2) Closed-end loans secured by 1-4 family residential
          properties .........................................   5413               392   5414                   91 1.c.(2)
   d. Secured by multifamily (5 or more) residential
      properties in domestic offices ..........................   3588                54   3589                    6 1.d.
   e. Secured by nonfarm nonresidential properties in domestic
      offices ................................................   3590             2,336   3591                  210 1.e.
   f. In foreign offices .....................................   B512                 0   B513                    0 1.f.
2. Loans to depository institutions and acceptances of other banks:
   a. To U.S. banks and other U.S. depository institutions ...   4653                 0   4663                    0 2.a.
   b. To foreign banks .......................................   4654                 3   4664                   16 2.b.
3. Loans to finance agricultural production and other loans
   to farmers ................................................   4655                55   4665                    0 3.
4. Commercial and industrial loans:
   a. To U.S. addressees (domicile) ..........................   4645            22,965   4617                2,944 4.a.
   b. To non-U.S. addressees (domicile) ......................   4646                 0   4618                    0 4.b.
5. Loans to individuals for household, family, and other
   personal expenditures:
   a. Credit cards ...........................................   B514                 0   B515                    0 5.a.
   b. Other (includes single payment, installment, all
      student loans, and revolving credit plans other than
      credit cards) ..........................................   B516           53,213    B517               10,172 5.b.

---------
(1) Include write-downs arising from transfers of loans to the held-for-sale account.

7/30/2001 - The Huntington National B - Certificate Number 06560      FFIEC 031
                                                                      Page RI-5

Schedule RI-B - Continued                                                   7

Part I. Continued

                                                                             -------------------------------------------------
                                                                                   (Column A)                (Column B)
                                                                                 Charge-offs(1)               Recoveries
                                                                             -------------------------------------------------
                                                                                            Calendar year-to-date
                                                                             -------------------------------------------------
                                               Dollar Amounts in Thousands   RIAD   Bil   Mil   Thou   RIAD   Bil   Mil   Thou
------------------------------------------------------------------------------------------------------------------------------
6. Loans to foreign governments and official institutions .................  4643                  0   4627                 0   6.
7. All other loans ........................................................  4644                  5   4628                 1   7.
8. Lease financing receivables:
   a. To U.S. addressees (domicile) .......................................  4658             28,139   4668             3,850   8.a.
   b. To non-U.S. addressees (domicile) ...................................  4659                  0   4669                 0   8.b.
9. Total (sum of items 1 through 8) .......................................  4635            111,121   4605            17,563   9.

Memoranda

                                                                             -------------------------------------------------
                                                                                   (Column A)                (Column B)
                                                                                 Charge-offs(1)               Recoveries
                                                                             -------------------------------------------------
                                                                                           Calendar year-to-date
                                                                             -------------------------------------------------
                                               Dollar Amounts in Thousands   RIAD   Bil   Mil   Thou   RIAD   Bil   Mil   Thou
------------------------------------------------------------------------------------------------------------------------------
1. Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in
   Schedule RI-B, part I, items 4 and 7, above ............................  5409                  0   5410                 0   M.1.
2. Loans secured by real estate to non-U.S. addressees (domicile) (included
   in Schedule RI-B, part I, item 1, above) ...............................  4652                  0   4662                 0   M.2.

--------------------
(1) Include write-downs arising from transfers of loans to the held-for-sale account.


Part II. Changes in Allowance for Loan and Lease Losses

                                                 Dollar Amounts in Thousands                          RIAD   Bil   Mil   Thou
------------------------------------------------------------------------------------------------------------------------------
1. Balance most recently reported for the December 31, 2000, Reports of Condition and Income
   (i.e., after adjustments from amended Reports of Income) ......................................     B522           297,175   1.
2. Recoveries (must equal part I, item 9, column B above) ........................................     4605            17,563   2.
3. LESS: Charge-offs (sum of Part I, item 9, column A above and Schedule RI-E, item 6.a.) ........     C079           111,121   3.
4. Provision for loan and lease losses (must equal Schedule RI, item 4) ..........................     4230           150,554   4.
5. Adjustments* (see instructions for this schedule) .............................................     4815            (3,038)  5.
6. Balance end of current period (sum of items 1 through 5) (must equal Schedule RC, item 4.c) ...     3123           351,133   6.

--------------------
(1) Include as a negative number write-downs arising from transfers of loans to the held-for-sale account. Describe on Schedule RI-E - Explanations, item 6.

7/30/2001 - The Huntington National B - Certificate Number 06560
                                                                       FFIEC 031
                                                                       Page RI-6
Schedule RI-D - Income from International Operations

For all banks with foreign offices, Edge or Agreement subsidiaries, or IBFs where international operations account for more than 10 percent of total revenues, total assets, or net income.

                                                                                              Year-to-date
                                                     Dollar Amounts in Thousands           RIAD  Bil  Mil      Thou
----------------------------------------------------------------------------------------------------------------
1.  Interest income and expense attributable to international operations:
    a.  Gross interest income ..........................................................   B523                 N/A 1.a.
    b.  Gross interest expense .........................................................   B524                 N/A 1.b.
2.  Net interest income attributable to international operations (item 1.a minus 1.b) ..   B525                 N/A 2.
3.  Noninterest income and expense attributable to international operations:
    a.  Noninterest income attributable to international operations ....................   4097                 N/A 3.a.
    b.  Provision for loan and lease losses attributable to international operations ...   4235                 N/A 3.b.
    c.  Other noninterest expense attributable to international operations .............   4239                 N/A 3.c.
    d.  Net noninterest income (expense) attributable to international operations (items
        3.a minus 3.b and 3.c) .........................................................    4843                N/A 3.d.
4.  Estimated pretax income attributable to international operations before capital
    allocation adjustments (sum of items 2 and 3.d) ....................................    4844                N/A 4.
5.  Adjustment to pretax income for internal allocations to international operations to
    reflect the effects of equity capital on overall bank funding costs ................    4845                N/A 5.
6.  Estimated pretax income attributable to international operations after capital
    allocation adjustment (sum of items 4 and 5) .......................................    4846                N/A 6.
7.  Income taxes attributable to income from international operations as estimated
    in item 6 ..........................................................................    4797                N/A 7.
8.  Estimated net income attributable to international operations (items 6 minus 7) ....    4341                N/A 8.

'7/30/2001 - The Huntington National B - Certificate Number 06560      FFIEC 031
                                                                       Page RI-7

Schedule RI-E - Explanations

SCHEDULE RI-E IS TO BE COMPLETED EACH QUARTER ON A CALENDAR YEAR-TO-DATE BASIS.

Detail all adjustments in Schedule RI-A and RI-B, all extraordinary items and other adjustments in Schedule RI, and all significant items of other noninterest income and other noninterest expense in Schedule RI. (See instructions for details.)

                                                                                              Year-to-date
                                                                                          ---------------------
                                                     Dollar Amounts in Thousands           RIAD  Bil  Mil Thou
----------------------------------------------------------------------------------------------------------------
1.  Other noninterest income (from Schedule RI, item 5.I)
    Itemize and describe amounts that exceed 1% of the sum of Schedule RI, items 1.h and 5.m:
    a. [TEXT C013] Income and fees from the printing and sale of checks ................   C013              0  1.a.
    b. [TEXT C014] Earnings on/increase in value of cash surrender value of life
       insurance .......................................................................   C014              0  1.b.
    c. [TEXT C016] Income and fees from automated teller machines (ATMs) ...............   C016              0  1.c.
    d. [TEXT 4042] Rent and other income from real estate owned ........................   4042              0  1.d.
    e. [TEXT C015] Safe deposit box rent ...............................................   C015              0  1.e.
       [TEXT 4461]
    f.             Income from Bank Owned Life Insurance ...............................   4461         19,121  1.f.
       [TEXT 4462]
    g. .................................................................................   4462              0  1.g.
       [TEXT 4463]
    h. .................................................................................   4463              0  1.h.
2.  Other noninterest expense (from Schedule RI, item 7.d)
    Itemize and describe amounts that exceed 1% of the sum of Schedule RI, items 1.h and 5.m:
    a. [TEXT C017] Data processing expenses ............................................   C017              0  2.a.
    b. [TEXT 0497] Advertising and marketing expenses ..................................   0497              0  2.b.
    c. [TEXT 4136] Directors' fees .....................................................   4136              0  2.c.
    d. [TEXT C018] Printing, stationery, and supplies ..................................   C018              0  2.d.
    e. [TEXT 8403] Postage .............................................................   8403              0  2.e.
    f. [TEXT 4141] Legal fees and expenses .............................................   4141              0  2.f.
    g. [TEXT 4146] FDIC deposit insurance assessments ..................................   4146              0  2.g.
       [TEXT 4464]
    h.             Lease Residual Charge ...............................................   4464         20,000  2.h.
       [TEXT 4467]
    i.             Corporate Overhead Charges ..........................................   4467         14,639  2.i.
       [TEXT 4468]
    j. .................................................................................   4468              0  2.j.
3.  Extraordinary items and other adjustments and applicable income tax effect
    (from Schedule RI, item 11) (itemize and describe all extraordinary items and other adjustments):
    a. (1) [TEXT 6373] Effect of adopting FAS 133, "Accounting for Derivative
                       Instruments and Hedging Activities" .............................   6373              0  3.a.(1)
       (2) Applicable income tax effect                                4486           0                         3.a.(2)

           [TEXT 4487]
    b. (1)             n/a .............................................................   4487              0  3.b.(1)
       (2) Applicable income tax effect                                4488           0                         3.b.(2)

           [TEXT 4489]
    c. (1)             n/a .............................................................   4489              0  3.c.(1)
       (2) Applicable income tax effect                                4491           0                         3.c.(2)

7/30/2001 - The Huntington National B - Certificate Number 06560       FFIEC 031
                                                                       Page RI-8

                                                                                               Year-to-date
                                                                                           ---------------------
                                                     Dollar Amounts in Thousands           RIAD  Bil  Mil Thou
----------------------------------------------------------------------------------------------------------------
4.  Restatements due to corrections of material accounting errors and changes in accounting principles (from Schedule RI-A, item 2) (itemize and describe all restatements):
       [TEXT B526]
    a.             Change in accounting method for derivatives .........................   B526        (9,113)  4.a.
       [TEXT B527]
    b.             n/a .................................................................   B527              0  4.b.
5.  Other transactions with parent holding company (from Schedule RI-A, item 11)
    (itemize and describe all such transactions):
       [TEXT 4498]
    a.             n/a .................................................................   4498              0  5.a.
       [TEXT 4499]
    b.             n/a .................................................................   4499              0  5.b.
6.  Adjustments to allowance for loan and lease losses (from Schedule RI-B, part II, item 5) (itemize and describe all adjustments):
       [TEXT 5523]
    a.             Write-downs arising from transfers of loans to the
                   held-for-sale account ...............................................   5523              0  6.a.
       [TEXT 4522]
    b.             Allowance of securitized loans.......................................   4522        (3,038)  6.b.
7.  Other explanations (the space below is provided for the bank to briefly describe, at its option, any other significant items affecting the Report of Income):

    Other explanations (Either enter text in the field below or skip and leave blank for "No comment"):

   (TEXT 4769)

7/30/2001 - The Huntington National B - Certificate Number 06560       FFIEC 031
                                                                       Page RC-1

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet




                                                                             Dollar Amounts in Thousands  RCFD  Bil Mil Thou
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
l.  Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1) ...........................................  0081     886,195     1.a.
    b. Interest-bearing balances(2) ....................................................................  0071       1,322     1.b.
2.  Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A) ......................................  1754      14,978     2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D) ....................................  1773   3,088,779     2.b.
3.  Federal funds sold and securities purchased under agreements to resell .............................  1350      54,696     3.
4.  Loans and lease financing receivables (from Schedule RC-C):
    a. Loans and leases held for sale ..................................................................  5369     376,671     4.a.
    b. Loans and leases, net of unearned income ...................................... B528  21,047,712                        4.b.
    c. LESS: Allowance for loan and lease losses ..................................... 3123     351,133                        4.c.
    d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c) .....................  B529   20,696,579    4.d.
5.  Trading assets (from Schedule RC-D) ................................................................  3545        1,640    5.
6.  Premises and fixed assets (including capitalized leases) ...........................................  2145     450,553     6.
7.  Other real estate owned (from Schedule RC-M) .......................................................  2150       9,913     7.
8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M) ...........  2130       5,364     8.
9.  Customers' liability to this bank on acceptances outstanding .......................................  2155      15,335     9.
10. Intangible assets:
    a. Goodwill ........................................................................................  3163     636,109     10.a.
    b. Other intangible assets (from Schedule RC-M) ....................................................  0426     120,283     10.b.
11. Other assets (from Schedule RC-F) ..................................................................  2160   1,459,280     11.
12. Total assets (sum of items i through 11) ...........................................................  2170  27,817,697     12.


----------

(1)      Includes cash items in process of collection and unposted debits.

(2)      Includes time certificates of deposit not held for trading.

                                        Dollar Amounts in Thousands       RCON  Bil  Mil    Thou
____________________________________________________________________________________________________

LIABILITIES

 13. Deposits:
     a. In domestic offices (sum of totals of columns A and C from
        Schedule RC-E, part I)........................................... 2200       18,678,563  13.a.
        (1) Noninterest-bearing(1)..............RCON  6631      3,841,843                        13.a.(1)
        (2) Interest-bearing....................RCON  6636     14,836,720                        13.a.(2)
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs     RCFN
        (from Schedule RC-E, part II).................................... 2200          489,983  13.b
        (1) Noninterest-bearing.................RCFN  6631              0                        13.b.(1)
        (2) Interest-bearing....................RCFN  6636        489,983 RCFD                   13.b.(2)
 14. Federal funds purchased and secured sold under agreements
     to repurchase....................................................... 2800         2,454,471 14.
 15. Trading liabilities (from Schedule RC-D)............................ 3548                 0 15.
 16. Other borrowed money (includes mortgage indebtedness and obligations
     under capitalized leases)(from Schedule RC-M)....................... 3190         2,122,208 16.
 17. Not applicable
 18. Bank's liability on acceptances executed and outstanding............ 2920            15,335 18.
 19. Subordinated notes and debentures(2)................................ 3200           953,547 19.
 20. Other liabilities (from Schedule RC-G).............................. 2930           593,212 20.
 21. Total liabilities (sum of items 13 through 20)...................... 2948        25,307,319 21.
 22. Minority interest in consolidated subsidiaries...................... 3000           415,186 22.
 EQUITY CAPITAL
 23. Perpetual preferred stock and related surplus....................... 3838                 0 23.
 24. Common Stock........................................................ 3230            40,000 24.
 25. Surplus (exclude all surplus related to preferred stock)............ 3839           451,268 25.
 26. a. Retained earnings................................................ 3632         1,608,819 26.a.
     b. Accumulated other comprehensive income (3)....................... B530           (4,895) 26.b.
 27. Other equity capital components (4)................................. A130                 0 27.
 28. Total equity capital (sum of items 23 through 27)................... 3210         2,095,192 28.
 29. Total liabilities, minority interest, and equity capital (sum of
     items 21, 22, and 28)............................................... 3300        27,817,697 29.

 MEMORANDUM
 TO BE REPORTED WITH THE MARCH REPORT OF CONDITION.
  1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work
     performed for the bank by independent external auditors as of any     RCFD          Number
     date during 2000.....................................................6724             N/A   M.1.


 1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
 2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
 3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
 4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
 5 = Directors' examination of the bank performed by other external auditors
     (may be required by state chartering authority)
 6 = Review of the bank's financial statements by external auditors
 7 = Compilation of the bank's financial statements by external auditors
 8 = Other audit procedures (excluding tax preparation work)
 9 = No external audit work

___________


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Includes limited-life preferred stock and related surplus.

(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(4) Includes treasury stock and unearned Employee Stock Ownership Plan shares.

7/30/2001 - The Huntington National B - Certificate Number 06560       FFIEC 031
                                                                       Page RC-3

Schedule RC-A - Cash and Balances Due From Depository Institutions         13

Exclude assets held for trading.

                                                                             -------------------------------------------------
                                                                                   (Column A)                (Column B)
                                                                                  Consolidated                Domestic
                                                                                      Bank                     Offices
                                                                             -------------------------------------------------
                                               Dollar Amounts in Thousands   RCFD   Bil   Mil   Thou   RCON   Bil   Mil   Thou
------------------------------------------------------------------------------------------------------------------------------
1. Cash items in process of collection, unposted debits, and currency and
   coin .................................................................... 0022            789,752                            1.
   a. Cash items in process of collection and unposted debits ..............                           0020            579,836  1.a.
   b. Currency and coin ....................................................                           0080            209,916  1.b.
2. Balances due from depository institutions in the U.S. ...................                           0082             68,878  2.
   a. U.S. branches and agencies of foreign banks (including their IBFs) ... 0083                  0                            2.a.
   b. Other commercial banks in the U.S. and other depository institutions
      in the U.S. (including their IBFs) ................................... 0085             68,878                            2.b.
3. Balances due from banks in foreign countries and foreign central banks ..                           0070                  0  3.
   a. Foreign branches of other U.S. banks ................................. 0073                  0                            3.a.
   b. Other banks in foreign countries and foreign central banks ........... 0074                  0                            3.b.
4. Balances due from Federal Reserve Banks ................................. 0090             28,887   0090             28,887  4.
5. Total (sum of items 1 through 4) (total of column A must equal
   Schedule RC, sum of items 1.a and 1.b) .................................. 0010            887,517   0010            887,517  5.

Schedule RC-B - Securities

Exclude assets held for trading.

                                       --------------------------------------------------------------------------------------
                                                    Held-to-maturity                           Available-for-sale
                                       --------------------------------------------------------------------------------------
                                            (Column A)            (Column B)            (Column C)            (Column D)
                                          Amortized Cost          Fair Value          Amortized Cost          Fair Value
                                       --------------------------------------------------------------------------------------
          Dollar Amounts in Thousands  RCFD  Bil  Mil  Thou  RCFD  Bil  Mil  Thou  RCFD  Bil  Mil  Thou  RCFD  Bil  Mil  Thou
------------------------------------------------------------------------------------------------------------------------------
1. U.S. Treasury securities .......... 0211               0  0213               0  1286               0  1287                0  1.
2. U.S. Government agency obligations
   (exclude mortgage-backed
   securities):
   a. Issued by U.S. Government
      agencies(1) .................... 1289               0  1290               0  1291               0  1293                0  2.a.
   b. Issued by U.S. Government
      sponsored agencies(2) .......... 1294               0  1295               0  1297         949,552  1298          950,567  2.b.
3. Securities issued by states
   and political subdivisions in
   the U.S. .......................... 8496          14,978  8497          15,159  8498         127,125  8499          125,048  3.

----------

(1) Includes Small Business Administration "Guaranteed Loan Pool Certificates," U.S. Maritime Administration obligations, and Export-Import Bank participation certificates.

(2) Includes obligations (other than mortgage-backed securities) issued by the Farm Credit System, the Federal Home Loan Bank System, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Financing Corporation, Resolution Funding Corporation, the Student Loan Marketing Association, and the Tennessee Valley Authority.

7/30/2001 - The Huntington National B - Certificate Number 06560       FFIEC 031
                                                                       Page RC-4
Schedule RC-B - Continued                                                 [14]

                                             Held-to-maturity                             Available-for-sale
                              ---------------------------------------------   ----------------------------------------------
                                   (Column A)              (Column B)                  (Column C)        (Column D)
                                  Amortized Cost           Fair Value                Amortized Cost      Fair Value
                              ----------------------  ---------------------   ----------------------  ----------------------
Dollar Amounts in Thousands   RCFD  Bil  Mil    Thou  RCFD  Bil  Mil   Thou   RCFD  Bil  Mil    Thou  RCFD  Bil  Mil    Thou
                              ----  ---  ---    ----  ----  ---  ---   ----   ----  ---  ---    ----  ----  ---  ---    ----
4. Mortgage-backed
   securities (MBS):
   a. Pass-through
      securities:
      (1) Guaranteed by
          GNMA..............  1698                 0  1699                 0  1701            19,960  1702            20,482 4.a.(1)
      (2) Issued by FNMA
          and FHLMC.........  1703                 0  1705                 0  1706           985,429  1707           986,960 4.a.(2)
      (3) Other pass-through
          securities........  1709                 0  1710                 0  1711                 0  1713                 0 4.a.(3)
  b. Other mortgage-backed
     securities (include
     CMOs, REMICs, and
     stripped MBS):
     (1) Issued or
         guaranteed by FNMA,
         FHLMC, or GNMA.....  1714                 0  1715                 0  1716           572,505  1717           573,874 4.b.(1)
     (2) Collateralized by
         MBS issued or
         guaranteed by FNMA,
         FHLMC, or GNMA.....  1718                 0  1719                 0  1731                 0  1732                 0 4.b.(2)
     (3) All other
         mortgage-backed
         securities.........  1733                 0  1734                 0  1735           292,819  1736           288,673 4.b.(3)
5. Asset-backed
   securities (ABS):
   a. Credit card
      receivables...........  B838                 0  B839                 0  B840                 0  B841                 0 5.a.
   b. Home equity lines.....  B842                 0  B843                 0  B844                 0  B845                 0 5.b.
   c. Automobile loans......  B846                 0  B847                 0  B848                 0  B849                 0 5.c.
   d. Other consumer
      loans.................  B850                 0  B851                 0  B852                 0  B853                 0 5.d.
   e. Commercial and
      industrial loans......  B854                 0  B855                 0  B856                 0  B857                 0 5.e.
   f. Other.................  B858                 0  B859                 0  B860                 0  B861                 0 5.f.
6. Other debt securities:
   a. Other domestic
      debt securities.......  1737                 0  1738                 0  1739           139,497  1741           139,531 6.a.
   b. Foreign debt
      securities............  1742                 0  1743                 0  1744             3,500  1746             3,500 6.b.
7. Investments in mutual
   funds and other
   equity securities
   with readily
   determinable fair
   values(1)................                                                  A510               144  A511               144 7.
8. Total (sum of items
   1 through 7) (total
   of column A must
   equal Schedule RC,
   item 2.a) (total
   of column D must
   equal Schedule RC,
   item 2.b)................  1754            14,978  1771            15,159  1772         3,090,531  1773         3,088,779 8.

-----------------------
(1) Report Federal Reserve stock, Federal Home Loan Bank stock, and bankers' bank stock in Schedule RC-F, item 4.

7/30/2001 - The Huntington National B - Certificate Number 06560       FFIEC 031
                                                                       Page RC-5

                                                                           15

Schedule RC-B - Continued

Memoranda

                                                     Dollar Amounts in Thousands           RCFD  Bil  Mil Thou
----------------------------------------------------------------------------------------------------------------
1.  Pledged securities(1)                                                                  0416      2,801,650  M.1.
2.  Maturity and repricing data for debt securities(1),(2)(excluding those in nonaccrual status):
    a.  Securities issued by the U.S. Treasury, U.S. Government agencies, and states and political subdivisions in the U.S.; other non-mortgage debt securities;  and mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or next repricing date of:(3),(4)
        (1) Three months or less                                                           A549          3,108  M.2.a.(1)
        (2) Over three months through 12 months                                            A550         12,937  M.2.a.(2)
        (3) Over one year through three years                                              A551        359,925  M.2.a.(3)
        (4) Over three years through five years                                            A552        780,255  M.2.a.(4)
        (5) Over five years through 15 years                                               A553         77,400  M.2.a.(5)
        (6) Over 15 years                                                                  A554              0  M.2.a.(6)
    b.  Mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or next repricing date of:(3),(5)
        (1) Three months or less                                                           A555              0  M.2.b.(1)
        (2) Over three months through 12 months                                            A556              0  M.2.b.(2)
        (3) Over one year through three years                                              A557              0  M.2.b.(3)
        (4) Over three years through five years                                            A558         38,997  M.2.b.(4)
        (5) Over five years through 15 years                                               A559        249,315  M.2.b.(5)
        (6) Over 15 years                                                                  A560        719,129  M.2.b.(6)
    c.  Other mortgage-backed securities (include CMOs, REMICs, and stripped
        MBS; exclude mortgage pass-through securities) with an expected average life of:(6)
        (1) Three years or less                                                            A561         65,207  M.2.c.(1)
        (2) Over three years                                                               A562        797,340  M.2.c.(2)
    d.  Debt securities with a REMAINING MATURITY of one year or less (included
        in Memorandum items 2.a through 2.c above)                                         A248         16,045  M.2.d.
3.  Amortized cost of held-to-maturity securities sold or transferred to available-for-sale or trading securities during the calendar year-to-date
    (report  the amortized cost at date of sale or transfer)                               1778              0  M.3.
4.  Structured notes (included in the held-to-maturity and available-for-sale accounts in Schedule RC-B, items 2,3,5, and 6):
    a.  Amortized cost                                                                     8782              0  M.4.a.
    b.  Fair value                                                                         8783              0  M.4.b.


----------

(1) Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.
(2) Exclude investments in mutual funds and other equity securities with readily determinable fair values.
(3) Report fixed rate debt securities by remaining maturity and floating rate debt securities by next repricing date.
(4) Sum of Memorandum item 2.a.(1) through 2.a.(6) plus any nonaccrual debt securities in the categories of debt securities reported in Memorandum item 2.a. that are included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, sum of items 1,2,3,5, and 6, columns A and D, plus mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.
(5) Sum of Memorandum items 2.b.(1) through 2.b.(6) plus any nonaccrual mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.a, sum of columns A and D, less the amount of mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.
(6) Sum of Memorandum items 2.c.(1) and 2.c.(2) plus any nonaccrual "Other mortgage-backed securities" included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.b, sum of columns A and D.

7/30/2001 - The Huntington National B - Certificate Number 06560
                                                                       FFIEC 031
                                                                       Page RC-6

Schedule RC-C - Loans and Lease Financing Receivables

Part 1. Loans and Leases

Do not deduct the allowance for loan and lease losses from amounts reported in this schedule. Report (1) loans and leases held for sale at the lower of cost or market value and (2) other loans and leases, net of unearned income. Report loans and leases net of any applicable allocated transfer risk reserve. Exclude assets held for trading and commercial paper.


                                                                                       (Column A)        (Column B)
                                                                                      Consolidated        Domestic
                                                                                         Bank              Offices
                                                     Dollar Amounts in Thousands     RCFD Bil Mil Thou  RCON Bil Mil Thou
-------------------------------------------------------------------------------------------------------------------------

 1. Loans secured by real estate ..................................................  1410   9,286,135                     1.
    a. Construction, land development, and other land loans .......................                     1415    1,046,901 1.a.
    b. Secured by farmland (including farm residential and other
       improvements ...............................................................                     1420       80,754 1.b.
    c. Secured by 1-4 family residential properties:
       (1) Revolving, open-end loans secured by 1-4 family residential properties
           and extended under lines of credit .....................................                     1797    2,256,072 1.c.(1)
       (2) Closed-end loans secured by 1-4 family residential properties:
           (a) Secured by first liens .............................................                     5367    1,343,311 1.c.(2)(a)
           (b) Secured by junior liens ............................................                     5368    1,134,402 1.c.(2)(b)
    d. Secured by multifamily (5 or more) residential properties ..................                     1460      190,722 1.d.
    e. Secured by nonfarm nonresidential properties ...............................                     1480    3,233,973 1.e.
 2. Loans to depository institutions and acceptances of other banks:
    a. To commercial banks in the U.S. ............................................                     B531        4,340 2.a.
       (1) To U.S. branches and agencies of foreign banks .........................  B532           0                     2.a.(1)
       (2) To other commercial banks in the U.S. ..................................  B533       4,340                     2.a.(2)
    b. To other depository institutions in the U.S. ...............................  B534       6,123   B534        6,123 2.b.
    c. To banks in foreign countries ..............................................                     B535            0 2.c.
       (1) To foreign branches of other U.S. banks ................................  B536           0                     2.c.(1)
       (2) To other banks in foreign countries ....................................  B537           0                     2.c.(2)
 3. Loans to finance agricultural production and other loans to farmers ...........  1590      64,084   1590       64,084 3.
 4. Commercial and industrial loans:
    a. To U.S. addressees (domicile) ..............................................  1763   5,238,485   1763    5,238,485 4.a.
    b. To non-U.S. addressees (domicile) ..........................................  1764          52   1764           52 4.b.
 5. Not applicable
 6. Loans to individuals for household, family, and other personal expenditures
    (i.e., consumer loans)(includes purchased paper):
    a. Credit cards ...............................................................  B538           0   B538            0 6.a.
    b. Other revolving credit plans ...............................................  B539      71,270   B539       71,270 6.b.
    c. Other consumer loans (includes single payment, installment, and all
       student loans) .............................................................  2011   3,231,105   2011    3,231,105 6.c.
 7. Loans to foreign governments and official institutions (including foreign
    central banks) ................................................................  2081           0   2081            0 7.
 8. Obligations (other than securities and leases) of states and political
    subdivisions in the U.S. ......................................................  2107      73,500   2107       73,500 8.
 9. Other loans ...................................................................  1563     244,172                     9.
    a. Loans for purchasing or carrying securities (secured and unsecured) ........                     1545       35,817 9.a.
    b. All other loans (exclude consumer loans) ...................................                     1564      208,355 9.b.
10. Lease financing receivables (net of unearned income) ..........................                     2165    3,205,173 10.
    a. Of U.S. addressees (domicile) ..............................................  2182   3,205,173                     10.a.
    b. Of non-U.S. addressees (domicile) ..........................................  2183           0                     10.b.
11. LESS: Any unearned income on loans reflected in items 1-9 above ...............  2123          56   2123           56 11.
12. Total loans and leases, net of unearned income (sum of items 1 through
    10 minus item 11)(total of column A must equal Schedule RC, sum of items
    4.a and 4.b) ..................................................................  2122  21,424,383   2122   21,424,383 12.


7/30/2001 - The Huntington National B - Certificate Number 06560       FFIEC 031
                                                                       Page RC-7
Schedule RC-C -- Continued                                                17
Part I. Continued

Memoranda

                                   Dollar Amounts in Thousands                                     RCFD  Bil Mil Thou
--------------------------------------------------------------------------------------------------------------------------------
1. Loans and leases restructured and in compliance with modified terms (included in
   Schedule RC-C, part I, above and not reported as past due or nonaccrual in
   Schedule RC-N, Memorandum item 1) (exclude loans secured by 1-4 family residential
   properties and loans to individuals for household, family, and other personal expenditures)...  1616         1,290  M.1.
2. Maturity and repricing data for loans and leases (excluding those in nonaccrual status):
   a. Closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (reported in Schedule RC-C, part I, item 1.c.(2)(a), column B) with a remaining
      maturity or next repricing date of:(1),(2)                                                   RCON
      (1) Three months or less...................................................................  A564       266,287  M.2.a.(1)
      (2) Over three months through 12 months....................................................  A565       135,290  M.2.a.(2)
      (3) Over one year through three years......................................................  A566       187,436  M.2.a.(3)
      (4) Over three years through five years....................................................  A567       167,570  M.2.a.(4)
      (5) Over five years through 15 years.......................................................  A568       177,185  M.2.a.(5)
      (6) Over 15 years..........................................................................  A569       394,356  M.2.a.(6)
   b. All loans and leases (reported in Schedule RC-C, part I, items 1 through 10, column A)
      EXCLUDING closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (reported in Schedule RC-C, part I, item 1.c.(2)(a), column B) with a
      remaining maturity or next repricing date of:(1),(3)                                         RCFD
      (1) Three months or less...................................................................  A570     6,564,006  M.2.b.(1)
      (2) Over three months through 12 months....................................................  A571     1,702,988  M.2.b.(2)
      (3) Over one year through three years......................................................  A572     2,317,518  M.2.b.(3)
      (4) Over three years through five years....................................................  A573     4,723,577  M.2.b.(4)
      (5) Over five years through 15 years.......................................................  A574     4,386,685  M.2.b.(5)
      (6) Over 15 years..........................................................................  A575       246,759  M.2.b.(6)
   c. Loans and leases (reported in Schedule RC-C, part I, items 1 through 10, column A)
      with REMAINING MATURITY of one year or less (excluding those in nonaccrual status).........  A247     4,516,316  M.2.c
3. Loans to finance commercial real estate, construction, and land development activities
   (not secured by real estate) included in Schedule RC-C, part I, items 4 and 9, column A(4)....  2746       143,122  M.3.
4. Adjustable rate closed-end loans secured by first liens on 1-4 family residential properties    RCON
   in domestic offices (included in Schedule RC-C, part I, item 1.c.(2)(a), column B)............  5370       579,509  M.4.
5. Loans secured by real estate to non-U.S. addressees (domicile) (included in Schedule RC-C,      RCFD
   part I, item 1, column A, above)..............................................................  B837             0  M.5.

----------

(1) Report fixed rate loans and leases by remaining maturity and floating rate loans by next repricing date.
(2) Sum of Memorandum items 2.a.(1) through 2.a.(6) plus total nonaccrual closed-end loans secured by first liens on 1-4 family residential properties in domestic offices included in Schedule RC-N, item 1.c.(2), column C, must equal total closed-end loans secured by first liens on 1-4 family residential properties from Schedule RC-C, part I, item 1.c.(2)(a), column B.
(3) Sum of Memorandum items 2.b.(1) through 2.b.(6), plus total nonaccrual loans and leases from Schedule RC-N, sum of items 1 through 8, column C, minus nonaccrual closed-end loans secured by first liens on 1-4 family residential properties in domestic offices included in Schedule RC-N, item 1.c.(2), column C, must equal total loans and leases from Schedule RC-C, part I, sum of items 1 through 10, column A, minus total closed-end loans secured by first liens on 1-4 family residential properties in domestic offices from Schedule RC-C, part I, item 1.c.(2)(a), column B.
(4)  Exclude loans secured by real estate that are included in Schedule RC-C, part I, item 1, column A.

7/30/2001 - The Huntington National B - Certificate Number 06560       FFIEC 031
                                                                      Page RC-7a

Schedule RC-C - Continued                                                 17a

Part II. Loans to Small Businesses and Small Farms

Schedule RC-C, Part II is to be reported only with the June Report of Condition.

Report the number and amount currently outstanding as of June 30 of business loans with "original amounts" of $1,000,000 or less and farm loans with "original amounts" of $500,000 or less. The following guidelines should be used to determine the "original amount" of a loan: (1) For loans drawn down under lines of credit or loan commitments, the "original amount" of the loan is the size of the line of credit or loan commitment when the line of credit or loan commitment was most recently approved, extended, or renewed prior to the report date. However, if the amount currently outstanding as of the report date exceeds this size, the "original amount" is the amount currently outstanding on the report date. (2) For loan participations and syndications, the "original amount" of the loan participation or syndication is the entire amount of the credit originated by the lead lender. (3) For all other loans, the "original amount" is the total amount of the loan at origination or the amount currently outstanding as of the report date, whichever is larger.

LOANS TO SMALL BUSINESSES

                                                                                                                 RCON   (Y / N)
1.  Indicate in the appropriate box at the right whether all or substantially all of the dollar volume of your bank's "Loans secured by nonfarm nonresidential properties" in domestic offices reported in
    Schedule RC-C, part I, item 1.e, column B, and all or substantially all of the dollar volume of your bank's "Commercial and industrial loans to U.S. addressees" in domestic offices reported in Schedule
    RC-C, part I, item 4.a, column B, have original amounts of $100,000 or less (if your bank has no loans outstanding in both of these two loan categories, place an "N" in the box to the right for NO,
    otherwise mark it "Y" for YES.) ...........................................................................  6999      N     1.

If YES, complete items 2.a and 2.b below, skip items 3 and 4, and go to item 5.

If NO and your bank has loans outstanding in either loan category, skip items 2.a and 2.b, complete items 3 and 4 below, and go to item 5.

If NO and your bank has no loans outstanding in both loan categories, skip items 2 through 4, and go to item 5.

                                                                                         -----------------
2.  Report the total number of loans currently outstanding for each of the following      Number of Loans
    Schedule RC-C, part I, loan categories:                                              -----------------
    a. "Loans secured by nonfarm nonresidential properties" in domestic offices reported in Schedule RC-C, part I, item 1.e, column B
       (Note: Item 1.e, column B, divided by the number of loans should NOT              RCON
       exceed $100,000.) .............................................................   5562          N/A  2.a.
    b. "Commercial and industrial loans to U.S. addressees" in domestic offices reported in Schedule RC-C, part I, item 4.a, column B
       (Note: Item 4.a, column B, divided by the number of loans should NOT
       exceed $100,000.) .............................................................   5563          N/A  2.b.
                                                                                         -----------------

                                                                                             (Column A)             (Column B)
                                                                                                                      Amount
                                                                                                                     Currently
                                                          Dollar Amounts in Thousands      Number of Loans          Outstanding
-------------------------------------------------------------------------------------------------------------------------------
3.  Number and amount currently outstanding of "Loans secured by nonfarm nonresidential  RCON               RCON   Bil Mil Thou
    properties" in domestic offices reported in Schedule RC-C, part 1, item 1.e, column B (sum of items 3.a through 3.c must be less than or equal to
    Schedule RC-C, part 1, item 1.e, column B):
    a. With original amounts of $100,000 or less ......................................  5564        2,639  5565       115,835  3.a.
    b. With original amounts of more than $100,000 through $250,000 ...................  5566        2,611  5567       328,841  3.b.
    c. With original amounts of more than $250,000 through $1,000,000 .................  5568        2,667  5569     1,035,238  3.c.
4.  Number and amount currently outstanding of "Commercial and industrial loans to
    U.S. addressees" in domestic offices reported in Schedule RC-C, part I, item 4.a, column B (sum of items 4.a through 4.c must be less than or equal to
    Schedule RC-C, part I, item 4.a, column B):
    a. With original amounts of $100,000 or less ......................................  5570       18,968  5571       500,196  4.a.
    b. With original amounts of more than $100,000 through $250,000 ...................  5572        2,260  5573       260,046  4.b.
    c. With original amounts of more than $250,000 through $1,000,000 .................  5574        2,365  5575       839,709  4.c.
-------------------------------------------------------------------------------------------------------------------------------

                                                                       FFIEC 031
                                                                      Page RC-7b

                                                                             17b

7/30/2001 - The Huntington National B - Certificate Number 08560

Schedule RC-C - Continued

Part II. Continued

                                                                                  RCON     (Y/N)
                                                                                  -----    -----
AGRICULTURAL LOANS TO SMALL FARMS
 5.  Indicate in the appropriate box at the right whether all or substantially all of the dollar volume of your bank's "Loans secured by farmland
     (including farm residential and other improvements)" in domestic offices reported in Schedule RC-C, part I, item 1.b, column B, and all or substantially all of the dollar volume of your bank's "Loans to finance agricultural production and other loans to farmers" in domestic offices reported in Schedule RC-C, part I, item 3, column B, have original amounts of $100,000 or less (If your bank has no loans outstanding in both of these two loan categories, place an "N" in the box to the right for NO,
     otherwise mark it "Y" for YES.) ...........................................  6860       N        5.

If YES, complete items 6.a and 6.b below, and do not complete items 7 and 8.

If NO and your bank has loans outstanding in either loan category, skip items 6.a and 6.b and complete items 7 and 8 below.

If NO and your bank has no loans outstanding in both loan categories, do not complete items 6 through 8.

                                                                                      Number of Loans
                                                                                  ----------------------------
                                                                                  RCON
                                                                                  ----
 6.  Report the total number of the loans currently outstanding for each of the following Schedule RC-C, part I, loan categories:
     a.   "Loans secured by farmland (including farm residential and other improvements)" in domestic offices reported in Schedule
          RC-C, part I, item 1.b, column B (Note: Item 1.b, column B,
          divided by the number of loans should NOT exceed $100,000.) .........   5576       N/A         6.a.
     b.   "Loans to finance agricultural production and other loans to farmers" in domestic offices reported in Schedule RC-C, part I, item 3, column B (Note: Item 3, column B, divided by the
          number of loans should NOT exceed $100,000.) ........................   5577       N/A         6.b.



                                                                                  (Column A)                (Column B)
                                                                                                              Amount
                                                                                                             Currently
                                              Dollar Amounts in Thousands        Number of Loans            Outstanding
-------------------------------------------------------------------------      ---------------------     -------------------
                                                                               RCON                       RCON Bil Mil Thou
                                                                               ----                       ---- --- --- ----
 7.  Number and amount currently outstanding of "Loans secured by farmland (including farm residential and other improvements)"
     in domestic offices reported in Schedule RC-C, part I, item 1.b, column B (sum of items 7.a through 7.c must be less than
     or equal to Schedule RC-C, part I, item 1.b, column B):
     a.   With original amounts of $100,000 or less ......................      5578             280       5579     12,403    7.a.
     b.   With original amounts of more than $100,000 through $250,000....      5580             142       5581     17,033    7.b.
     c.   With original amounts of more than $250,000 through $500,000....      5582              58       5583     16,783    7.c.
 8.  Number and amount currently outstanding of "Loans to finance agricultural production and other loans to farmers" in domestic offices reported in Schedule RC-C, part I, item 3, column B (sum of items 8.a through 8.c must be less than or equal to Schedule RC-C, part I, item 3, column B):
     a.   With original amounts of $100,000 or less .....................       5584             719       5585     20,025    8.a.
     b.   With original amounts of more than $100,000 through $250,000...       5586             158       5587     19,779    8.b.
     c.   With original amounts of more than $250,000 through $500,000...       5588              41       5589      9,809    8.c.

7/30/2001 - The Huntington National B - Certificate Number 06560      FFIEC 031
                                                                      Page RC-8

Schedule RC-D - Trading Assets and Liabilities

Schedule RC-D is to be completed by banks that reported average trading assets (Schedule RC-K; item 7) of $2 million or more for any quarter of the preceding calendar year.

                                                       Dollar Amounts in Thousands                       RCON  Bil  Mil  Thou
-------------------------------------------------------------------------------------------------------------------------------
ASSETS
1.  U.S. Treasury securities in domestic offices......................................................   3531               0  1.
2.  U.S. Government agency obligations in domestic offices (exclude mortgage-backed securities)......    3532               0  2.
3.  Securities issued by states and political subdivisions in the U.S. in domestic offices...........    3533               0  3.
4.  Mortgage-backed securities (MBS) in domestic offices:
    a.  Pass-through securities issued or guaranteed by FNMA, FHLMC, or GNMA.........................    3534               0  4.a.
    b.  Other mortgage-backed securities issued or guaranteed by FNMA, FHLMC, or GNMA
        (include CMOs, REMICs, and stripped MBS).....................................................    3535               0  4.b.
    c.  All other mortgage-backed securities.........................................................    3536               0  4.c.
5.  Other debt securities in domestic offices........................................................    3537               0  5.
6. - 8.  Not applicable
9.  Other trading assets in domestic offices.........................................................    3541           1,640  9.

10. Trading assets in foreign offices............................................................RCFN    3542               0  10.
11. Revaluation gains on interest rate, foreign exchange rate, and other commodity and equity contracts:
    a.  In domestic offices......................................................................RCON    3543               0  11.a.

    b.  In foreign offices.......................................................................RCFN    3543               0  11.b.

12. Total trading assets (sum of items 1 through 11)(must equal Schedule RC, item 5).............RCFD    3545           1,640  12.


                                                                                                         RCFD  Bil  Mil  Thou
LIABILITIES                                                                                            ------------------------
13. Liability for short positions....................................................................    3546               0  13.
14. Revaluation losses on interest rate, foreign exchange rate, and other commodity and equity
    contracts........................................................................................    3547               0  14.
15. Total trading liabilities (sum of items 13 and 14)(must equal Schedule RC, item 15)..............    3548               0  15.

7/30/2001 - The Huntington National B - Certificate Number 06560      FFIEC 031
                                                                      Page RC-9


Schedule RC-E - Deposit Liabilities                                        19

Part I. Deposits in Domestic Offices





                                                                                                     Nontransaction
                                                              Transaction Accounts                      Accounts
                                                          _____________________________________________________________

                                                              (Column A)            (Column B)          (Column C)
                                                           Total transaction       Memo: Total            Total
                                                          accounts (including    demand deposits      nontransaction
                                                              total demand          (included in         accounts
                                                                 deposits)            column A)      (including MMDAs)
____________________________________________________________________________________________________________________________________

                            Dollar Amounts in Thousands    RCON  Bil Mil Thou    RCON  Bil Mil Thou    RCON    Bil Mil Thou
____________________________________________________________________________________________________________________________________
 Deposits of:
 1. Individuals, partnerships, and corporations
    (include all certified and official checks)........... B549     4,920,018                            B550    13,164,109 1.
 2. U.S. Government....................................... 2202            48                            2520             0 2.
 3. States and political subdivisions in the U.S.......... 2203       137,921                            2530       431,977 3.
 4. Commercial banks and other depository
    institutions in the U.S............................... B551        23,521                            B552             0 4.
 5. Banks in foreign countries............................ 2213           969                            2236             0 5.
 6. Foreign governments and official institutions
    (including foreign central banks)..................... 2216             0                            2377             0 6.
 7. Total (sum of items 1 through 6)(sum of columns A
    and C must equal Schedule RC, item 13.a).............. 2215     5,082,477   2210      3,357,646      2385    13,596,086 7.


Memoranda


                               Dollar Amount in Thousands                  RCON  Bil Mil Thou
_________________________________________________________________________________________________________________


 1. Selected components of total deposits
    (ie., sum of item 7, columns A and C):
     a. Total Individual Retirement Accounts
     (IRAs) and Keogh Plan accounts................................         6835    880,235 M.1.a.
     b. Total brokered deposits....................................         2365    100,233 M.1.b.
     c. Fully insured brokered deposits (included in Memorandum item 1.b above):
        (1) Issued in denominations of less than $100,000..........         2343          0 M.1.c.(1)
        (2) Issued either in denominations of $100,000 or in
            denominations greater than $100,000 and
            participated out by the broker in shares of $100,000
            or less................................................         2344     48,905 M.1.c.(2)
     d. Maturity data for brokered deposits:
        (1) Brokered deposits issued in denominations of less
            than $100,000 with a remaining maturity of one year
            or less (included in Memorandum item 1.c.(1) above).....        A243          0 M.1.d(1)
        (2) Brokered deposits issued in denominations of
            $100,000 or more with a remaining maturity of one year
            or less (included in Memorandum item 1.b above).........        A244     52,000 M.1.d.(2)
     e. Preferred deposits (uninsured deposits of states and
        political subdivisions in the U.S. reported in item 3
        above which are secured or collateralized as required under
        state law)(to be completed for the December report only)....        5590        N/A M.1.e.
 2. Components of total nontransaction accounts (sum of Memorandum items 2.a through 2.c must equal item 7, column C above):
    a. Savings deposits
       (1) Money market deposit accounts (MMDAs)....................        6810  3,148,119 M.2.a.(1)
       (2) Other savings deposits (excludes MMDAs)..................        0352  3,637,792 M.2.a.(2)
    b. Total time deposits of less than $100,000....................        6648  5,447,117 M.2.b.
    b. Total time deposits of $100,000 or more .....................        2604  1,363,085 M.2.c.



7/30/2001 - The Huntington National B - Certificate Number 06560       FFIEC 031
                                                                      Page RC-10

Schedule RC-E - Continued                                              /20/

Part 1. Continued


Memoranda (continued)                           Dollar Amounts in Thousands     RCON  Bil  Mil  Thou
-----------------------------------------------------------------------------------------------------
3. Maturity and repricing data for time deposits of less than $100,000;
   a. Time deposits of less than $100,000 with a remaining maturity of next repricing date of (1),(2)
      (1) Three months or less ..............................................   A579       1,398,000 M.3.a.(1)
      (2) Over three months through 12 months ...............................   A580       2,611,289 M.3.a.(2)
      (3) Over one year through three years .................................   A581       1,313,333 M.3.a.(3)
      (4) Over three years ..................................................   A582         124,495 M.3.a.(4)
   b. Time deposits of less than $100,000 with a REMAINING MATURITY of one year or less (included in Memorandum items 3.a.(1) through 3.a.(4)
      above(3) ..............................................................   A241       4,009,289 M.3.b.
4. Maturity and repricing data for time deposits of $100,000 or more:
   a. Time deposits of $100,000 or more with a remaining maturity or next repricing date of (1),(4)
      (1) Three months or less ..............................................   A584         600,184 M.4.a.(1)
      (2) Over three months through 12 months ...............................   A585         504,458 M.4.a.(2)
      (3) Over one year through three years .................................   A586         173,006 M.4.a.(3)
      (4) Over three years ..................................................   A587          85,410 M.4.a.(4)
   b. Time deposits of $100,000 or more with a REMAINING MATURITY of one year or less (included in Memorandum items 4.a.(1) through 4.a.(4)
      above(3) ..............................................................   A242       1,104,644 M.4.b.

------
(1) Report fixed rate time deposits by remaining maturity and floating rate time deposits by next repricing date.
(2) Sum of Memorandum items 3.a.(1) through 3.a.(4) must equal Schedule RC-E, Memorandum item 2.b. above.
(3) Report both fixed and floating rate time deposits by remaining maturity. Exclude floating rate time deposits with a next repricing date of one year or less that have a remaining maturity of over one year.
(4) Sum of Memorandum items 4.a.(1) through 4.a.(4) must equal Schedule RC-E, Memorandum item 2.c above.

Part II. Deposits in Foreign Offices (including Edge and Agreement subsidiaries and IBFs)

                                                Dollar Amounts in Thousands     RCFN  Bil  Mil  Thou
-----------------------------------------------------------------------------------------------------
Deposits of:
1. Individuals, partnerships, and corporations (include all certified
   and official checks) .....................................................   B553         489,983 1.
2. U.S. banks (including IBFs and foreign branches of U.S. banks) and other
   U.S. depository institutions..............................................   B554               0 2.
3. Foreign banks (including U.S. branches and agencies of foreign banks,
   including their IBFs .....................................................   2625               0 3.
4. Foreign governments and official institutions (including foreign central
   banks) ...................................................................   2650               0 4.
5. U.S. Government and states and political subdivisions in the U.S. ........   B555               0 5.
6. Total (sum of items 1 through 5) (must equal Schedule RC, item 13.b ......   2200         489,983 6.

Memorandum
                                                Dollar Amounts in Thousands     RCFN  Bil  Mil  Thou
-----------------------------------------------------------------------------------------------------
1. Time deposits with a remaining maturity of one year or less (included
   in Part II, item 6 above) ................................................   A245         489,983 M.1.

7/30/2001 - The Huntington National B - Certificate Number 06560

                                                                       FFIEC 031
                                                                      Page RC-11

                                                                              21

SCHEDULE RC-F - OTHER ASSETS

                                                  Dollar Amounts in Thousands   RCFD Bil Mil Thou
-----------------------------------------------------------------------------   ------------------
1.   Accrued interest receivable(1)..........................................    B556     130,016    1.
2.   Net deferred tax assets(2)..............................................    2148           0    2.
3.   Interest-only strips receivable (not in form of a security)(3) on:
     a.   Mortgage loans.....................................................    A519           0    3.a.
     b.   Other financial assets.............................................    A520           0    3.b.
4.   Equity securities that DO NOT have readily determinable fair values(4)..    1752      16,738    4.
5.   Other (itemize and describe amounts greater than $25,000 that exceed 25%
     of this item)...........................................................    2168   1,312,526    5.
     a.   TEXT 2166 Prepaid expenses             2166                      0                         5.a.
     b.   TEXT C009 Cash surrender value of life
                    insurance                    C009                      0                         5.b.
     c.   TEXT 1578 Repossessed personal
                    property (including
                    vehicles)                    1578                      0                         5.c.
     d.   TEXT C010 Derivatives with a positive
                    fair value held for
                    purposes other than trading  C010                      0                         5.d.
     e.   TEXT 3549 Bank owned life insurance    3549                824,062                         5.e.
     f.   TEXT 3550                              3550                      0                         5.f.
     g.   TEXT 3551                              3551                      0                         5.g.
6.   Total (sum of items 1 through 5)(must equal Schedule RC, item 11)......    2160    1,459,280    6.

SCHEDULE RC-G - OTHER LIABILITIES

                                                  Dollar Amounts in Thousands   RCON Bil Mil Thou
-----------------------------------------------------------------------------   ------------------
1.   a.   Interest accrued and unpaid on deposits in domestic offices(5).....   3645        60,774   1.a.
     b.   Other expenses accrued and unpaid (includes accrued income taxes      RCFD
          payable)...........................................................   3646        76,928   1.b.
2.   Net deferred tax liabilities(2).........................................   3049       366,489   2.
3.   Allowance for credit losses on off-balance sheet credit exposures.......   B557             0   3.
4.   Other (itemize and describe amounts greater than $25,000 that exceed 25%
     of this item)...........................................................   2938        89,021   4.
     a.   TEXT 3066 Accounts payable             3066                       0                        4.a.
     b.   TEXT C011 Deferred compensation
                    liabilities                  C011                       0                        4.b.
     c.   TEXT 2932 Dividends declared but not
                    yet payable                  2932                       0                        4.c.
     d.   TEXT C012 Derivatives with a negative
                    fair value held for
                    purposes other than trading  C012                       0                        4.d.
     e.   TEXT 3552 Deferred income on sale/
                    leaseback agreement          3552                  44,970                        4.e.
     f.   TEXT 3553                              3553                       0                        4.f.
     g.   TEXT 3554                              3554                       0                        4.g.
5.   Total (sum of items 1 through 4)(must equal Schedule RC, item 20)........  2930       593,212   5.

----------------
(1) Include accrued interest receivable on loans, leases, debt securities, and other interest-bearing assets.

(2) See discussion of deferred income taxes in Glossary entry on "income taxes."

(3) Report interest-only strips receivable in the form of a security as available-for-sale securities in Schedule RC, item 2.b, or as trading assets in Schedule RC, item 5, as appropriate.

(4) Include Federal Reserve stock, Federal Home Loan Bank stock, and bankers' bank stock.

(5)  For savings banks, include "dividends" accrued and unpaid on deposits.

7/30/2001 - The Huntington National B - Certificate Number 06560      FFIEC 031
                                                                      Page RC-12

Schedule RC-H - Selected Balance Sheet Items for Domestic Offices          22

                                                                                    -----------------------
                                                                                       Domestic Offices
                                                                                    -----------------------
                                               Dollar Amounts in Thousands          RCON   Bil   Mil   Thou
-----------------------------------------------------------------------------------------------------------
1. Customers' liability to this bank on acceptances outstanding ................... 2155             15,335  1.
2. Bank's liability on acceptances executed and outstanding ....................... 2920             15,335  2.
3. Federal funds sold and securities purchased under agreements to resell ......... 1350             54,696  3.
4. Federal funds purchased and securities sold under agreements to repurchase ..... 2800          2,454,471  4.
5. Other borrowed money ........................................................... 3190          2,122,208  5.
   EITHER
6. Net due from own foreign offices, Edge and Agreement subsidiaries, and IBFs .... 2163                  0  6.
   OR
7. Net due to own foreign offices, Edge and Agreement subsidiaries, and IBFs ...... 2941          1,125,100  7.
8. Total assets (excludes net due from foreign offices, Edge and Agreement
   subsidiaries, and IBFs) ........................................................ 2192         27,817,697  8.
9. Total liabilities (excludes net due to foreign offices, Edge and Agreement
   subsidiaries, and IBFs) ........................................................ 3129         24,182,219  9.

IN ITEMS 10-17, REPORT THE AMORTIZED (HISTORICAL) COST OF BOTH HELD-TO-MATURITY     RCON   Bil   Mil   Thou
AND AVAILABLE-FOR-SALE SECURITIES IN DOMESTIC OFFICES.                              -----------------------
10. U.S. Treasury securities ...................................................... 1039                  0  10.
11. U.S. Government agency obligations (exclude mortgage-backed securities) ....... 1041            949,552  11.
12. Securities issued by states and political subdivisions in the U.S. ............ 1042            142,103  12.
13. Mortgage-backed securities (MBS):
   a. Pass-through securities:
      (1) Issued or guaranteed by FNMA, FHLMC, or GNMA ............................ 1043          1,005,389  13.a.(1)
      (2) Other pass-through securities ........................................... 1044                  0  13.a.(2)
   b. Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS):
      (1) Issued or guaranteed by FNMA, FHLMC, or GNMA ............................ 1209            572,505  13.b.(1)
      (2) All other mortgage-backed securities .................................... 1280            292,819  13.b.(2)
14. Other domestic debt securities (include domestic asset-backed securities) ..... 1281            139,497  14.
15. Foreign debt securities (include foreign asset-backed securities) ............. 1282              3,500  15.
16. Investments in mutual funds and other equity securities with readily
    determinable fair values ...................................................... A510                144  16.
17. Total amortized (historical) cost of both held-to-maturity and available-for-
    sale securities (sum of items 10 through 16) .................................. 1374          3,105,509  17.

18. Equity securities that do not have readily determinable fair values ........... 1752             16,738  18.

Schedule RC-I - Assets and Liabilities of IBFs
To be completed only by banks with IBFs and other "foreign" offices.

                                                                                    -----------------------
                                                                                       Domestic Offices
                                                                                    -----------------------
                                               Dollar Amounts in Thousands          RCFN   Bil   Mil   Thou
-----------------------------------------------------------------------------------------------------------
1. Total IBF assets of the consolidated bank (component of Schedule RC, item 12) .. 2133                N/A  1.
2. Total IBF liabilities (component of Schedule RC, item 21) ...................... 2898                N/A  2.

7/30/2001 - The Huntington National B - Certificate Number 06560      FFIEC 031
                                                                      Page RC-13

                                                                          23


Schedule RC-K - Quarterly Averages (1)

                                                     Dollar Amounts in Thousands           RCFD  Bil  Mil   Thou
-------------------------------------------------------------------------------------------------------------------
ASSETS
1.  Interest-bearing balances due from depository institutions..........................   3381               1,304  1.
2.  U.S. Treasury securities and U.S. Government agency obligations(2) (excluding
    mortgage-backed securities).........................................................   B558             959,058  2.
3.  Mortgage-backed securities(2).......................................................   B559           2,135,983  3.
4.  All other securities(2), (3) (includes securities issued by states and political
    subdivisions in the U.S.)...........................................................   B560             352,054  4.
5.  Federal funds sold and securities purchased under agreements to resell..............   3365              97,434  5.
6.  Loans:
    a. Loans in domestic offices:                                                          RCON
       (1) Total loans..................................................................   3360          21,588,817  6.a.(1)
       (2) Loans secured by real estate.................................................   3385           9,323,510  6.a.(2)
       (3) Loans to finance agricultural production and other loans to farmers..........   3386              65,440  6.a.(3)
       (4) Commercial and industrial loans..............................................   3387           5,305,452  6.a.(4)
       (5) Loans to individuals for household, family and other
           personal expenditures:
           (a) Credit cards.............................................................   B561                   0  6.a.(5)(a)
           (b) Other (includes single payment, installment, all student loans, and
               revolving credit plans other than credit cards)..........................   B562           3,381,032  6.a.(5)(b)
    b. Total loans in foreign offices, Edge and Agreement subsidiaries, and IBFs....RCFN   3360                   0  6.b.
7.  Trading assets..................................................................RCFD   3401              28,285  7.
8.  Lease and financing receivables (net of unearned income)........................RCFD   3484           3,199,624  8.
9.  Total assets(4).................................................................RCFD   3368          28,042,844  9.
LIABILITIES
10. Interest-bearing transaction accounts in domestic offices (NOW accounts,
    ATS accounts, and telephone and preauthorized transfer accounts) (exclude              RCON
    demand deposits)....................................................................   3485           1,757,244   10.
11. Nontransaction accounts in domestic offices:
    a. Savings deposits (include MMDAs).................................................   B563           6,582,727   11.a.
    b. Time deposits of $100,000 or more................................................   A514           1,506,023   11.b.
    c. Time deposits of less than $100,000..............................................   A529           5,623,540   11.c.
12. Interest-bearing deposits in foreign offices, Edge and Agreement subsidiaries,
    and IBFs........................................................................RCFN   3404             424,576   12.
13. Federal funds purchased and securities sold under agreements to repurchase......RCFD   3353           2,597,067   13.
14. Other borrowed money (includes mortgage indebtedness and obligations under
    capitalized leases).............................................................RCFD   3355           2,156,484   14.

----------

(1) For all items, banks have the option of reporting either (1) an average of DAILY figures for the quarter, or (2) an average of WEEKLY figures (i.e., the Wednesday of each week of the quarter).
(2) Quarterly averages for all debt securities should be based on amortized cost.
(3) Quarterly averages for all equity securities should be based on historical cost.
(4) The quarterly average for total assets should reflect all debt securities (not held for trading) at amortized cost, equity securities with readily determinable fair values at the lower of cost or fair value, and equity securities without readily determinable fair values at historical cost.

7/30/2001 - The Huntington National B - Certificate Number 06560
                                                                       FFIEC 031
                                                                      Page RC-14

Schedule RC-L - Derivatives and Off-Balance Sheet Items
                                                                              24

Please read carefully the instructions for the preparation of Schedule RC-L. Some of the amounts reported in Schedule RC-L are regarded as volume indicators and not necessarily as measures of risk.

                                                                      Dollar Amounts in Thousands    RCFD  Bil  Mil  Thou
-------------------------------------------------------------------------------------------------------------------------
 1. Unused commitments:
    a. Revolving, open-end lines secured by 1-4 family residential properties, e.g., home equity
       lines ......................................................................................   3814      3,554,305 1.a.
    b. Credit card lines ..........................................................................   3815              0 1.b.
    c. Commercial real estate, construction, and land development:
       (1) Commitments to fund loans secured by real estate .......................................   3816        622,220 1.c.(1)
       (2) Commitments to fund loans not secured by real estate ...................................   6550         70,085 1.c.(2)
    d. Securities underwriting ....................................................................   3817              0 1.d.
    e. Other unused commitments ...................................................................   3818      4,550,405 1.e.
 2. Financial standby letters of credit and foreign office guarantees .............................   3819        776,120 2.
    a. Amount of financial standby letters of credit conveyed to others             3820     10,024                       2.a.
 3. Performance standby letters of credit and foreign office guarantees ...........................   3821         85,098 3.
    a. Amount of performance standby letters of credit conveyed to others           3822      3,815                       3.a.
 4. Commercial and similar letters of credit ......................................................   3411        265,309 4.
 5. To be completed by banks with $100 million or more in total assets:
    Participations in acceptances (as described in the instructions) conveyed to others by the
    reporting bank ................................................................................   3428              0 5.
 6. Securities lent (including customers' securities lent where the customer is indemnified against
    loss by the reporting bank) ...................................................................   3433              0 6.
 7. Notional amount of credit derivatives:
    a. Credit derivatives on which the reporting bank is the guarantor ............................   A534              0 7.a.
    b. Credit derivatives on which the reporting bank is the beneficiary ..........................   A535              0 7.b.
 8. Spot foreign exchange contracts ...............................................................   8765          2,583 8.
 9. All other off-balance sheet liabilities (exclude derivatives ) (itemize and describe each
    component of this item over 25% of Schedule RC, item 28, "Total equity capital") ..............   3430              0 9.
    a. [TEXT 3432] Securities borrowed                                              3432          0                       9.a.
    b. [TEXT 3434] Commitments to purchase when-issued securities                   3434          0                       9.b.
       [TEXT 3555]
    c.                                                                              3555          0                       9.c.
       [TEXT 3556]
    d.                                                                              3556          0                       9.d.
       [TEXT 3557]
    e.                                                                              3557          0                       9.e.
10. All other off-balance sheet assets (exclude derivatives) (itemize and describe each component
    of this item over 25% of Schedule RC, item 28, "Total equity capital") ........................   5591              0 10.
    a. [TEXT 3435] Commitments to sell when-issued securities                       3435          0                       10.a.
       [TEXT 5592]
    b.                                                                              5592          0                       10.b.
       [TEXT 5593]
    c.                                                                              5593          0                       10.c.
       [TEXT 5594]
    d.                                                                              5594          0                       10.d.
       [TEXT 5595]
    e.                                                                              5595          0                       10.e.

7/30/2001 - The Huntington National B - Certificate Number 06560      FFIEC 031
                                                                      Page RC-15
Schedule RC-L - Continued                                                [25]

                                 ---------------------------------------------   -----------------------------------------
                                      (Column A)               (Column B)                  (Column C)          (Column D)
                                    Interest Rate           Foreign Exchange           Equity Derivative     Commodity and
Dollar Amounts in Thousands           Contracts                Contracts                   Contracts         Other Contracts
                                 ----------------------    --------------------   -------------------- ---------------------
Derivatives Position Indicators   Tril  Bil  Mil  Thou     Tril  Bil  Mil  Thou   Tril  Bil  Mil  Thou  Tril  Bil  Mil  Thou
                                  ----  ---  ---  ----     ----  ---  ---  ----   ----  ---  ---  ----  ----  ---  ---  ----
11. Gross amounts (e.g.,
    notional amounts) (for
    each column, sum of items
    11.a. through 11.e. must
    equal sum of items 12 and
    13):                                RCFD 8693              RCFD 8694                RCFD 8695             RCFD 8696
    a. Futures contracts.......                     250,000                    0                     0                    0 11.a.
                                        RCFD 8697               RCFD 8698                RCFD 8699             RCFD 8700
    b. Forward contracts.......                     820,912               79,850                     0                    0 11.b.
    c. Exchange-traded option
       contracts:                       RCFD 8701               RCFD 8702                RCFD 8703             RCFD 8704
       (1) Written options.....                           0                    0                     0                    0 11.c.(1)
                                        RCFD 8705               RCFD 8706                RCFD 8707             RCFD 8708
       (2) Purchased options...                           0                    0                     0                    0 11.c.(2)
    d. Over-the-counter option
       contracts:                       RCFD 8709               RCFD 8710                RCFD 8711             RCFD 8712
       (1) Written options....                    1,055,956                    0                     0                    0 11.d.(1)
                                        RCFD 8713               RCFD 8714                RCFD 8715             RCFD 8716
       (2) Purchased options..                    1,670,956                    0                     0                    0 11.d.(2)
                                        RCFD 3450               RCFD 3826                RCFD 8719             RCFD 8720
    e. Swaps..................                    5,052,639               34,650                     0                    0 11.e.
12. Total gross notional
    amount of derivative
    contracts held for                  RCFD A126               RCFD A127                RCFD 8723             RCFD 8724
    trading ..................                    4,069,550               79,850                     0                    0 12.
13. Total gross notional
    amount of derivative
    contract held for
    purposes other than                 RCFD 8725               RCFD 8726                RCFD 8727             RCFD 8728
    trading...................                    4,780,913               34,650                     0                    0 13.
    a. Interest rate swaps
       where the bank has
       agreed to pay a fixed            RCFD A589
       rate ..................                    2,145,000                                                                 13.a.
14. Gross fair values of
    derivative contracts:
    a. Contracts held for
       trading:                         RCFD 8733               RCFD 8734                RCFD 8735             RCFD 8736
       (1) Gross positive
           fair value.........                       51,430                1,619                     0                    0 14.a.(1)
                                        RCFD 8737               RCFD 8738                RCFD 8739             RCFD 8740
       (2) Gross negative
           fair value.........                       46,543                1,577                     0                    0 14.a.(2)
    b. Contracts held for
       purposes other than
       trading:                         RCFD 8741               RCFD 8742                RCFD 8743             RCFD 8744
       (1) Gross positive
           fair value.........                       42,046                    0                     0                    0 14.b.(1)
                                        RCFD 8745               RCFD 8746                RCFD 8747             RCFD 8748
       (2) Gross negative
           fair value.........                       38,192                8,717                     0                    0 14.b.(2)

7/30/2001 - The Huntington National B - Certificate Number 06560       FFIEC 031
                                                                      Page RC-16
-------------------------                                                 ----
Schedule RC-M - Memoranda                                                  26
-------------------------                                                 ----

                                                                                                     ----------------------
                                                                     Dollar Amounts in Thousands     RCFD | Bil | Mil| Thou
---------------------------------------------------------------------------------------------------------------------------
1. Extensions of credit by the reporting bank to its executive officers, directors, principal shareholders, and their related interests as of the report date:
   a. Aggregate amount of all extensions of credit to all executive officers, directors, principal
      shareholders, and their related interests .................................................... 6164 |         349,706 1.a.
   b. Number of executive officers, directors, and principal shareholders to whom the amount of all extensions of credit by the reporting bank (including extensions of credit to
      related interests) equals or exceeds the lesser of $500,000 or 5 percent             Number
      of total capital as defined for this purpose in agency regulations........... 6165 |       12                         1.b.
2. Intangible assets other than goodwill:
   a. Mortgage servicing assets .................................................................... 3164 |          41,479 2.a.
      (1) Estimated fair value of mortgage servicing assets................... A590 |        42,425                         2.a.(1)
   b. Purchased credit card relationships and nonmortgage servicing assets ......................... B026            19,722 2.b.
   c. All other identifiable intangible assets ..................................................... 5507            59,082 2.c.
   d. Total (sum of items 2.a, 2.b, and 2.c) (must equal Schedule RC, item 10.b) ................... 0426           120,283 2.d.
3. Other real estate owned:
   a. Direct and indirect investments in real estate ventures ...................................... 5372                 0 3.a.
   b. All other real estate owned:                                                                   RCON |
      (1) Construction, land development, and other land in domestic offices ....................... 5508               554 3.b.(1)
      (2) Farmland in domestic offices ............................................................. 5509                 0 3.b.(2)
      (3) 1-4 family residential properties in domestic offices .................................... 5510             5,841 3.b.(3)
      (4) Multifamily (5 or more) residential properties in domestic offices ....................... 5511                 0 3.b.(4)
      (5) Nonfarm nonresidential properties in domestic offices .................................... 5512             3,518 3.b.(5)
      (6) In foreign offices ............................................................... | RCFN  5513                 0 3.b.(6)
                                                                                                     RCFD |
   c. Total (sum of items 3.a and 3.b) (must equal Schedule RC, item 7) ............................ 2150             9,913 3.c.
4. Investments in unconsolidated subsidiaries and associated companies:
   a. Direct and indirect investments in real estate ventures ...................................... 5374             4,314 4.a.
   b. All other investments in unconsolidated subsidiaries and associated companies ................ 5375             1,050 4.b.
   c. Total (sum of items 4.a and 4.b) (must equal Schedule RC, item 8) ............................ 2130             5,364 4.c.
5. Other borrowed money:
   a. Federal Home Loan Bank advances:
      (1) With a remaining maturity of one year or less ............................................ 2651             4,000 5.a.(1)
      (2) With a remaining maturity of more than one year through three years ...................... B565            13,000 5.a.(2)
      (3) With a remaining maturity of more than three years ....................................... B566                 0 5.a.(3)
   b. Other borrowings:
      (1) With a remaining maturity of one year or less ............................................ B571         1,157,267 5.b.(1)
      (2) With a remaining maturity of more than one year through three years ...................... B567           627,243 5.b.(2)
      (3) With a remaining maturity of more than three years ....................................... B568           320,698 5.b.(3)
   c. Total (sum of items 5.a.(1) through 5.b.(3) must equal Schedule RC, item 16) ................. 3190         2,122,208 5.c.

                                                                                                               ------------
6. Does the reporting bank sell private label or third party mutual funds and annuities?                       RCFD | (Y/N)
                                                                                                               ------------
   Enter "Y" for YES or "N" for NO ........................................................................... B569 |   Y   6.

                                                                                                     ----------------------
                                                                                                     RCFD | Bil | Mil| Thou
                                                                                                     ----------------------
7. Assets under the reporting bank's management in proprietary mutual funds and annuities .......... B570         2,823,375 7.

7/30/2001 - The Huntington National B - Certificate Number 06560       FFIEC 031
                                                                      Page RC-17

Schedule RC-N - Past Due and Nonaccrual Loans,
Leases, and other Assets                                                      27

                                                    (Column A)                 (Column B)                  (Column C)
                                                     Past Due                  Past due 90                 Nonaccrual
                                                  30 through 89               days or more
                                                  days and still                and still
                                                     accruing                   accruing
                                           -------------------------   -------------------------   -------------------------
Dollar Amounts in Thousands                RCON   Bil    Mil    Thou   RCON   Bil    Mil    Thou   RCON   Bil   Mil   Thou
1. Loans secured by real estate:
   a. Construction, land development,
      and other land loans in domestic
      offices............................  2759               18,339   2769                  792   3492                3,819 1.a.
   b. Secured by farmland in domestic
      offices............................  3493                1,051   3494                   60   3495                1,259 1.b.
   c. Secured by 1-4 family residential
      properties in domestic offices:
      (1) Revolving, open-end loans
          secured by 1-4 family
          residential properties and
          extended under lines of credit.. 5398               24,561   5399                8,178   5400                    0 1.c.(1)
      (2) Closed-end loans secured by 1-4
          family residential properties..  5401               52,662   5402               13,034   5403               15,187 1.c.(2)
   d. Secured by multifamily (5 or more)
      residential properties in domestic
      offices............................  3499                1,214   3500                    0   3501                1,274 1.d.
   e. Secured by nonfarm nonresidential
      properties in domestic offices.....  3502               36,798   3503                8,756   3504               50,525 1.e.

                                           RCFN                        RCFN                        RCFN
   f. In foreign offices.................  B572                    0   B573                    0   B574                    0 1.f.
2. Loans to depository institutions and
   acceptances of other banks:
   a. To U.S. banks and other U.S.         RCFD                        RCFD                        RCFD
      depository institutions............  5377                    0   5378                    0   5379                    0 2.a.
   b. To foreign banks...................  5380                    0   5381                    0   5382                    0 2.b.
3. Loans to finance agricultural
   production and other loans to
   farmers...............................  1594                  637   1597                  533   1583                2,598 3.
4. Commercial and industrial loans:
   a. To U.S. addressees (domicile)......  1251              117,901   1252                9,237   1253               78,780 4.a.
   b. To non-U.S. addressees (domicile)..  1254                    0   1255                    0   1256                    0 4.b.
5. Loans to individuals for household,
   family, and other personal
   expenditures:
   a. Credit cards.......................  B575                    0   B576                    0   B577                    0 5.a.
   b. Other (includes single payment,
      installment, all student loans, and
      revolving credit plans other than
      credit cards)......................  B578               90,213   B579                16,921  B580                  449 5.b.
6. Loans to foreign governments and
   official institutions.................  5389                    0   5390                     0  5391                    0 6.
7. All other loans.......................  5459                    0   5460                     0  5461                  889 7.
8. Lease financing receivables:
   a. Of U.S. addressees (domicile)......  1257               73,450   1258                 9,566  1259                    2 8.a.
   b. Of non-U.S. addressees (domicile)..  1271                    0   1272                     0  1791                    0 8.b.
9. Debt securities and other assets
   (exclude other real estate owned and
   other repossessed assets).............  3505                    0   3506                     0  3507                    0 9.

                                                                       FFIEC 031
7/30/2001 - The Huntington National B - Certificate Number 06560      Page RC-18

                                                                          28
Schedule RC-N - Continued

Amounts reported in Schedule RC-N, items 1 through 8, above include guaranteed and unguaranteed portions of past due and nonaccrual loans and leases. Report in item 10 below certain guaranteed loans and leases that have already been included in the amounts reported in items 1 through 8.

                                                            (Column A)             (Column B)             (Column C)
                                                             Past Due              Past due 90            Nonaccrual
                                                          30 through 89            days or more
                                                          days and still             and still
                                                             accruing                accruing
                                                       --------------------    --------------------   --------------------
                   Dollar Amounts in Thousands         RCFD  Bil  Mil  Thou    RCFD  Bil  Mil  Thou   RCFD  Bil  Mil  Thou
----------------------------------------------------   --------------------    --------------------   --------------------
10. Loans and leases reported in items 1 through 8
    above which are wholly or partially guaranteed
    by the U.S. Government .........................   5612            2,558   5613           3,046   5614            5,050   10.
  a. Guaranteed portion of loans and leases
     included in item 10 above .....................   5615            2,225   5616           2,852   5617            3,153   10.a.

Memoranda


                                                            (Column A)             (Column B)             (Column C)
                                                             Past Due              Past due 90            Nonaccrual
                                                          30 through 89            days or more
                                                          days and still             and still
                                                             accruing                accruing
                                                       --------------------    --------------------   --------------------
                 Dollar Amounts in Thousands           RCFD  Bil  Mil  Thou    RCFD  Bil  Mil  Thou   RCFD  Bil  Mil  Thou
----------------------------------------------------   --------------------    --------------------   --------------------
1. Restructured loans and leases included in
   Schedule RC-N, items 1 through 8, above
   (and not reported in Schedule RC-C, Part I,
   Memorandum item 1) .............................    1658              0     1659              0    1661              0     M.1.

2. Loans to finance commercial real estate,
   construction, and land development activities
   (not secured by real estate) included in
   Schedule RC-N, items 4 and 7, above ...........     6558              0     6559              0    6560              0     M.2.

3. Loans secured by real estate to non-U.S.
   addressees (domicile) (included in
   Schedule RC-N, item 1, above) ................      1248              0     1249              0    1250              0     M.3.

4. Not applicable

                                                           (Column A)              (Column B)
                                                           Past Due 30             Past due 90
                                                         through 89 days          days or more
                                                       --------------------    --------------------
                                                      RCFD  Bil  Mil  Thou    RCFD  Bil  Mil  Thou
                                                      --------------------    --------------------
5. Interest rate, foreign exchange rate, and other
   commodity and equity contracts:
   Fair value of amounts carried as assets .......    3529               0    3530               0   M.5.


Person to whom questions about the Reports of Condition and Income should be directed:

Bill Talzerow, Manager of Financial Reporting
-------------------------------------------------------------------------------
Name and Title (TEXT 8901)



bill.telzerow@huntington.com
-------------------------------------------------------------------------------
E-mail Address (TEXT 4086)




(614) 480-4563                         (614) 480-5284
-------------------------------------  ----------------------------------------
Telephone: Area code/phone number/     FAX: Area code/phone number (TEXT 9116)
extension (TEXT 8902)

7/30/2001 - The Huntington National B - Certificate Number 06560

                                                                       FFIEC 031
                                                                      Page RC-19

Schedule RC-O - Other Data for Deposit Insurance and FICO Assessments         29


                                                                    Dollar Amounts in Thousands  RIAD   Bil   Mil   Thou
------------------------------------------------------------------------------------------------------------------------------
1. Unposted debits (see instructions):
   a. Actual amount of all unposted debits ...................................................... 0030                 0   1.a.
   OR
   b. Separate amount of unposted debits:
      (1) Actual amount of unposted debits to demand deposits ................................... 0031                 0   1.b.(1)
      (2) Actual amount of unposted debits to time and savings deposits(1) ...................... 0032                 0   1.b.(2)
2. Unposted credits (see instructions):
   a. Actual amount of all unposted credits ..................................................... 3510             3,256   2.a.
   OR
   b. Separate amount of unposted credits:
      (1) Actual amount of unposted credits to demand deposits .................................. 3512                 0   2.b.(1)
      (2) Actual amount of unposted credits to time and savings deposits(1) ..................... 3514                 0   2.b.(2)
3. Uninvested trust funds (cash) held in bank's own trust department (not included in total
   deposits in domestic offices) ................................................................ 3520                 0   3.
4. Deposits of consolidated subsidiaries in domestic offices and in insured branches in
   Puerto Rico and U.S. territories and possessions (not included in total deposits):
   a. Demand deposits of consolidated subsidiaries .............................................. 2211                 0   4.a.
   b. Time and savings deposits(1) of consolidated subsidiaries ................................. 2351                 0   4.b.
   c. Interest accrued and unpaid on deposits of consolidated subsidiaries ...................... 5514                 0   4.c.
5. Deposits in insured branches in Puerto Rico and U.S. territories and possessions:
   a. Demand deposits in insured branches (included in Schedule RC-E, Part II) .................. 2229                 0   5.a.
   b. Time and savings deposits(1) in insured branches (included in Schedule RC-E, Part II) ..... 2383                 0   5.b.
   c. Interest accrued and unpaid on deposits in insured branches (included in Schedule RC-G,
      item 1.b.) ................................................................................ 5515                 0   5.c.
6. Reserve balances actually passed through to the Federal Reserve by the reporting bank on behalf of its respondent depository institutions that are also reflected as deposit liabilities of the reporting bank:
   a. Amount reflected in demand deposits (included in Schedule RC-E, Part I, item 7,
      column B) ................................................................................. 2314                 0   6.a.
   b. Amount reflected in time and savings deposits(1) (included in Schedule RC-E, Part I,
      item 7, column A or C, but not column B) .................................................. 2315                 0   6.b.
7. Unamortized premiums and discounts on time and savings deposits:(1),(2)
   a. Unamortized premiums ...................................................................... 5516                 0   7.a.
   b. Unamortized discounts ..................................................................... 5517                 0   7.b.
8. To be completed by banks with "Oakar deposits."
   a. Deposits purchased or acquired from other FDIC-insured institutions during the quarter
      (exclude deposits purchased or acquired from foreign offices other than insured branches in Puerto Rico and U.S. territories and possessions):
      (1) Total deposits purchased or acquired from other FDIC-insured institutions during
          the quarter ........................................................................... A531                 0   8.a.(1)
      (2) Amount of purchased or acquired deposits reported in item 8.a.(1) above attributable to a secondary fund (i.e., BIF members report deposits attributable to SAIF; SAIF
          members report deposits attributable to BIF) .......................................... A532                 0   8.a.(2)

   b. Total deposits sold or transferred to other FDIC-insured institutions during the quarter
      (exclude sales or transfers by the reporting bank of deposits in foreign offices other than
      insured branches in Puerto Rico and U.S. territories and possessions) ..................... A533            11,013   8.b.

-----------

(1) For FDIC insurance and FICO assessment purposes, "time and savings deposits" consists of nontransaction accounts and all transaction accounts other than demand deposits.
(2) Exclude core deposit intangibles.

7/30/2001 - The Huntington National B - Certificate Number 06560       FFIEC 031
                                                                      Page RC-20

Schedule RC-O - Continued                                                     30

                                                                        Dollar Amounts in Thousands RCON Bil  Mil  Thou
-----------------------------------------------------------------------------------------------------------------------
9. Deposits in lifeline accounts................................................................... 5596                  9.
10. Benefit-responsive "Depository Institution Investment Contracts" (included in total deposits
    in domestic offices)........................................................................... 8432              0   10.
11. Adjustments to demand deposits in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions reported in Schedule RC-E for certain reciprocal demand balances:
    a. Amount by which demand deposits would be reduced if the reporting bank's reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in Puerto Rico and U.S. territories and possessions that were reported
       on a gross basis in Schedule RC-E had been reported on a net basis.......................... 8785          1,078   11.a.
    b. Amount by which demand deposits would be increased if the reporting bank's reciprocal demand balances with foreign banks and foreign offices of other U.S. banks (other than insured branches in Puerto Rico and U.S. territories and possessions) that were reported
       on a net basis in Schedule RC-E had been reported on a gross basis.......................... A181              0   11.b.
    c. Amount by which demand deposits would be reduced if cash items in process of collection were included in the calculation of the reporting bank's net reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured
       branches in Puerto Rico and U.S. territories and possessions in Schedule RC-E............... A182              0   11.c.
12. Amount of assets netted against deposit liabilities in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions on the balance sheet (Schedule RC) in accordance with generally accepted accounting principles (exclude amounts related to reciprocal demand balances):
    a. Amount of assets netted against demand deposits............................................ A527               0   12.a.
    b. Amount of assets netted against time and savings deposits.................................. A528               0   12.b.

Memoranda (to be completed each quarter except as noted)
                                                                        Dollar Amounts in Thousands RCON Bil  Mil  Thou
-----------------------------------------------------------------------------------------------------------------------
1.  Total deposits in domestic offices of the bank (sum of Memorandum items 1.a.(1) and 1.b.(1)
    must equal Schedule RC, item 13.a):
    a. Deposit accounts of $100,000 or less:
       (1) Amount of deposit accounts of $100,000 or less.......................................... 2702     12,783,252   M.1.a.(1)
       (2) Number of deposit accounts of $100,000 or less (to be                        Number
           completed for the June report only)................................. 3779      1,837,906                       M.1.a.(2)
    b. Deposit accounts of more than $100,000:
       (1) Amount of deposit accounts of more than $100,000........................................ 2710      5,895,311   M.1.b.(1)
                                                                                        Number
       (2) Number of deposit accounts of more than $100,000.................... 2722         22,054                       M.1.b.(2)
2.  Estimated amount of uninsured deposits in domestic offices of the bank:
    a. An estimate of your bank's uninsured deposits can be determined by multiplying the number of deposit accounts of more than $100,000 reported in Memorandum item 1.b.(2)
       above by $100,000 and subtracting the result from the amount of deposit accounts of more than $100,000 reported in Memorandum item 1.b.(1) above.

       Indicate in the box to the right whether your bank has a method or procedure
       for determining a better estimate of uninsured deposits than the estimate                            RCON  (Y/N)
       described above (enter "Y" for YES or "N" for NO)................................................... 6861    N     M.2.a.
    b. If the box is marked YES, report the estimate of uninsured deposits                          RCON Bil  Mil  Thou
       determined by using your bank's method or procedure......................................... 5597            N/A   M.2.b.
3.  Has the reporting institution been consolidated with a parent bank or savings association in that parent bank's or parent savings association's Call Report or Thrift Financial Report?
    If so, report the legal title and FDIC Certificate Number of the parent bank or parent savings
    association:                                                                                     RCON FDIC Cert No.
    TEXT A545                                                                                        A545                 M.3.
    -------------------------------------------------------------------------------------------------------------------

7/30/2001 - The Huntington National B - Certificate Number 06560      FFIEC 031
                                                                      Page RC-21

Schedule RC-R - Regulatory Capital

                                        Dollar Amounts in Thousands                                 RCFD  Bil  Mil  Thou
--------------------------------------------------------------------------------------------------------------------------
TIER 1 CAPITAL
1.  Total equity capital (from Schedule RC, item 28).............................................   3210       2,095,192  1.
2.  LESS: Net unrealized gains (losses) on available-for-sale securities(1)(if a gain, report as
    a positive value; if a loss, report as a negative value).....................................   8434          (1,134) 2.
3.  LESS: Net unrealized loss on available-for-sale EQUITY securities(1)(report loss as a
    POSITIVE value)..............................................................................   A221               0  3.
4.  LESS: Accumulated net gains (losses) on cash flow hedges(1)(if a gain, report as a positive
    value; if a loss, report as a negative value)................................................   A336          (3,761) 4.
5.  LESS: Nonqualifying perpetual preferred stock................................................   B588               0  5.
6.  Qualifying minority interests in consolidated subsidiaries...................................   B589         415,087  6.
7.  LESS: Disallowed goodwill and other disallowed intangible assets.............................   B590         695,191  7.
8.  LESS: Disallowed servicing assets and purchased credit card relationships....................   B591           5,268  8.
9.  LESS: Disallowed deferred tax assets.........................................................   5610               0  9.
10. Other additions to (deductions from) Tier 1 capital..........................................   B592               0  10.
11. Tier 1 capital (sum of items 1, 6, and 10, less items 2, 3, 4, 5, 7, 8, and 9)...............   8274       1,814,715  11.

TIER 2 CAPITAL
12. Qualifying subordinated debt and redeemable preferred stock..................................   5306         730,000  12.
13. Cumulative perpetual preferred stock includible in Tier 2 capital............................   B593               0  13.
14. Allowance for loan and lease losses includible in Tier 2 capital.............................   5310         341,410  14.
15. Unrealized gains on available-for-sale equity securities includible in Tier 2 capital........   2221               0  15.
16. Other Tier 2 capital components..............................................................   B594               0  16.
17. Tier 2 capital (sum of items 12 through 16)..................................................   5311       1,071,410  17.
18. Allowable Tier 2 capital (lesser of item 11 or 17)...........................................   8275       1,071,410  18.
19. Tier 3 capital allocated for market risk.....................................................   1395               0  19.
20. LESS: Deductions for total risk-based capital................................................   B595               0  20.
21. Total risk-based capital (sum of items 11, 18, and 19, less item 20).........................   3792       2,886,125  21.

TOTAL ASSETS FOR LEVERAGE RATIO
22. Average total assets (from Schedule RC-K, item 9)............................................   3368      28,042,844  22.
23. LESS: Disallowed goodwill and other disallowed intangible assets (from item 7 above).........   B590         695,191  23.
24. LESS: Disallowed servicing assets and purchased credit card relationships (from
    item 8 above)................................................................................   B591           5,268  24.
25. LESS: Disallowed deferred tax assets (from item 9 above).....................................   5610               0  25.
26. LESS: Other deductions from assets for leverage capital purposes.............................   B596               0  26.
27. Average total assets for leverage capital purposes (item 22 less items 23 through 26)........   A224      27,342,385  27.

ADJUSTMENTS FOR FINANCIAL SUBSIDIARIES
28. Adjustment to total risk-based capital reported in item 21...................................   B503               0  28.
29. Adjustment to risk-weighted assets reported in item 62.......................................   B504               0  29.
30. Adjustment to average total assets reported in item 27.......................................   B505               0  30.

                                                                                    (Column A)            (Column B)
                                                                               RCFD   Percentage    RCFD    Percentage
                                                                               -----------------    --------------------
CAPITAL RATIOS
(Column B is to be completed by all banks.
Column A is to be completed by banks with financial subsidiaries.)
31. Tier 1 leverage ratio (2)...............................................   7273           N/A   7204            6.64  31.
32. Tier 1 risk-based capital ratio (3).....................................   7274           N/A   7206            6.65  32.
33. Total risk-based capital ratio (4)......................................   7275           N/A   7205           10.57  33.

----------

(1) Report amount included in Schedule RC, item 26.b, "Accumulated other comprehensive income."
(2) The ratio for column B is item 11 divided by item 27. The ratio for column A is item 11 minus one half of item 28 divided by (item 27 minus item 30).
(3) The ratio for column B is item 11 divided by item 62. The ratio for column A is item 11 minus one half of item 28 divided by (item 62 minus item 29).
(4) The ratio for column B is item 21 divided by item 62. The ratio for column A is item 21 minus item 28 divided by (item 62 minus item 29).

7/30/2001 - The Huntington National B - Certificate Number 06560      FFIEC 031
                                                                      Page RC-22


Schedule RC - R - Continued                                             32




Banks are not required to risk-weight each on-balance sheet asset and the credit equivalent amount of each off-balance sheet item that qualifies for a risk weight of less than 100 percent (50 percent for derivatives) at its lower risk weight. When completing items 34 through 54 of Schedule RC-R, each bank should decide for itself how detailed a risk-weight analysis it wishes to perform. In other words, a bank can choose from among its assets and off-balance sheet items that have a risk weight of less than 100 percent which ones to risk-weight at an appropriate lower risk weight, or it can simply risk-weight some or all of these items at a 100 percent risk weight (50 percent for derivatives).



                                                             (Column C)      (Column D)      (Column E)      (Column F)
                            (Column A)      (Column B)     ____________________________________________________________
                               Totals       Items Not                Allocation by Risk Weight Category
                              (from         Subject to     ____________________________________________________________
                            Schedule RC)   Risk-Weighting      0%               20%           50%             100%
                           ____________________________________________________________________________________________

       Dollar Amounts in   Bil Mil Thou    Bil Mil Thou    Bil Mil Thou    Bil Mil Thou    Bil Mil Thou    Bil Mil Thou
            Thousands
________________________________________________________________________________________________________________________

BALANCE SHEET ASSET
 CATEGORIES
 34. Cash and balances
     due from depository
     institutions (Column
     A equals the sum of
     Schedule RC, items        RCFD 0010                      RCFD B600        RCFD B601                      RCFD B602
     1.a and 1.b).........       887,517                        238,803          648,714                              0 34.
 35. Held-to-maturity          RCFD 1754     RCFD B603        RCFD B604        RCFD B605      RCFD B606       RCFD B607
     securities...........        14,978             0                0            4,642         10,336               0 35.
 36. Available-for-sale        RCFD 1773     RCFD B608        RCFD B609        RCFD B610      RCFD B611       RCFD B612
     securities...........     3,088,779       136,660           19,960        2,608,445        318,985           4,729 36.
 37. Federal funds sold
     and securities
     purchased under           RCFD 1350                      RCFD B613        RCFD B614                      RCFD B616
     agreements to resell..       54,696                              0           31,982                         22,714 37.
 38. Loans and leases held     RCFD 5369     RCFD B617        RCFD B618        RCFD B619       RCFD B620      RCFD B621
     for sale..............      376,671             0                0                0         376,671              0 38.
 39. Loans and leases, net
     of unearned               RCFD B528     RCFD B622        RCFD B623        RCFD B624       RCFD B625      RCFD B626
     income(1).............   21,047,712             0                0           10,515       1,534,033     19,503,164 39.
 40. LESS: Allowance for
     loan and lease            RCFD 3123     RCFD 3123
     losses................      351,133       351,133                                                                  40.
                               RCFD 3545     RCFD B627        RCFD B628        RCFD B629       RCFD B630      RCFD B631
 41. Trading Assets........        1,640             0                0                0               0          1,640 41.
                               RCFD B639     RCFD B640        RCFD B641        RCFD B642       RCFD B643      RCFD 5339
 42. All other assets (2)..    2,696,837       700,459           14,306           25,728               0      1,956,344 42.
 43. Total assets
     (sum of items 34          RCFD 2170     RCFD B644        RCFD 5320        RCFD 5327       RCFD 5334      RCFD 5340
     through 42)...........   27,817,697       485,986          273,069        3,330,026       2,240,025     21,488,591 43.



__________

(1) Include any allocated transfer risk reserve in column B.
(2) Includes premises and fixed assets, other real estate owned, investments in unconsolidated subsidiaries and associated companies, customers' liabilities on acceptances outstanding, intangible assets, and other assets.

7/30/2001 - The Huntington National B - Certificate Number 06560      FFIEC 031
                                                                      Page RC-23

Schedule RC-R - Continued                                                  33

                    ----------------------------------------------------------------------------------------------------------
                      (Column A)                  (Column B)      (Column C)      (Column D)      (Column E)     (Column F)
                                                                --------------------------------------------------------------
                      Face Value      Credit        Credit                    Allocation by Risk Weight Category
                     or Notional    Conversion    Equivalent    --------------------------------------------------------------
                        Amount        Factor      Amount(1)           0%             20%             50%            100%
Dollar Amounts      --------------              --------------  --------------  --------------  --------------  --------------
in Thousands        Bil  Mil  Thou              Bil  Mil  Thou  Bil  Mil  Thou  Bil  Mil  Thou  Bil  Mil  Thou  Bil  Mil  Thou
------------------------------------------------------------------------------------------------------------------------------
Derivatives and
Off-Balance
Sheet Items          RCFD 3819                  RCFD B645       RCFD B646       RCFD B647       RCFD B648       RCFD B649
44. Financial
    standby letters
    of credit .....        776,120     1.00            776,120               0               0               0         776,120  44.
45. Performance
    standby letters  RCFD 3821                  RCFD B650       RCFD B651       RCFD B652       RCFD B653       RCFD B654
    of credit .....         85,098     0.50             42,549               0               0               0          42,549  45.
46. Commercial and
    similar letters  RCFD 3411                  RCFD B655       RCFD B656       RCFD B657       RCFD B658       RCFD B659
    of credit .....        285,309     0.20             53,062               0               0               0          53,062  46.
47. Risk
    participation
    in bankers
    acceptances
    acquired by
    the reporting    RCFD 3429                  RCFD B660       RCFD B661       RCFD B662                       RCFD B663
    institution ...              0     1.00                  0               0               0                               0  47.
                     RCFD 3433                  RCFD B664       RCFD B665       RCFD B666       RCFD B667       RCFD B668
48. Securities
    lent ..........              0     1.00                  0               0               0               0               0  48.
49. Retained
    recourse on
    small business
    obligations
    sold with        RCFD A250                  RCFD B669       RCFD B670       RCFD B671       RCFD B672       RCFD B673
    recourse ......              0     1.00                  0               0               0               0               0  49.
50. Retained
    recourse on
    financial
    assets sold
    with low-level   RCFD 1727                  RCFD 2243                                                       RCFD B674
    recourse ......              0    12.50*                 0                                                               0  50.
51. All other
    financial
    assets sold      RCFD B675                  RCFD B676       RCFD B677       RCFD B678       RCFD B679       RCFD B680
    with recourse .      1,164,686     1.00         1,164,686                0               0          45,016       1,119,670  51.
52. All other
    off-balance
    sheet            RCFD B681                  RCFD B682       RCFD B683       RCFD B684       RCFD B685       RCFD B686
    liabilities...               0     1.00                 0                0               0               0               0  52.
53. Unused
    commitments
    with an
    original
    maturity
    exceeding        RCFD 3833                  RCFD B687       RCFD B688       RCFD B689       RCFD B690       RCFD B691
    one year .....       3,958,204     0.50         1,979,102                0                0               0      1,979,102  53.
54. Derivative                                  RCFD A167       RCFD B693       RCFD B694       RCFD B695
    contracts ....                                    135,940                0           75,891          60,049                 54.

----------

 * Or institution-specific factor. If your institution uses a different conversion factor, overwrite 12.50 above.

(1) Column A multiplied by credit conversion factor.

7/30/2001 - The Huntington National B - Certificate Number 06560       FFIEC 031
                                                                      Page RC-24
Schedule RC-R - Continued                                                     34

                                                           (Column C)     (Column D)      (Column E)      (Column F)
                                                         --------------  --------------  --------------   --------------
                                                                     Allocation by Risk Weight Category
                                                         ---------------------------------------------------------------
                                                               0%            20%             50%             100%
                                                         --------------  --------------  --------------  ---------------
                           Dollar Amounts in Thousands   Bil  Mil  Thou  Bil  Mil  Thou  Bil  Mil  Thou  Bil  Mil  Thou
------------------------------------------------------   --------------  --------------  --------------  ---------------
Totals
55.  Total assets, derivatives, and off-balance
     sheet items by risk weight category (for each             RCFD B696       RCFD B697      RCFD B698        RCFD B699
     column, sum of items 43 through 54)................         273,069       3,405,917      2,345,090       25,459,094      55.
56.  Risk weight factor.................................         x 0%             x 20%        x 50%           x 100%         56.
57.  Risk-weighted assets by risk weight category              RCFD B700       RCFD B701      RCFD B702        RCFD B703
     (for each column, item 55 multiplied by item 56)...               0          681,183     1,172,545       25,459,094      57.
                                                                                                               RCFD 1651
58.  Market risk equivalent assets......................                                                               0      58.
59.  Risk-weighted assets before deductions  for excess
     allowance for loan and lease losses and allocated
     transfer risk reserve (sum of item 57, columns C                                                          RCFD B704
     through F, and item 58)............................                                                       27,312,822      59.
                                                                                                               RCFD A222
60.  LESS: Excess allowance for loan and lease losses..                                                            9,723      60.
                                                                                                               RCFD 3128
61.  LESS: Allocated transfer risk reserve.............                                                                0      61.
62.  Total risk-weighted assets (item 59 minus items 60                                                        RCFD A223
     and 61)...........................................                                                       27,303,099      62.


Memoranda

                                                         Dollar Amounts in Thousands     RCFD   Tril    Bil    Mil    Thou
------------------------------------------------------------------------------------     ----------------------------------
1.   Current credit exposure across all derivative contracts covered by the risk-
     based capital standards.......................................................       8764                      95,095      M.1.

                                                                             With a remaining maturity of
                                                      ----------------------------------------------------------------------
                                                              (Column A)            (Column B)           (Column C)
                                                           One year or less       Over one year        Over five years
                                                                                through five years
                                                      -----------------------------------------------------------------------
                                                       RCFD Tril Bil Mil Thou  RCFD Tril Bil Mil Thou  RCFD Tril Bil Mil Thou
                                                      -----------------------------------------------------------------------
2.   Notional principal amounts of
     derivative contracts:(1)
     a.   Interest rate contracts...................  3809          3,626,889  8766         2,045,078  8767        1,872,541  M.2.a.
     b.   Foreign exchange contracts................  3812             79,850  8769            34,650  8770                0  M.2.b.
     c.   Gold contracts............................  8771                  0  8772                 0  8773                0  M.2.c.
     d.   Other precious metals contracts...........  8774                  0  8775                 0  8776                0  M.2.d.
     e.   Other commodity contracts.................  8777                  0  8778                 0  8779                0  M.2.e.
     f.   Equity derivative contracts...............  A000                  0  A001                 0  A002                0  M.2.f.



----------------
(1) Exclude foreign exchange contracts with an original maturity of 14 days or less and all futures contracts.

                                                                      FFIEC 031
                                                                      Page RC-25
                                                                          35

7/30/2001 - The Huntington National B-Certificate Number 06560

SCHEDULE RC-S - SECURITIZATION AND ASSET SALE ACTIVITIES

ALL OF SCHEDULE RC-S IS TO BE COMPLETED BEGINNING JUNE 30, 2001.

                                                      (Column A)         (Column B)          (Column C)           (Column D)
                                                     1 - 4 Family           Home               Credit
                                                     Residential            Equity              Card                Auto
                                                        Loans               Lines            Receivables            Loans
                                                  ----------------     ----------------    ----------------    ----------------
Dollar Amounts in Thousands                       Bil   Mil   Thou     Bil   Mil   Thou    Bil   Mil   Thou    Bil   Mil   Thou
                                                  ----------------     ----------------    ----------------    ----------------
BANK SECURITIZATION ACTIVITIES
1. Outstanding principal balance of assets
   sold and securitized by the reporting
   bank with servicing retained or with
   recourse or other seller-provided credit       RCFD  B705           RCFD  B706          RCFD  B707          RCFD  B708
   enhancements..................................                0                    0                   0           1,298,807
2. Maximum amount of credit exposure arising
   from recourse or other seller-provided
   credit enhancements provided to structures
   reported in item 1 in the form of:
   a. Retained interest-only strips (included
      in Schedules RC-B or RC-F or in             RCFD  B712           RCFD  B713          RCFD  B714          RCFD  B715
      Schedule RC, item 5)......................                 0                    0                   0             138,412
   b. Standby letters of credit, subordinated     RCFD  B719           RCFD  B720          RCFD  B721          RCFD  B722
      securities, and other enhancements.........                0                    0                   0                   0
3. Reporting bank's unused commitments to
   provide liquidity to structures reported in    RCFD  B726           RCFD  B727          RCFD  B728          RCFD  B729
   item 1........................................                0                    0                   0                   0
4. Past due loan amounts included in item 1:      RCFD  B733           RCFD  B734          RCFD  B735          RCFD  B736
   a. 30-89 days past due........................                0                    0                   0              30,005
                                                  RCFD  B740           RCFD  B741          RCFD  B742          RCFD  B743
   b. 90 days or more past due...................                0                    0                   0               5,203
5. Charge-offs and recoveries on assets sold
   and securitized with servicing retained or
   with recourse or other seller-provided credit
   enhancements (calendar year-to-date):          RIAD  B747           RIAD  B748          RIAD  B749          RIAD  B750
   a. Charge-offs................................                0                    0                   0              19,888
                                                  RIAD  B754           RIAD  B755          RIAD  B756          RIAD  B757
   b. Recoveries.................................                0                    0                   0               8,497


                                                              (Column E)                (Column F)             (Column G)
                                                                 Other                  Commercial              All Other
                                                                Consumer               & Industrial             Loans and
                                                                 Loans                     Loans                All Leases
                                                            -----------------         ----------------        ----------------
Dollar Amounts in Thousands                                 Bil    Mil   Thou         Bil   Mil   Thou        Bil   Mil   Thou
                                                            -----------------         ----------------        ----------------
BANK SECURITIZATION ACTIVITIES
1. Outstanding principal balance of assets
   sold and securitized by the reporting
   bank with servicing retained or with
   recourse or other seller-provided credit                RCFD  B709                 RCFD  B710              RCFD  B711
   enhancements..................................                           0                        0                       0  1.
2. Maximum amount of credit exposure arising from
   recourse or other seller-provided credit
   enhancements provided to structures reported
   in item 1 in the form of:
   a. Retained interest-only strips (included
      in Schedules RC-B or RC-F or in Schedule             RCFD  B716                 RCFD  B717              RCFD  B718
      RC, item 5)................................                           0                        0                       0  2.a.
   b. Standby letters of credit, subordinated              RCFD  B723                 RCFD  B724              RCFD  B725
      securities, and other enhancements.........                           0                        0                       0  2.b.
3. Reporting bank's unused commitments to provide          RCFD  B730                 RCFD  B731              RCFD  B732
   liquidity to structures reported in item 1....                           0                        0                       0  3.
4. Past due loan amounts included in item 1:               RCFD  B737                 RCFD  B738              RCFD  B739
   a. 30-89 days past due........................                           0                        0                       0  4.a.
                                                           RCFD  B744                 RCFD  B745              RCFD  B746
   b. 90 days or more past due...................                           0                        0                       0  4.b.
5. Charge-offs and recoveries on assets sold and
   securitized with servicing retained or with
   recourse or other seller-provided credit
   enhancements (calendar year-to-date):                   RIAD  B751                 RIAD  B752              RIAD  B753
   a. Charge-offs................................                           0                        0                       0  5.a.
                                                           RIAD  B758                 RIAD  B759              RIAD  B760
   b. Recoveries.................................                           0                        0                       0  5.b.

7/30/2001 - The Huntington National B - Certificate Number 06560       FFIEC 031
                                                                      Page RC-26

Schedule RC-S - Continued                                                     36



                                            (Column A)       (Column B)       (Column C)      (Column D)        (Column E)
                                             1-4 Family          Home           Credit           Auto              Other
                                            Residential         Equity           Card            Loans           Consumer
                                              Loans             Lines         Receivables                          Loans
                                          --------------   --------------   --------------   --------------   --------------
Dollar Amounts in Thousands               Bil  Mil  Thou   Bil  Mil  Thou   Bil  Mil  Thou   Bil  Mil  Thou   Bil  Mil  Thou
----------------------------------------------------------------------------------------------------------------------------
6. Amount of ownership
   (or seller's) interests
   carried as:
   a. Securities
      (included in Schedule RC-B or in                      RCFD B761        RCFD B762
      Schedule RC, item 5)...............                           0                0
   b. Loans                                                 RCFD B500        RCFD B501
      (included in Schedule RC-C)........                           0                0
7. Past due loan amounts included in
   interests reported in item 6.a:                          RCFD B764        RCFD B765
   a. 30 - 89 days past due..............                           0                0
                                                            RCFD B767        RCFD B768
   b. 90 days or more past due...........                           0                0
8. Charge-offs and recoveries on loan
   amounts included in interests reported
   in item 6.a (calendar year-to-date):                     RIAD B770        RIAD B771
   a. Charge-offs........................                           0                0
                                                            RIAD B773        RIAD B774
   b. Recoveries.........................                           0                0

FOR SECURITIZATION FACILITIES
SPONSORED BY OR OTHERWISE
ESTABLISHED BY OTHER INSTITUTIONS
9.  Maximum amount of credit exposure
    arising from credit enhancements
    provided by the reporting bank to
    other institutions' securitization
    structures in the form of standby
    letters of credit, purchased
    subordinated securities, and          RCFD B776         RCFD B777        RCFD B778       RCFD B779        RCFD B780
    other enhancements...................         0                 0                0               0                0
10. Reporting bank's unused commitments
    to provide liquidity to other
    institutions' securitization          RCFD B783         RCFD B784        RCFD B785       RCFD B786        RCFD B787
    structures...........................         0                 0                0               0                0



                                            (Column F)         (Column G)
                                            Commercial          All Other
                                           & Industrial         Loans and
                                               Loans           All Leases
                                           --------------    --------------
Dollar Amounts in Thousands                Bil  Mil  Thou    Bil  Mil  Thou
---------------------------------------------------------------------------
6. Amount of ownership
   (or seller's) interests
   carried as:
   a. Securities
      (included in Schedule RC-B or in     RCFD B763
      Schedule RC, item 5)...............          0                        6.a.
   b. Loans                                RCFD B502
      (included in Schedule RC-C)........          0                        6.b.
7. Past due loan amounts included in
   interests reported in item 6a.:         RCFD B766
   a. 30 - 89 days past due..............          0                        7.a.
                                           RCFD B769
   b. 90 days or more past due...........          0                        7.b.
8. Charge-offs and recoveries on loan
   amounts included in interests reported
   in item 6.a (calendar year-to-date):    RIAD B772
   a. Charge-offs........................          0                        8.a.
                                           RIAD B775
   b. Recoveries.........................          0                        8.b.

FOR SECURITIZATION FACILITIES
SPONSORED BY OR OTHERWISE
ESTABLISHED BY OTHER INSTITUTIONS
9.  Maximum amount of credit exposure
    arising from credit enhancements
    provided by the reporting bank to
    other institutions' securitization
    structures in the form of standby
    letters of credit, purchased
    subordinated securities, and           RCFD B781         RCFD B782
    other enhancements................             0                 0       9.
10. Reporting bank's unused commitments    RCFD B788         RCFD B789
    to provide liquidity to other
    institutions' securitization
    structures........................             0                 0      10.

                                                                       FFIEC 031
7/30/2001 - The Huntington National B - Certificate Number 06560      Page RC-27

                                    (Column A)   (Column B)    (Column C)   (Column D)   (Column E)   (Column F)   (Column G)
                                    1-4 Family      Home         Credit        Auto         Other     Commercial    All Other
                                    Residential    Equity         Card         Loans      Consumer   & Industrial  Loans and
                                      Loans        Lines      Receivables                   Loans        Loans     All Leases
                                   ------------ ------------- ------------ ------------ ------------ ------------ ------------
     Dollar Amounts in Thousands   Bil Mil Thou Bill Mil Thou Bil Mil Thou Bil Mil Thou Bil Mil Thou Bil Mil Thou Bil Mil Thou
--------------------------------   ------------ ------------- ------------ ------------ ------------ ------------ ------------
BANK ASSET SALES
11. Assets sold with recourse or
    other seller-provided credit
    enhancements and not
    securitized by the reporting  RCFD B790    RCFD B791     RCFD B792    RCFD B793    RCFD B794    RCFD B795    RCFD B796
    bank ......................           0            0             0            0            0            0            0      11.

12. Maximum amount of credit
    exposure arising from
    recourse or other seller-
    provided credit enhancements
    provided to assets reported   RCFD B797    RCFD B798     RCFD B799    RCFD B800    RCFD B801    RCFD B802    RCFD B803       12.
    in item 11 ................           0            0             0            0            0            0            0

MEMORANDUM ITEMS 1, 2 AND 3 ARE TO BE COMPLETED BEGINNING JUNE 30, 2001.

Memoranda                                                      Dollar Amounts in Thousands       RCFD   Bil   Mil   Thou
---------------------------------------------------------------------------------------------    -----------------------
1. Small business obligations transferred with recourse under Section 208 of the Riegle
   Community Development and Regulatory Improvement Act of 1994:
   a. Outstanding principal balance .........................................................    A249                  0   M.1.a.
   b. Amount of retained recourse on these obligations as of the report date ................    A250                  0   M.1.b.
2. Outstanding principal balance of assets serviced for others:
   a. 1-4 family residential mortgages serviced with recourse or other sevicer-provided
      credit enhancements ...................................................................    B804             45,016   M.2.a.
   b. 1-4 family residential mortgages serviced with no recourse or other servicer-provided
      credit enhancements ...................................................................    B805          4,887,592   M.2.b.
   c. Other financial assets (1) ............................................................    A591          1,298,807   M.2.c.
3. Asset-backed commercial paper conduits:
   a. Maximum amount of credit exposure arising from credit enhancements provided to conduit structures in the form of standby letters of credit, subordinated securities, and other enhancements:
      (1) Conduits sponsored by the bank, a bank affiliate, or the bank's holding company ...    B806                  0   M.3.a.(1)
      (2) Conduits sponsored by other unrelated institutions ................................    B807                  0   M.3.a.(2)
   b. Unused commitments to provide liquidity to conduit structures:
      (1) Conduits sponsored by the bank, a bank affiliate, or the bank's holding company ...    B808                  0   M.3.b.(1)
      (2) Conduits sponsored by other unrelated institutions ................................    B809                  0   M.3.b.(2)


--------------

(1) Memorandum item 2.c is to be completed beginning June 30, 2001, if the principal balance of other financial assets serviced for others is more than $10 million.

7/30/2001 - The Huntington National B - Certificate Number 06560      FFIEC 031
                                                                      Page RC-28
Schedule RC-T - Fiduciary and Related Services                           [38]

SCHEDULE RC-T IS TO BE COMPLETED BEGINNING DECEMBER 31, 2001.

ITEMS 12 THROUGH 23 AND MEMORANDUM ITEM 4 WILL NOT BE MADE AVAILABLE TO THE PUBLIC ON AN INDIVIDUAL INSTITUTION BASIS.

                                                                                                            RCFD   (Y/N)
  1. Does the institution have fiduciary powers? (enter "Y" for YES or "N" for NO) .....................    A345    N/A  1.
     (If "NO," do not complete Schedule RC-T.)


  2. Does the institution exercise the fiduciary powers it has been granted? (enter "Y" for YES or          RCFD   (Y/N)
     "N" for NO) .......................................................................................    A346    N/A  2.


  3. Does the institution have any fiduciary or related activity (in the form of assets or accounts)
     to report in this schedule? (enter "Y" for YES or "N" for NO) (if "NO," do not complete the rest       RCFD   (Y/N)
     of Schedule RC-T.) ...............................................................................     B867    N/A  3.

If the answer to item 3 is "YES," complete the applicable items of Schedule RC-T, as follows:

Institutions with total fiduciary assets (item 9, sum of columns A and B) greater than $250 million (as of the preceding December 31) or with gross fiduciary and related services income greater than 10% of revenue (net interest income plus noninterest income) for the preceding calendar year must complete:
-  Items 4 through 19.a quarterly,
-  Items 20 through 23 annually with the December report, and
-  Memorandum items 1 through 4 annually with the December report.

Institutions with total fiduciary assets (item 9, sum of columns A and B) greater than $100 million but less than or equal to $250 million (as of the preceding December 31) that do not meet the fiduciary income test for quarterly reporting must complete:
-  Items 4 through 23 annually with the December report, and
-  Memorandum items 1 through 4 annually with the December report.

Institutions with total fiduciary assets (item 9, sum of columns A and B) of $100 million or less (as of the preceding December 31) that do not meet the fiduciary income test for quarterly reporting must complete:
-  Items 4 through 11 annually with the December report, and
-  Memorandum items 1 through 3 annually with the December report.


                                 ---------------------------------------------   -----------------------------------------
                                      (Column A)              (Column B)                  (Column C)          (Column D)
                                       Managed               Non-Managed                  Number of           Number of
                                        Assets                  Assets                     Managed           Non-Managed
                                                                                           Accounts           Accounts
                                 ----------------------   --------------------   -------------------- ---------------------
    Dollar Amounts in Thousands   Tril  Bil  Mil  Thou    Tril  Bil  Mil  Thou
                                  ----  ---  ---  ----    ----  ---  ---  ----
FIDUCIARY AND RELATED ASSETS            RCFD B868              RCFD B869                RCFD B870             RCFD B871
 4. Personal trust and agency
    accounts ..................                   N/A                     N/A                    N/A                   N/A 4.
 5. Retirement related trust
    and agency accounts:
    a. Employee benefit -               RCFD B872              RCFD B873                RCFD B874             RCFD B875
       defined contribution....                  N/A                      N/A                    N/A                   N/A 5.a.
    b. Employee benefit -               RCFD B876              RCFD B877                RCFD B878             RCFD B879
       defined benefit ........                  N/A                      N/A                    N/A                   N/A 5.b.
                                        RCFD B880              RCFD B881                RCFD B882             RCFD B883
    c. Other retirement
       accounts ...............                  N/A                      N/A                    N/A                   N/A 5.c.
                                        RCFD B884              RCFD B885                RCFD C001             RCFD C002
 6. Corporate trust and agency
    accounts ..................                  N/A                      N/A                    N/A                   N/A 6.
                                        RCFD B886                                       RCFD B888
 7. Investment management
    agency accounts ...........                  N/A                                             N/A                       7.
                                        RCFD B890              RCFD B891                RCFD B892             RCFD B893
 8. Other fiduciary accounts...                  N/A                      N/A                    N/A                   N/A 8.

7/30/2001 - The Huntington National B - Certificate Number 06560       FFIEC 031
                                                                      Page RC-29
                                                                          39
Schedule RC-T -- Continued



                                                                                               (Column C)         (Column D)
                                                        (Column A)          (Column B)          Number of          Number of
                                                         Managed            Non-Managed          Managed          Non-Managed
                                                          Assets              Assets             Accounts           Accounts
                                                          ------              ------             --------           --------
               Dollar Amounts in Thousands         Tril  Bil  Mil  Thou     Tril  Bil  Mil  Thou
-------------------------------------------------------------------------------------------
FIDUCIARY AND RELATED ASSETS -- Continued

9. Total fiduciary accounts                         RCFD B894              RCFD B895               RCFD B896      RCFD B897
   (sum of items 4 through 8)..................                    N/A                       N/A           N/A          N/A   9.

                                                                           RCFD B898                              RCFD B899
10. Custody and safekeeping accounts...........                                              N/A                         N/A  10.

11. Fiduciary accounts held in foreign                   RCFN B900         RCFN B901               RCFN B902      RCFN B903
    offices (included in items 9 and 10).......                    N/A                       N/A           N/A           N/A  11.


               Dollar Amounts in Thousands                                 RIAD      Bil       Mil       Thou
------------------------------------------------------------------------------------------------------------------
FIDUCIARY AND RELATED SERVICES INCOME

12. Personal trust and agency accounts........................              B904                          N/A  12.

13. Retirement related trust and agency accounts:
    a. Employee benefit - defined contribution................              B905                          N/A  13.a.
    b. Employee benefit - defined benefit.....................              B906                          N/A  13.b.
    c. Other retirement accounts..............................              B907                          N/A  13.c.

14. Corporate trust and agency accounts.......................              A479                          N/A  14.

15. Investment management agency accounts.....................              B908                          N/A  15.

16. Other fiduciary accounts..................................              A480                          N/A  16.

17. Custody and safekeeping accounts..........................              B909                          N/A  17.

18. Other fiduciary and related services income...............              B910                          N/A  18.

19. Total gross fiduciary and related services income
    (sum of items 12 through 18) (must equal Schedule R1,
    item 5.a).................................................              4070                          N/A  19.
    a. Fiduciary and related services income - foreign
       offices (included in item 19)..........................  B912  N/A                                      19.a.

20. Less: Expenses............................................              C058                          N/A  20.

21. Less: Net losses from fiduciary and related services......              A488                          N/A  21.

22. Plus: Intracompany income credits for fiduciary and
          related services....................................              B911                          N/A  22.

23. Net fiduciary and related services income.................              A491                          N/A  23.


Memoranda

                                                                                   Managed Assets
                                                                          ------------------------------------------
Dollar Amounts in Thousands                                               RCFD        Bil        Mil       Thou

--------------------------------------------------------------------------------------------------------------------


1. Managed assets held in personal trust and agency accounts:
   a. Noninterest-bearing deposits........................................            B913                   N/A       M.1.a.
   b. Interest-bearing deposits...........................................            B914                   N/A       M.1.b.
   c. U.S. Treasury and U.S. Government agency obligations................            B915                   N/A       M.1.c.
   d. State, county, and municipal obligations............................            B916                   N/A       M.1.d.
   e. Money market mutual funds...........................................            B917                   N/A       M.1.e.
   f. Other short-term obligations........................................            B918                   N/A       M.1.f.
   g. Other notes and bonds...............................................            B919                   N/A       M.1.g.
   h. Common and preferred stocks.........................................            B920                   N/A       M.1.h.
   i. Real estate mortgages...............................................            B921                   N/A       M.1.i.
   j. Real estate.........................................................            B922                   N/A       M.1.j.
   k. Miscellaneous assets................................................            B923                   N/A       M.1.k.
   l. Total managed assets held in personal trust and agency accounts
      (sum of Memorandum items 1.a through 1.k) (must equal Schedule
      RC-T, item 4, column A).............................................            B868                   N/A       M.1.l.


7/30/2001 - The Huntington National B - Certificate Number 06560  FFIEC 031
                                                                  Page RC-30

Schedule RC-T - Continued                                            /40/

                                                                                (Column A)       (Column B)
Memoranda - Continued                                                           Number of     Principal Amount
                                                                                  Issues        Outstanding
                                                                                ---------------------------------
                                                   Dollar Amounts in Thousands  RCFD        Tril  Bil  Mil  Thou
-----------------------------------------------------------------------------------------------------------------
2. Corporate trust and agency accounts:                                                           RCFD B928
   a. Corporate and municipal trusteeships .....................................B927  N/A                      N/A M.2.a.
   b. Transfer agent, registrar, paying agent, and other corporate agency ......B929  N/A                          M.2.b.

                                                                                (Column A)       (Column B)
                                                                                Number of     Market Values of
                                                                                  Funds         Fund Assets
                                                                                ---------------------------------
                                                   Dollar Amounts in Thousands  RCFD        RCFD  Bil  Mil  Thou
-----------------------------------------------------------------------------------------------------------------
3. Collective investments funds and common trust funds:
   a. Domestic equity ..........................................................B931  N/A   B932              N/A M.3.a.
   b. International/Global equity ..............................................B933  N/A   B934              N/A M.3.b.
   c. Stock/Bond blend .........................................................B935  N/A   B936              N/A M.3.c.
   d. Taxable bond .............................................................B937  N/A   B938              N/A M.3.d.
   e. Municipal bond ...........................................................B939  N/A   B940              N/A M.3.e.
   f. Short term investments/Money market ......................................B941  N/A   B942              N/A M.3.f.
   g. Specialty/Other ..........................................................B943  N/A   B944              N/A M.3.g.
   h. Total collective investment funds (sum of Memorandum items 3.a through
      3.g) .....................................................................B945  N/A   B946              N/A M.3.h.


                                                                   (Column A)         (Column B)     (Column C)
                                                                  Gross Losses       Gross Losses    Recoveries
                                                                    Managed          Non-Managed
                                                                    Accounts           Accounts
                                                                  -----------------------------------------------
                                     Dollar Amounts in Thousands  RIAD  Mil  Thou  RIAD  Mil Thou  RIAD  Mil Thou
-----------------------------------------------------------------------------------------------------------------
4. Fiduciary settlements, surcharges, and other losses:
   a. Personal trust and agency accounts .........................B947        N/A  B948       N/A  B949       N/A M.4.a.
   b. Retirement related trust and agency accounts ...............B950        N/A  B951       N/A  B952       N/A M.4.b.
   c. Investment management agency accounts ......................B953        N/A  B954       N/A  B955       N/A M.4.c.
   d. Other fiduciary accounts and related services...............B956        N/A  B957       N/A  B958       N/A M.4.d.
   e. Total fiduciary settlements, surcharges, and other losses
      (sum of Memorandum items 4.a through 4.d) (sum of
      columns A and B minus column C must equal
      Schedule RC-T, item 21).....................................B959        N/A  B960       N/A  B961       N/A M.4.e.

      Person to whom questions about Schedule RC-T - Fiduciary and Related Services should be directed:

      N/A
      --------------------------------------------------------------------------
      Name and Title (TEXT B962)

      N/A
      --------------------------------------------------------------------------
      E-mail Address (TEXT B926)

      N/A                                  N/A
      ---------------------------------    -------------------------------------
      Telephone: Area code/phone           FAX: Area code/phone number
                 number/extension               (TEXT B964)
                (TEXT B963)

7/30/2001 - The Huntington National B - Certificate Number 06560     FFIEC 031
                                                                     Page RC-31
                                                                         41

              Optional Narrative Statement Concerning the Amounts
                Reported in the Reports of Condition and Income
                     at close of business on June 30, 2001
                                             -------------

The Huntington National B               Columbus      ,OH
----------------------------------      -------------- ---------
Legal Title of Bank                     City           State

The management of the reporting bank may, if it wishes, submit a brief narrative statement on the amounts reported in the Reports of Condition and Income. This optional statement will be made available to the public, along with the publicly available data in the Reports of Condition and Income, in response to any request for individual bank report data. However,the information reported in Schedule RC-T, items 12 through 23 and Memorandum item 4, is regarded as confidential and will not be released to the public. BANKS CHOOSING TO SUBMIT THE NARRATIVE STATEMENT SHOULD ENSURE THAT THE STATEMENT DOES NOT CONTAIN THE NAMES OR OTHER IDENTIFICATIONS OF INDIVIDUAL BANK CUSTOMERS, REFERENCES TO THE AMOUNTS REPORTED IN THE CONFIDENTIAL ITEMS IN SCHEDULE RC-T, OR ANY OTHER INFORMATION THAT THEY ARE NOT WILLING TO HAVE MADE PUBLIC OR THAT WOULD COMPROMISE THE PRIVACY OF THEIR CUSTOMERS. Banks choosing not to make a statement may check the "No comment" box below and should make no entries of any kind in the space provided for the narrative statement; i.e., DO NOT enter in this space such phrases as "No statement,""Not applicable,""N/A,""No comment," and "None."

The optional statement must be entered on this sheet. The statement should not exceed 100 words. Further, regardless of the number of words, the statement must not exceed 750 characters, including punctuation, indentation, and standard spacing between words and sentences. If any submission should exceed 750 characters, as defined, it will be truncated at 750 characters with no notice to the submitting bank and the truncated statement will appear as the bank's statement both on agency computerized records and in computer-file releases to the public.

All information furnished by the bank in the narrative statement must be accurate and not misleading. Appropriate efforts shall be taken by the submitting bank to ensure the statement's accuracy. The statement must be signed, in the space provided below, by a senior officer of the bank who thereby altests to its accuracy.

If, subsequent to the original submission, material changes are submitted for the data reported in the Reports of Condition and Income, the existing narrative statement will be deleted from the files, and from disclosure; the bank, at its option, may replace it with a statement, under signature, appropriate to the amended data.

The optional narrative statement will appear in agency records and in release to the public exactly as submitted (or amended as described in the preceding paragraph) by the management of the bank (except for the truncation of statements exceeding the 750-character limit described above). THE STATEMENT WILL NOT BE EDITED OR SCREENED IN ANY WAY BY THE SUPERVISORY AGENCIES FOR ACCURACY OR RELEVANCE. DISCLOSURE OF THE STATEMENT SHALL NOT SIGNIFY THAT ANY FEDERAL SUPERVISORY AGENCY HAS VERIFIED OR CONFIRMED THE ACCURACY OF THE INFORMATION CONTAINED THEREIN. A STATEMENT TO THIS EFFECT WILL APPEAR ON ANY PUBLIC RELEASE OF THE OPTIONAL STATEMENT SUBMITTED BY THE MANAGEMENT OF THE REPORTING BANK.

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BANK MANAGEMENT STATEMENT (Either enter text in the field below or skip and leave blank for "No comment"): (TEXT 6980)






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Signature of Executive Officer of Bank       Date of Signature

7/27/2001 - The Huntington National B - Certificate Number 06560

                    THIS PAGE IS TO BE COMPLETED BY ALL BANKS

--------------------------------                OMB No. For OCC: 1557-0081
    NAME AND ADDRESS OF BANK                    OMB NO. FOR FDIC: 3064-0052
                                          OMB No. for Federal Reserve: 7100-0036
--------------------------------                 Expiration Date: 3/31/2004
   The Huntington National B

--------------------------------                       SPECIAL REPORT
      41 South High Street                      (Dollar Amounts in Thousands)
                                            -----------------------------------
--------------------------------            CLOSE OF BUSINESS DATE
      Columbus, OH 43215                       June 30, 2001

                                            FDIC Certificate Number
                                            0  6  5  6  0

LOANS TO EXECUTIVE OFFICERS (Complete as of each Call Report Date)

The following information is required by Public Laws 90-44 and 102-242, but does not constitute a part of the Report of Condition. With each Report of Condition, these Laws require all banks to furnish a report of all loans or other extensions of credit to their executive officers made since the date of the previous Report of Condition. Data regarding individual loans or other extensions of credit are not required. If no such loans or other extensions of credit were made during the period, insert "none" against subitem (a). (Exclude the first $15,000 of indebtedness of each executive officer under bank credit card plan.) See Sections 215.2 and 215.3 of Title 12 of the Code of Federal Regulations (Federal Reserve Board Regulation O) for the definitions of "executive officer" and "extension of credit," respectively. Exclude loans and other extensions of credit to directors and principal shareholders who are not executive officers.

a. Number of loans made to executive officers since the previous
   Call Report date..............................................  RCFD 3561 0a.

b. Total dollar amount of above loans (in thousands of dollars)..  RCFD 3562 0b.

c. Range of interest charged on above loans
   (example: 9 3/4% = 9.75).............. RCFD 7701  0.00% to RCFD 7702 0.00% c.

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SIGNATURE AND TITLE OF OFFICER AUTHORIZED TO SIGN REPORT            DATE
                                                             (Month, Day, Year)
/s/ John D. Van Fleet                                          July 30, 2001
--------------------------                                  --------------------

FDIC 8040/53 (3-01)